February 23, 2012

FREE WRITING PROSPECTUS

COLLATERAL TERM SHEET

COMM 2012-LC4

Deutsche Mortgage & Asset Receiving Corporation
Depositor

German American Capital Corporation
Ladder Capital Finance LLC
Guggenheim Life and Annuity Company, LLC
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities

 Sole Bookrunner and Lead Manager

Ladder Capital Securities	Guggenheim Securities

Co-Managers

The Information contained herein (the "Information") is preliminary and subject to change.  The information will be superseded by similar information delivered to you as part of the offering document relating to the Commercial Mortgage Pass-Through Certificates, Series COMM 2012-LC4 (the "Offering Document").  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the Information is subject to the same limitations and qualifications contained in the Offering Document.  The Information does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The Information contained herein will be more fully described elsewhere in the Offering Document.  The Information should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. The privately offered securities described in the Offering Document as to which the Information relates have not been and will not be registered under the United States Securities Act of 1933, as amended. This material should be not construed as an effort to sell or the solicitation of any offer to buy any security in any jurisdiction where such offer of solicitation would be illegal. For investor in publicly offered securities as to which the Information relates: The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to prospectus@cpdg@db.com.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.93x 13.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Mayflower Realty LLC
Borrower:	Mayflower Square One, LLC
Original Balance:	$100,000,000
Cut-off Date Balance:	$99,779,556
% by Initial UPB:	[10.1]%
Interest Rate:	5.4730%
Payment Date:	6th of each month
First Payment Date:	February 6, 2012
Maturity Date:	January 6, 2022
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.(2):	$184
Balloon Balance / Sq. Ft.(2):	$154
Cut-off Date LTV:	49.6%
Balloon LTV:	41.5%
Underwritten NOI DSCR:	1.93x
Underwritten NCF DSCR:	1.84x
Underwritten NOI Debt Yield:	13.2%
Underwritten NCF Debt Yield:	12.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Regional Mall
Collateral:	Fee Simple
Location:	Saugus, MA
Year Built / Renovated:	1959 / 1994, 2001
Total Sq. Ft.:	928,667
Total Collateral Sq. Ft.(3):	541,128
Property Management:	Simon Management Associates, LLC
Underwritten NOI:	$13,141,569
Underwritten NCF:	$12,519,255
Appraised Value:	$201,000,000
Appraisal Date:	November 11, 2011

Historical NOI
TTM NOI:	$14,209,439 (T-12 October 31, 2011)
2010 NOI:	$14,172,910 (December 31, 2010)
2009 NOI:	$15,021,283 (December 31, 2009)
2008 NOI:	$15,215,979 (December 31, 2008)
2007 NOI:	NAV
2006 NOI:	NAV

Historical Occupancy(4)
Current Occupancy:	90.0% (December 1, 2011)
2010 Occupancy:	93.6% (December 31, 2010)
2009 Occupancy:	97.2% (December 31, 2009)
2008 Occupancy:	93.5% (December 31, 2008)
2007 Occupancy:	NAV
2006 Occupancy:	NAV

Historical Annual Rent PSF(5)
Current Rent PSF:	$27.66 (October 31, 2011)
2010 Rent PSF:	$xx.xx (December 31, 2010)
2009 Rent PSF:	$xx.xx (December 31, 2009)
2008 Rent PSF:	$xx.xx (December 31, 2008)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on the Total Collateral Sq. Ft. of 541,128.
(3)	Excludes Sears (210,427 sq. ft.) and Macy’s (177,112 sq. ft.), which are not part of the collateral.
(4)
Current Occupancy does not include non-collateral anchor space. Historical occupancy percentages include the non-collateral anchor space. Including the non-collateral anchor space, Current Occupancy would be 94.2%.

(5)	Historical Rent PSF shown in the table above is based on historical operating statements and occupancy rates provided by the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.93x 13.2%

Anchor and Major Tenant Summary
Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Dick’s Clothing & Sporting Goods	NR/NR/NR	68,500	12.7%	1/31/2023	$10,279	$150	15.0%
Best Buy (3)	BBB-/Baa2/BBB-	60,000	11.1%	2/28/2013	NAP	NAP	NAP
T.J. Maxx & More	NR/A3/A	58,075	10.7%	1/31/2014	$11,824	$204	12.3%
Subtotal		186,575	34.5%		$22,103	$175	13.5%

Non-Collateral Anchors
Sears	NR/NR/CCC+	210,427	NAP	NAP	NAP	NAP	NAP
Macy’s	NR/Baa3/BBB-	177,112	NAP	NAP	NAP	NAP	NAP
Subtotal		387,539

Major In-Line Tenants
Old Navy	BBB-/Baa3/BB+	18,800	3.5%	5/31/2021	$3,925	$209	11.5%
Gap(4)	BBB-/Baa3/BB+	11,977	2.2%	MTM	$1,678	$140	22.8%
Express	BB+/Ba2/BB+	8,529	1.6%	1/31/2021	$3,406	$399	13.7%
American Eagle Outfitters	NR/NR/NR	8,359	1.5%	1/31/2021	$1,940	$232	27.1%
New York & Company	NR/NR/NR	7,432	1.4%	1/31/2016	$2,005	$270	23.7%
Subtotal		55,097	10.2%		$12,954	$235	17.7%

Remaining Tenants
Other In-line		203,514	37.6%		$62,023	$328	18.7%
Temporary		32,022	5.9%		NAP	NAP	NAP
Food Court		8,405	1.6%		$5,236	$699	23.4%
Kiosk		1,294	0.2%		$1,939	$1,498	33.4%
Subtotal		245,235	45.3%

Total Occupied Collateral		486,907	90.0%

Vacant		54,221	10.0%
Total/(5)		541,128	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of December 31, 2011 and only include tenants reporting sales.
(3)	Blast Fitness subleases 21,668 sq. ft. of the Best Buy space.
(4)	Gap’s current lease expired at the end of January 2012. A one-year lease extension is out for signature. Gap is open and currently paying rent.
(5)	Does not include non-collateral anchor tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.93x 13.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent
Temp Tenants(2)	13	32,022	5.9%	32,022	5.9%	$0.00	0.0%	0.0%
MTM	5	31,271	5.8%	63,293	11.7%	$26.61	6.6%	6.6%
2012	10	8,831	1.6%	72,124	13.3%	$82.47	5.8%	12.4%
2013	13	89,610	16.6%	161,734	29.9%	$16.40	11.7%	24.1%
2014	19	88,768	16.4%	250,502	46.3%	$28.60	20.2%	44.3%
2015	11	35,330	6.5%	285,832	52.8%	$40.77	11.4%	55.7%
2016	10	24,574	4.5%	310,406	57.4%	$42.05	8.2%	63.9%
2017	6	30,165	5.6%	340,571	62.9%	$31.12	7.5%	71.4%
2018	7	12,759	2.4%	353,330	65.3%	$39.53	4.0%	75.4%
2019	1	2,176	0.4%	355,506	65.7%	$40.84	0.7%	76.1%
2020	3	4,332	0.8%	359,838	66.5%	$34.52	1.2%	77.3%
2021	11	56,485	10.4%	416,323	76.9%	$25.35	11.4%	88.7%
2022	1	2,084	0.4%	418,407	77.3%	$35.00	0.6%	89.2%
Thereafter	1	68,500	12.74%	486,907	90.0%	$19.75	10.8%	100.0%
Vacant	NAP	54,221	10.0%	541,128	100.0%	NAP	NAP
Total / Wtd. Avg.	111	541,128	100.0%			$27.66	100.0%

(1)	Excludes non-collateral anchor tenants, Sears and Macy’s.
(2)	Temp Tenants represent tenants with leases of less than a year.
(3)	Total / Wtd. Avg. Annual U/W Base Rent Per Sq. Ft. and % U/W Base Rent Rolling excludes Temp Tenant space.

The Loan. The Square One Mall loan (the “Square One Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 541,128 square foot regional mall located at 1201 Broadway in Saugus, Massachusetts (the “Square One Mall Property”) with an original principal balance of $100.0 million. The Square One Mall Loan has a 10-year term and amortizes on a 30-year schedule. The Square One Mall Loan accrues interest at a fixed rate equal to 5.4730% and has a cut-off date balance of approximately $99.8 million. Proceeds were used to retire existing debt of approximately $83.3 million, resulting in a cash-out of $15.6 million. Based on the appraised value of $201.0 million as of November 11, 2011, the cut-off date LTV is 49.6% and the remaining implied equity is $101.0 million. The most recent prior financing of the Square One Mall Property was included in the LBUBS 2002-C2 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$100,000,000	100.0%	Loan Payoff	$83,337,494	83.3%
			Closing Costs	1,052,394	1.1%
			Cash Out	15,610,112	15.6%
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

The Borrower / Sponsor.    The borrower, Mayflower Square One, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Mayflower Realty LLC, solely with respect to its assets that secure its Series B shares. Mayflower Realty LLC is a joint venture between Simon Property Group, L.P., The Canada Pension Plan Investment Board and Teachers Insurance and Annuity Association of America.

Simon Property Group, L.P. (“SPG”), rated A-/Baa1/A- by Fitch/Moody’s/S&P, is an S&P 500 company, and one of the largest real estate companies in the United States, owning or having an interest in 391 retail properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. On October 5, 2011, the company entered into a new, unsecured revolving credit facility that increased the company’s borrowing capacity by $4.0 billion and matures in 2015, and in November 2011, SPG issued $1.2 billion of investment grade debt, rated A- with a “stable” outlook by both Fitch and S&P.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.93x 13.2%

Canadian Pension Plan (“CPP”) Fund is a contributory, earnings-related insurance program, forming one of the two major components of Canada’s public retirement income system. As of September 30, 2011, the Net Asset Value (CAN) was $152.3 billion, with approximately $13.9 billion invested in real estate.

Teachers Insurance and Annuity Association of America (“TIAA”) is a Fortune 100 financial services organization that is the leading retirement provider for people who work in the academic, research, medical and cultural fields. TIAA made its first real estate investments in 1947 and today is one of the largest commercial real estate owners in the nation. TIAA has more than 400 real estate investments in the United States and Europe with an equity investment of approximately $15 billion. More than half of TIAA’s real estate holdings belong to the TIAA Real Estate Account, which was created in 1995 to allow retirement savers to invest directly in a broadly diversified portfolio of income-producing real estate properties. TIAA serves 3.7 million active and retired employees participating at more than 15,000 institutions and has $440.7 billion in combined assets under management as of September 30, 2011.

The Property. The Square One Mall Property is a two-story, enclosed super-regional shopping center totaling 928,667 square feet, of which 541,128 square feet is collateral for the Square One Mall Loan.  Located in Saugus, Massachusetts, the Square One Mall Property was originally constructed in 1959, renovated in 1994 and expanded in 2001. The sponsor purchased the Square One Mall Property in 1998 for an undisclosed price. As of year-end 2011, reporting in-line tenants had trailing-12 month sales of $307 PSF and an occupancy cost of 17.6%. As of December 1, 2011, the Square One Mall Property is 90.0% occupied not including non-collateral anchor tenants and 94.2% occupied including non-collateral anchor tenants. Occupancy at the Square One Mall Property has averaged 94.6% (including non-collateral anchors) since 2008.

The Square One Mall Property is anchored by Sears, Macy’s, Dick’s Clothing & Sporting Goods, Best Buy and T.J. Maxx & More. Sears (210,427 sq. ft.) and Macy’s (177,112 sq. ft.) own their stores and are not collateral for the Square One Mall Loan. Dick’s Clothing & Sporting Goods and T.J. Maxx & More are the only anchors that report sales; Dick’s Clothing & Sporting Goods reported year-end 2011 sales of $150 PSF and an occupancy cost of 15.0%, while T.J. Maxx & More reported sales of $204 PSF and an occupancy cost of 12.3%. In addition, the Square One Mall Property is occupied by a diverse roster of national tenants including Old Navy, The Gap/Gap Kids, H&M, Express, American Eagle Outfitters, Victoria’s Secret, Hollister Co. and Aeropostale.

Historical Sales PSF(1)(2)
	2007	2008	2009	2010	2011
Dick’s Clothing & Sporting Goods	$108	$147	$136	$146	$150
T.J. Maxx & More	$193	$199	$202	$203	$204

In-Line Tenants	$360	$357	$319	$287	$307

(1)	Historical Sales PSF are based on historical operating statements provided by the borrower.
(2)	Approximately 92% of in-line tenants report sales.

Environmental Matters. The Phase I environmental report dated November 17, 2011 recommended the continued implementation of an Asbestos Operations and Maintenance Plan at the Square One Mall Property, which is already in place.

The Market.   The Square One Mall Property is located on the west side of Route 1 in the southwestern portion of Saugus, Massachusetts, about 10 miles north of downtown Boston. U.S. Route 1 is a multi-lane state highway that links the local area with the center of Boston and most of the North Shore communities. According to the appraisal, within a three-mile radius of the Square One Mall Property, the 2010 population was 122,726, increasing to 416,419 people at five miles, and over one million people within 10 miles. The average household income was $78,025 within three miles of the site.

The Square One Mall Property is part of the Route 128 North Submarket, which accounts for 30.9 million square feet of total retail space. Per the CoStar Q4 2011 report, the Route 128 North retail market has a vacancy rate of 4.3% and the quoted net rate is $18.72 PSF. Malls located in the Route 128 North Submarket total 5.7 million square feet of space, representing approximately 19% of total mall space in the Boston retail market. The Square One Mall Property competes directly with four other mall properties located within 14 miles. The four mall properties are considered super regional malls, with an average size of 1.1 million square feet and average occupancy of 94.5%. Northshore Mall and Burlington Mall are also owned by Simon Property Group. The competitive set is detailed in the following chart:

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1201 Broadway Saugus, MA 01906	Collateral Asset Summary Square One Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$99,779,556 49.6% 1.93x 13.2%

Competitive Set(1)
	Square One Mall Property(2)	Northshore Mall	Burlington Mall	CambridgeSide Galleria	Liberty Tree Mall
Distance from Subject	NAP	10 miles North	14 miles West	9 miles South	11 miles North
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built / Renovated	1959 / 1994	1958 / 1993	1968 / 1996	1991 / NAP	1972 / 1996
Total Occupancy	94.2%	94.0%	97.0%	96.0%	91.0%
Size (Sq. Ft.)	928,667	1,579,820	1,317,061	636,847	859,087
Anchors / Major Tenants	Sears Macy’s Dick’s Clothing & Sporting Goods Best Buy T.J. Maxx & More	Macy's JCPenney Macy's Men & Furniture Nordstrom Sears	Macy's Lord & Taylor Sears Crate & Barrel Nordstrom	Best Buy H&M Macy's Macy's Home Sears	Best Buy Kohl's Marshalls Nordstrom Rack Target Stop & Shop

(1)	Source: Appraisal
(2)	Includes non-collateral anchor tenants Sears and Macy’s.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$13,643,864	$13,680,131	$13,523,162	$13,938,060	$25.76
Value of Vacant Space	0	0	0	818,535	1.51
Gross Potential Rent	$13,643,864	$13,680,131	$13,523,162	$14,756,595	$27.27
Total Recoveries	8,847,648	7,866,668	8,278,893	7,409,608	13.69
Total Other Income	895,129	926,087	883,310	824,960	1.52
Less: Vacancy(2)	256,376	(110,199)	(140,052)	(1,757,983)	(3.25)
Effective Gross Income	$23,643,017	$22,362,687	$22,545,313	$21,233,180	$39.24
Total Operating Expenses	8,621,734	8,189,777	8,335,874	8,091,611	14.95
Net Operating Income	$15,021,283	$14,172,910	$14,209,439	$13,141,569	$24.29
TI/LC	0	0	0	439,808	0.81
Capital Expenditures	0	0	0	182,506	0.34
Net Cash Flow	$15,021,283	$14,172,910	$14,209,439	$12,519,255	$23.14

(1)	U/W Base Rent includes $149,024 in contractual step rent through November 2012.
(2)	Underwritten vacancy of 7.6% of gross income.

Property Management.    The Square One Mall Property is managed by Simon Management Associates, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Square One Mall Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) a bankruptcy action by the manager, or (iii) if the debt service coverage ratio for the trailing four calendar quarters is less than 1.10x for two consecutive quarters, as calculated on the last day of the calendar quarter.

Initial Reserves.    None.

Ongoing Reserves.   The Square One Loan provides for springing reserves as follows: if (i) the DSCR falls below 1.30x for two consecutive calendar quarters, (ii) there is an event of default, or (iii) there is a bankruptcy action by the manager, then the borrower will be required to make monthly deposits of (i) 1/12 of the annual tax premium into a tax reserve account, (ii) 1/12 of the annual insurance premium into an insurance reserve account; however monthly insurance deposits will not be required so long as (a) an acceptable blanket policy is in place and (b) the insurance premiums for the subsequent 12 months have been paid, (iii) $9,019 into a capital expenditure account, subject to a cap of $216,452 and (iv) $44,167 into a TI/LC reserve account, subject to a cap of $1,060,000.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.34x 21.5%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	The Related Companies, L.P. (“Related”); OTR, an Ohio general partnership acting as the duly designated nominee of the Board of the State Teachers Retirement System of Ohio (“STRSO”)
Borrower:	Union Square Retail Lessee, LLC
Original Balance:	$75,000,000
Cut-off Date Balance:	$75,000,000
% by Initial UPB:	7.6%
Interest Rate:	4.8800%
Payment Date:	6th of each month
First Payment Date:	October 6, 2011
Maturity Date:	September 6, 2021
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(30), D(86), O(4)
Lockbox / Cash Management(1):	None

Reserves
	Initial	Monthly
None	NAP	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$318
Balloon Balance / Sq. Ft.:	$318
Cut-off Date LTV:	24.2%
Balloon LTV:	24.2%
Underwritten NOI DSCR:	4.34x
Underwritten NCF DSCR:	4.12x
Underwritten NOI Debt Yield:	21.5%
Underwritten NCF Debt Yield:	20.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Leasehold
Location:	New York, NY
Year Built / Renovated:	1999 / NAP
Total Sq. Ft.:	236,215
Property Management:	Related Management Company, L.P.
Underwritten NOI:	$16,090,296
Underwritten NCF:	$15,293,527
Appraised Value:	$310,000,000
Appraisal Date:	January 4, 2012

Historical NOI
2011 NOI:	$18,885,516 (YTD November 30, 2011 Ann.)
2010 NOI:	$9,205,430 (December 31, 2010)
2009 NOI:	$3,334,520 (December 31, 2009)
2008 NOI:	$6,285,738 (December 31, 2008)

Historical Occupancy
Current Occupancy:	100.0% (November 30, 2011)
2010 Occupancy:	88.2% (December 31, 2010)
2009 Occupancy:	73.1% (December 31, 2009)
2008 Occupancy:	100.0% (December 31, 2008)
(1)	See “Lockbox / Cash Management” herein.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Regal Cinemas	B+/B3/B+	118,779	50.3%	$42.24	23.2%	4/30/2023
Best Buy(2)	BBB-/Baa2/BBB-	46,088	19.5%	$74.00	15.8%	1/31/2025
Nordstrom Rack(2)	A-/Baa1/A-	32,136	13.6%	$124.47	18.5%	5/31/2020
Duane Reade(2)	NR/A2/A	13,947	5.9%	$238.40	15.4%	9/30/2030
Citibank, N.A. (2)	A/A3/A-	9,755	4.1%	$500.00	22.6%	3/31/2020
Total Major Tenants		220,705	93.4%	$93.48	95.5%
Remaining Tenants		15,510	6.6%	$62.46	4.5%
Total Occupied Collateral		236,215	100.0%	$91.44	100.0%
Vacant		0	0.0%
Total		236,215	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease
(2)	Tenant listed is a sub-subtenant. See “The Property” herein.

No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will only be offered pursuant to a definitive Offering Circular, and prospective investors who consider purchasing any such securities should make their investment decisions based only upon the information provided therein and consultation with their own advisors.  Information contained in this material is current as of the date appearing on this material only. All information in this Term Sheet, whether regarding the securities or the mortgage assets backing the securities discussed herein, will be superseded by the information contained in the final Offering Circular for any securities actually sold.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.34x 21.5%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	1	9,091	3.8%	9,091	3.8%	$46.66	2.0%	2.0%
2018	0	0	0.0%	9,091	3.8%	$0.00	0.0%	2.0%
2019	0	0	0.0%	9,091	3.8%	$0.00	0.0%	2.0%
2020	3	48,310	20.5%	57,401	24.3%	$195.03	43.6%	45.6%
2021	0	0	0.0%	57,401	24.3%	$0.0	0.0%	45.6%
2022	0	0	0.0%	57,401	24.3%	$0.0	0.0%	45.6%
Thereafter	3	178,814	75.7%	236,215	100.0%	$65.73	54.4%	100.0%
Vacant	NAP	0	0.0%	236,215	100.0%	NAP	NAP
Total / Wtd. Avg.	7	236,215	100.0%			$91.44	100.0%

The Loan.    The Union Square Retail loan (the “Union Square Retail Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in the 236,215 square foot Class A, anchored retail located at One Union Square South in New York, New York (the “ Union Square Retail Property”) with an original principal balance of $75.0 million. The Union Square Retail Loan has a 10-year term and is interest-only throughout the term. The Union Square Retail Loan accrues interest at a fixed rate equal to 4.8800% and has a Cut-off Date balance of $75.0 million. Loan proceeds were used to pay off a prior mezzanine loan secured by the borrower’s equity interest in the Union Square Retail Property for approximately $32.8 million, giving the borrower a cash-out of $39.4 million. Based on the appraised value of $310.0 million as of January 4, 2012 the Cut-off Date LTV is 24.2% and the remaining implied equity is $235.0 million.  The most recent prior financing of the Union Square Retail Property was not included in a securitization.

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$75,000,000	100%	Loan Payoff	$32,754,946	43.7%
			Borrower Recapitalization	$39,357,952	52.5%
			Closing Costs	$2,887,102	3.8%
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

The Borrower / Sponsors.    The borrower, Union Square Retail Lessee, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower are The Related Companies, L.P. and OTR, an Ohio general partnership acting as the duly designated nominee of the Board of the State Teachers Retirement System of Ohio (“STRSO”) and the nonrecourse carve-out guarantor is The Related Companies, L.P. (“Related”).  Related owns and operates a premier portfolio of high quality assets with an estimated value over $12 billion, consisting of a diversified mix of real estate properties. Related’s operating portfolio includes 19 luxury rental buildings with approximately 4,700 units, 18 retail assets totaling more than 3.5 million square feet, and approximately 13,000 affordable housing apartments located throughout the United States. Their operating assets also include over 5 million square feet of office and trade show space.  Related developed a majority of their operating properties and maintains management responsibilities for a majority of the assets.

No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will only be offered pursuant to a definitive Offering Circular, and prospective investors who consider purchasing any such securities should make their investment decisions based only upon the information provided therein and consultation with their own advisors.  Information contained in this material is current as of the date appearing on this material only. All information in this Term Sheet, whether regarding the securities or the mortgage assets backing the securities discussed herein, will be superseded by the information contained in the final Offering Circular for any securities actually sold.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.34x 21.5%

The Property. The Union Square Retail Property comprises a multi-level retail building totaling 236,215 square feet of net rentable area within four above grade levels and one below grade level, within the luxury mixed-use development located at One Union Square South. The entire One Union Square South mixed-use development is a 22-story building on a 48,223 square foot parcel of land, with a four-story retail component and an 18-story luxury residential component above.  The retail component, which serves as the collateral for the Union Square Retail Loan, contains a total gross building area of 431,677 square feet on a 48,223 square foot parcel of land. The entire mixed-use development contains 240 residential rental apartment units (208,961 square feet), and 236,215 square feet of retail space.  The Union Square Retail Property is leased by the Borrower pursuant to three subleases to (i) Regal Cinemas, (ii) Union Square Development Associates, LLC (“USDA”), a wholly-owned subsidiary of the Borrower and (iii) Union Square Development Associates II, LLC (“USDA II”), a wholly-owned subsidiary of the Borrower (the subleases to USDA and USDA II are, collectively, the “Affiliate Subleases”).  USDA sub-subleases its tenant space to Best Buy.  USDA II sub-subleases its tenant space to Nordstrom Rack, Duane Reade, Citibank N.A., Park South Imaging and Union Square Wines. The Union Square Retail Property is anchored by Regal Cinemas, Best Buy and Nordstrom Rack, which occupy 83.4% of the Union Square Retail Property. The site is ground leased through December 31, 2095 with no renewal options.

The Union Square Retail Property was constructed in 1999 and is a retail “air rights” development parcel established pursuant to a reciprocal easement and operating agreement with the owner of the luxury residential apartment tower above the Union Square Retail Property.  The residential tower is separately owned and managed by Related.  The ground floor of the Union Square Retail Property is comprised of an entrance for each of the seven tenants along with a lobby for the residential component of the building.

The Union Square Retail Property, which was originally owned 100% by STRSO, was developed in 1996 and leased by STRSO to its initial subtenants, Circuit City, Virgin Megastore, and United Artists Theaters.  In March 2008, STRSO sold a 49% interest in the ownership of the Union Square Retail Property to Related Union Square Retail Associates, LLC, an affiliate of Related (“Related Owner”).  USDA acquired the Circuit City sublease out of the Circuit City bankruptcy and USDA II acquired the Virgin Megastore sublease in connection with an acquisition of Virgin Megastore.

Environmental Matters. The Phase I environmental report dated February 1, 2012 recommended no further action at the property.

Major Tenants.

Regal Cinemas (118,779 sq. ft., 50.3% of NRA, 23.2% of U/W Base Rent)
Regal Cinemas, Inc. (successor-in-interest to United Artists Theatre Circuit, Inc.) is the tenant under the Regal Cinemas lease.  Regal Cinemas, Inc. is a wholly-owned subsidiary of Regal Entertainment Group (S&P/Moody’s/Fitch rated B+/B3/B+).  Regal Entertainment Group (NYSE: RGC), through its subsidiaries, operates a theatre circuit in the United States. It develops, acquires, and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets under Regal Cinemas, United Artists, and Edwards brand names. As of December 31, 2010, Regal Entertainment Group operated 6,698 screens in 539 theatres in 37 states and the District of Columbia. The company was founded in 2002 and is based in Knoxville, Tennessee.  The location reportedly represents the second-highest gross theater in the tenant’s chain.  Regal has been at the location since its original development.

Best Buy (46,088 sq. ft., 19.5% of NRA, 15.8% of U/W Base Rent)
Best Buy Co., Inc. (NYSE: BBY) (S&P/Moody’s/Fitch rated BBB-/Baa2/BBB-) operates as a retailer of consumer electronics, home office products, entertainment software, appliances, and related services. In addition, the company offers service contracts, warranties, repair, delivery, and computer-related services, as well as installation services for home theaters, and mobile audio and appliances. It operates its retail stores and call centers, as well as online retail operations under various brand names, such as Best Buy, The Carphone Warehouse, Five Star, Future Shop, Geek Squad, Magnolia Audio Video, Napster, Pacific Sales, The Phone House, and Speakeasy. Best Buy was formerly known as Sound of Music, Inc. and changed its name to Best Buy Co., Inc. in 1983.  Best Buy Co., Inc. was founded in 1966 and is headquartered in Richfield, Minnesota.  Best Buy began operations at the Union Square Retail Property in 2009, and replaced Circuit City, which vacated in 2009 upon the liquidation of the company.

Nordstrom Rack (32,136 sq. ft., 13.6% of NRA, 18.5% of U/W Base Rent)
Nordstrom, Inc. (NYSE: JWN) (S&P/Moody’s/Fitch rated A-/Baa1/A-) is a fashion specialty retailer, offering apparel, shoes, cosmetics, and accessories for women, men, and children in the United States. The company offers a selection of brand name and private label merchandise. It sells its products through various channels, including Nordstrom full-line stores, Nordstrom Rack off-price stores, Last Chance clearance stores, and Jeffrey boutiques; and through catalog and the Internet. Nordstrom, Inc. also provides a private label card, two Nordstrom VISA credit cards, and a debit card for Nordstrom purchases. Its credit and debit cards feature a shopping-based loyalty program. The company also designs and contracts to manufacture private label merchandise sold in its retail stores. As of March 19, 2010, it had 187 retail stores located in 28 states.  The company was founded in 1901 and is based in Seattle, Washington.

No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will only be offered pursuant to a definitive Offering Circular, and prospective investors who consider purchasing any such securities should make their investment decisions based only upon the information provided therein and consultation with their own advisors.  Information contained in this material is current as of the date appearing on this material only. All information in this Term Sheet, whether regarding the securities or the mortgage assets backing the securities discussed herein, will be superseded by the information contained in the final Offering Circular for any securities actually sold.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.34x 21.5%

Nordstrom Rack opened at the property in 2009, replacing a portion of the space vacated by the Virgin Megastore previously at the Union Square Retail Property.

The Market.  The Union Square Retail Property is located along the south side of Union Square Park in Union Square, a destination location in downtown Manhattan.  Union Square is located at one of New York City’s largest transportation hubs, with seven subway lines stopping at the location.  The Union Square subway station boasts 35.5 million people passing through every year, and the area is one of the most convenient destinations in Manhattan attracting residents, tourists, and businesses alike.  The Union Square area further benefits from its proximity to NYU, creating a strong, stable demand for the property’s retail tenancy.

Competitive Set(1)
Name	10 Union Square East	156 Fifth Avenue	541 Broadway	110 Fifth Avenue	530 Fifth Avenue	38 E. 14th Street
Distance from Subject	0.1 miles	0.5 miles	1.0 miles	0.3 miles	1.7 miles	0.1 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Total Occupancy	100%	100%	100%	100%	100%	100%
Size (Sq. Ft.)	4,556 SF	9,000 SF	4,800 SF	12,300 SF	11,100 SF	4,000 SF
Tenant	Panera Bread	Nike	Lacoste	Joe Fresh	Chase Bank	Bank of America

(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	YTD 11/30/2011 (Annualized)	U/W	U/W PSF
Base Rent(1)	$8,374,149	$13,994,963	$21,946,605	$22,587,984	$95.62
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$8,374,149	$13,994,963	$21,946,605	$22,587,984	$95.62
Total Recoveries	3,338,748	3,706,990	3,757,727	3,782,263	16.01
Total Other Income	0	56,042	6,479	6,479	0.03
Less: Vacancy(2)	0	0	0	(1,318,512)	(5.58)
Effective Gross Income	$11,712,897	$17,757,995	$25,706,810	$25,058,213	$106.08
Total Operating Expenses	8,378,377	8,552,565	6,821,294	8,967,917	37.97
Net Operating Income	$3,334,520	$9,205,430	$18,885,516	$16,090,296	$68.12
TI/LC	0	0	0	749,526	3.17
Capital Expenditures	0	0	0	47,243	0.20
Net Cash Flow	$3,334,520	$9,205,430	$18,885,516	$15,293,527	$64.74

(1)	U/W Base Rent includes $65,845 in contractual step rent through August 2012 and $988,662 in straight-line rent over the term of the loan for investment grade tenants.
(2)	U/W vacancy of 5.0% of gross income.

Property Management.    The Union Square Retail Property is managed by Related Management Company, L.P., an affiliate of the sponsor.

Lockbox / Cash Management. The Union Square Retail Loan is structured with no initial lockbox or cash management at the tenant level.  Any sums that are distributable by the Borrower to the Related Owner are paid into an account controlled by STRSO (the “STRSO Account”) and then transferred to an account controlled by the lender and, provided no Event of Default exists under the Union Square Retail Loan, are transferred to Related Owner.  Following the occurrence of an Event of Default, all such sums are transferred to an account of the lender, to be applied as determined by the lender.

In the event that STRSO no longer controls the STRSO Account or in the event that STRSO no longer controls the Borrower, the Borrower is required to establish a lockbox account controlled by the lender (the “Springing Lockbox”).  Borrower shall cause all subtenants to deposit their rent payable to the Borrower into the Springing Lockbox and shall require all subtenants to deposit any sub-subrent payable to the subtenants (which is not already payable to the Borrower) into the Springing Lockbox.  All sums deposited into the Springing Lockbox shall be applied by Lender to the payment of ground rent, debt service payments and operating expenses, with any excess sums distributed to the Borrower provided no Event of Default exists.

No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will only be offered pursuant to a definitive Offering Circular, and prospective investors who consider purchasing any such securities should make their investment decisions based only upon the information provided therein and consultation with their own advisors.  Information contained in this material is current as of the date appearing on this material only. All information in this Term Sheet, whether regarding the securities or the mortgage assets backing the securities discussed herein, will be superseded by the information contained in the final Offering Circular for any securities actually sold.

One Union Square South New York, NY 10003	Collateral Asset Summary Union Square Retail	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$75,000,000 24.2% 4.34x 21.5%

Initial Reserves.    None.

Ongoing Reserves.    None.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease.    The Union Square Retail Property is subject to a ground lease through December 31, 2095 (the “Ground Lease”).  The Ground Lease was executed on December 13, 1996 between First Sterling Corporation and West Realty Co., LLC as landlord and STRSO, as tenant.  STRSO assigned its leasehold interest to Union Square Retail Trust, the borrower, on February 29, 2008 (the borrower converted from a trust to a limited liability company and changed its name prior to the closing of the Union Square Retail Loan).  The Ground Lease carried an initial base rent of $2,500,000 per annum.  The Ground Lease includes rent steps every five years of 12%, with rent revaluations every 25 years.  The current base rent under the Ground lease is $3,136,000.  The next base rent step occurs on July 1, 2013, to a rate of $3,512,320 per annum.

There is currently ongoing litigation pertaining to the ground lease, which litigation was filed in 2010 by the ground landlords thereunder against the Borrower, Related, STRSO, USDA and USDA II.  The litigation alleges improprieties in the Affiliate Subleases and in certain of the sub-subleases, including allegations of violations of use restrictions by certain sub-subtenants.  The litigation makes claims for increase in the ground rent payable by the Borrower (and reimbursement for additional historical ground rent payments).  See “Risk Factors – Risks Related to the Mortgage Loans - Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” for additional information.

No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will only be offered pursuant to a definitive Offering Circular, and prospective investors who consider purchasing any such securities should make their investment decisions based only upon the information provided therein and consultation with their own advisors.  Information contained in this material is current as of the date appearing on this material only. All information in this Term Sheet, whether regarding the securities or the mortgage assets backing the securities discussed herein, will be superseded by the information contained in the final Offering Circular for any securities actually sold.

Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.69x 12.0%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Acquisition
Sponsor:	Community Reinvestment Partners II LP
Borrowers:	CRP II – Juncos, LLC; CRP II – Los Prados, LLC; CRP II – Manati, LLC; CRP II – University, LLC
Original Balance:	$57,750,000
Cut-off Date Balance:	$57,750,000
% by Initial UPB:	5.8%
Interest Rate:	5.8500%
Payment Date:	6th of each month
First Payment Date:	April 6, 2012
Maturity Date:	March 6, 2022
Amortization:	360 months
Additional Debt(1):	Mezzanine
Call Protection(2):	L(24), D(93), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$128,080	$42,693
Insurance:	$0	Springing
Replacement:	$0	$13,862
TI/LC:	$0	$19,407
Tank Permit Reserve:	$69,375	$0
Required Repairs:	$121,141	NAP

Financial Information
	Mortgage Loan	Total Debt(4)
Cut-off Date Balance / Sq. Ft.:	$104	$131
Balloon Balance / Sq. Ft.:	$88	$115
Cut-off Date LTV:	67.6%	85.2%
Balloon LTV:	57.1%	74.7%
Underwritten NOI DSCR:	1.69x	1.20x
Underwritten NCF DSCR:	1.59x	1.13x
Underwritten NOI Debt Yield:	12.0%	9.5%
Underwritten NCF Debt Yield:	11.3%	9.0%

Property Information
Single Asset / Portfolio:	Portfolio
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Various, Puerto Rico
Year Built / Renovated:	1999-2008 / NAP
Total Sq. Ft.:	554,490
Property Management:	The Sembler Company of Puerto Rico, Inc.
Underwritten NOI:	$6,922,251
Underwritten NCF:	$6,514,823
Appraised Value:	$85,400,000
Appraisal Dates:	November 21-22, 2011

Historical NOI(5)
TTM NOI:	$6,478,922 (T-12 October 31, 2011)
2010 NOI:	$6,148,240 (December 31, 2010)
2009 NOI:	$6,489,963 (December 31, 2009)
2008 NOI:	$6,751,118 (December 31, 2008)

Historical Occupancy
Current Occupancy:	88.5% (January 5, 2012)
2011 Occupancy:	87.2% (October 31, 2011)
2010 Occupancy:	87.4% (December 31, 2010)
2009 Occupancy:	90.3% (December 31, 2009)
(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)	See “Partial Release” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan currently has an interest rate of 11.0%.
(5)
The Walgreens building at the Plaza Los Prados property was recently constructed and opened and commenced paying rent in May 2011.  Walgreens pays underwritten total rent of $680,366.  The rental income from Walgreens is not included in the 2008, 2009, 2010 or TTM NOI.  Including the rental income from Walgreens, the 2008, 2009, 2010 and TTM NOI are $7,431,484, $7,170,329, $6,828,606, and $7,159,288, respectively.

Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy
Juncos Plaza	Juncos, PR	208,080	1999 / NAP	$14,250,000	$23,000,000	76.3%
Plaza Los Prados	Caguas, PR	163,532	2008 / NAP	22,700,000	32,600,000	94.5%
Manati Centro Plaza	Manati, PR	117,872	2001 / NAP	13,800,000	20,300,000	95.3%
University Plaza	Mayaguez, PR	65,006	1999 / NAP	7,000,000	9,500,000	100.0%
Total / Wtd. Average:		554,490		$57,750,000	$85,400,000	88.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.69x 12.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Capri(2)	NR/NR/NR	90,903	16.4%	$10.96	13.2%	Various
PITUSA (Todo a Peso)	NR/NR/NR	35,000	6.3%	$7.87	3.6%	12/31/2019
Selectos	NR/NR/NR	32,081	5.8%	$8.00	3.4%	3/31/2027
Supermercado Amigo	AA/Aa2/AA	30,046	5.4%	$7.00	2.8%	11/30/2018
Marshall’s	NR/A3/A	29,500	5.3%	$13.50	5.3%	1/31/2017
Gatsby(3)	NR/NR/NR	27,760	5.0%	$15.48	5.7%	Various
Total Major Tenants		245,290	44.2%	$10.46	33.9%
Remaining Tenants		245,304	44.3%	$20.41	66.1%
Total Occupied Collateral		490,594	88.5%	$15.44	100.0%
Vacant		63,896	11.5%
Total		554,490	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease

(2)	The Capri leases expire January 2015 (25,789 sq. ft.), October 2016 (30,000 sq. ft.) and July 2027 (35,114 sq. ft.)

(3)
The Gatsby lease at Manati Centro Plaza includes a termination option at either April 2013 or April 2014 with 180 days advance notice. Gatsby leases expire February 2015 (13,248 sq. ft.) and March 2017 (14,512 sq. ft.).

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	2,151	0.4%	2,151	0.4%	$23.13	0.7%	0.7%
2012	21	41,836	7.5%	43,987	7.9%	$22.49	12.4%	13.1%
2013	8	21,022	3.8%	65,009	11.7%	$19.27	5.3%	18.4%
2014	14	48,429	8.7%	113,438	20.5%	$14.14	9.0%	27.5%
2015	14	66,827	12.1%	180,265	32.5%	$15.69	13.8%	41.3%
2016	13	51,260	9.2%	231,525	41.8%	$15.44	10.5%	51.8%
2017	10	63,575	11.5%	295,100	53.2%	$16.73	14.0%	65.8%
2018	4	54,720	9.9%	349,820	63.1%	$8.48	6.1%	71.9%
2019	1	35,000	6.3%	384,820	69.4%	$7.87	3.6%	75.6%
2020	0	0	0.0%	384,820	69.4%	$0.00	0.0%	75.6%
2021	4	15,760	2.8%	400,580	72.2%	$23.89	5.0%	80.5%
2022	0	0	0.0%	400,580	72.2%	$0.00	0.0%	80.5%
Thereafter	5	90,014	16.2%	490,594	88.5%	$16.37	19.5%	100.0%
Vacant	NAP	63,896	11.5%	554,490	100.0%	NAP	NAP
Total / Wtd. Avg.	96	554,490	100.0%			$15.44	100.0%

The Loan.    The Puerto Rico Retail Portfolio loan (the “Puerto Rico Retail Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 554,490 sq. ft. anchored retail Puerto Rico Retail Portfolio properties located in Puerto Rico (the “Puerto Rico Retail Portfolio Properties”) with an original principal balance of $57.75 million. The Puerto Rico Retail Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The Puerto Rico Retail Portfolio Loan accrues interest at a fixed rate equal to 5.8500% and has a Cut-off Date balance of $57.75 million. The Puerto Rico Retail Portfolio Loan proceeds along with mezzanine debt of $15.00 million and $10.59 million of equity from the borrower were used to acquire the property for a total cost of approximately $83.34 million. Based on the appraised value of $85.40 million as of November 21 and 22, 2011, the Cut-off Date LTV of the Puerto Rico Portfolio Loan is 67.6%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.69x 12.0%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$57,750,000	69.3%	Purchase Price	$80,000,000	96.0%
Mezzanine Loan	15,000,000	18.0%	Escrow at Closing	318,596	0.4%
Borrower Equity	10,593,233	12.7%	Closing Costs	3,024,637	3.6%
Total Sources	$83,343,233	100.0%	Total Uses	$83,343,233	100.0%

The Borrower / Sponsor.    The borrowers, CRP II – Juncos, LLC, CRP II – Los Prados, LLC, CRP II – University, LLC, and CRP II Manati, LLC, are single purpose Delaware limited liability companies structured to be bankruptcy-remote, with two independent directors in their  organizational structure.  The sponsor of the borrowers and the nonrecourse carve-out guarantor is Community Reinvestment Partners II LP. Community Reinvestment Partners II LP (“CRP II”) is the second private equity fund launched by Forge Capital Partners, LLC to develop, redevelop and invest in retail shopping centers in Florida, Georgia, Alabama, South Carolina, North Carolina, and Puerto Rico.

As of September 30, 2011, CRP II held 21 properties, including 11 retail properties, five vacant land properties for development, two multifamily properties, one mixed use property, one student housing property, and one office property.  The properties were all acquired between 2008 and 2011.  The properties are all located in the southeastern US, primarily in Florida, with additional properties in Georgia and South Carolina.

The Properties:  The Puerto Rico Retail Portfolio Properties consist of the borrowers’ fee interests in four retail properties totaling 554,490 sq. ft. of space in Puerto Rico.

Juncos Plaza
Juncos Plaza is a 208,080 sq. ft., grocery-anchored shopping center built in 1999 and located in the Municipality of Juncos, with a 2009 estimated population of 121,296 population within a five-mile radius It is located approximately 11 miles east of Caguas and approximately 24 miles south of San Juan (Largest municipality in Puerto Rico).   The Juncos Plaza property is located directly across PR-31 from Amgen’s Puerto Rico manufacturing facility.  Amgen has been located in Juncos for over a decade, and is a multi-million SF facility. Amgen recently completed an expansion, constructing an additional 500,000 SF to create a state-of-the-art biotechnology facility for bulk manufacturing.  The Juncos Plaza property is anchored by Supermercado Amigo (subsidiary of Walmart, 2010 sales of $440 PSF, 2.0% occupancy cost).  The Juncos Plaza property is currently 76.3% leased, with the majority of the vacancy attributed to a 30,680 SF vacant anchor space currently being marketed for lease.  Other major tenants at the Juncos Plaza property include Capri (T-12 sales of $242 PSF, 5.3% occupancy cost), and National Lumber & Hardware.

Plaza Los Prados
Plaza Los Prados is a 163,532 sq. ft., anchored shopping center built in 2008 and located in the Municipality of Caguas, with a 2009 estimated population of 182,085 population within a five-mile radius. It is located approximately 16 miles south of San Juan.  The direct area has significant commercial development, with shopping malls including Plaza Centro (enclosed mall anchored by Sam’s Club, Costco, and JCPenney), Plaza Villa Blanca (community center  anchored by Marshall’s and Grande Supermarket) and Las Catalinas Mall (enclosed mall anchored by Kmart and Sears).  The Plaza Los Prados property is anchored by Selectos supermarket (T-12 sales of $481 PSF, 2.4% occupancy cost) and Capri (T-12 sales of $300 PSF, 5.2% occupancy cost).  A newly constructed Walgreens (completed in 2011) is additionally located at the Plaza Los Prados property and included in the collateral for the Loan.  The Plaza Los Prados property is currently 94.5% leased, and has been greater than 90% leased for at least the past three years.

Manati Centro Plaza
Manati Centro Plaza is a 117,872 sq. ft., anchored shopping center built in 2001 and located in the Municipality of Manati, with a 2009 estimated population of 74,538 population within a five-mile radius. It is located approximately 17 miles east of Arecibo and 23 miles west of Bayamon.  The Manati Centro Plaza property is located directly across PR-2 from the Doctors’ Center Hospital.  The hospital, founded in 1959, has undergone several expansions and renovations, with the most recent renovation completed in 2005, and currently holds more than 240 beds, with 238 specialists and sub-specialists on staff and 16,000 admissions per year.  The hospital also boasts the Doctors’ Cancer Center, the only center for treatment of oncological and hematological conditions using radiotherapy and chemotherapy in the region, providing a significant draw throughout the island as well as throughout the Caribbean.  The Manati Centro Plaza property is anchored by Marshall’s (TJX Companies) (T-12 sales of $393 PSF, 4.3% occupancy cost) and Capri (T-12 sales of

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.69x 12.0%

$312 PSF, 5.3% occupancy cost).  The Manati Centro Plaza property is currently 95.3% leased, and has been greater than 90% leased for at least the past three years.

University Plaza
University Plaza is a 65,006 sq. ft. anchored retail shopping center built in 1999 and located in the Municipality of Mayaguez, with a 2009 estimated population of 104,482 population within a five-mile radius.  The University Plaza property is located approximately one-half (0.5) mile north of the University of Puerto Rico – Mayaguez campus.  With approximately 13,000 students, the campus is the second largest campus in the 65,000 student, eleven campus University of Puerto Rico system.  The University Plaza property is anchored by PITUS (Todo a Peso).  The University Plaza property is currently 100% leased, and has been greater than 95% leased for at least the past three years.

Environmental Matters. The Phase I environmental reports dated December 22, 2011 recommended no further action at the Puerto Rico Retail Portfolio Properties.

Market. The Puerto Rico Retail Portfolio Properties are located in various municipalities within Puerto Rico, an island located between the Dominican Republic and the US Virgin Islands.  The island has a population of approximately 4.0 million and the island’s major industries are pharmaceutical manufacturing, textiles, and tourism.  The Puerto Rico Retail Portfolio Properties are all located within infill locations within their respective markets.  The Puerto Rico retail market benefits from a limited existing supply, driving significant demand for retail space in existing properties.  According to a report from ICSC, Puerto Rico has between 10 sq. ft. and 12 sq. ft. of retail per capita, representing less than 50% of the US mainland ratio of approximately 24 sq. ft. per capita.

The appraisals identified 13 comparable retail properties located throughout the island.  With the exception of one property (Rexville Plaza in Bayamon, PR) all of the properties exhibited occupancy rates greater than 93%.  Rexville Plaza was adversely affected by the recent vacating of Pueblos Supermarket (a local grocery chain which filed for bankruptcy due to the increased competition when Amigos entered the market).    Rents for retail properties in Puerto Rico vary depending on market location.  Retail rents in the larger municipalities generally range from $25 PSF NNN and higher, with secondary municipalities commanding rents in the $15 PSF to $25 PSF NNN range.  Outparcel buildings generally command a premium to inline space.

Juncos Plaza Competitive Set(1)
Name	Plaza Los Prados	Perez Hermanos Plaza	Plaza Centro 2	Plaza Junana Diaz	Plaza Villa Blanca
Distance from Subject	Approx 13 miles	Approx 15 miles	Approx 7 miles	Approx 25 miles	Approx 6 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	2008	1994	1995	1989	1985
Total Occupancy	95%	100%	97%	100%	94%
Size (Sq. Ft.)	163,532	156,399	366,346	234,823	138,274
Anchors / Major Tenants	Selectos, Capri, Walgreens	Xtra Supermarket, Kmart	Sam’s Club, Costco, Office Max	Big Kmart, Pueblo Supermarket, Walgreens	Marshall’s, Grande Supermarket
(1)	Source: Appraisal and Rent Roll

Plaza Los Prados Competitive Set(1)
Name	Montehiedra Town Center	Plaza Centro 2	Plaza Escorial	Plaza Villa Blanca
Distance from Subject	Approx 10 miles	Approx 2 miles	Approx 14 miles	Approx 2 miles
Property Type	Retail	Retail	Retail	Retail
Year Built / Renovated	1999	1995	1997	1985
Total Occupancy	99%	97%	100%	94%
Size (Sq. Ft.)	610,911	366,346	636,415	138,274
Anchors / Major Tenants	Kmart, Home Depot, Caribbean Cinemas, Mega Marshall’s	Sam’s Club, Costco, Office Max	Sam's Club, WalMart, Home Depot, Caribbean Cinemas, Office Max	Marshall’s, Grande Supermarket
Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.69x 12.0%

Manati Centro Plaza Competitive Set(1)
Name	Plaza Isabela SC	Plaza Vega Baja SC	Rexville Plaza	Rexville Towne Center	Western Plaza II SC
Distance from Subject	Approx 38 miles	Approx 10 miles	Approx 30 miles	Approx 30 miles	Approx 50 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	1994	1990	1980	1975	1998
Total Occupancy	99%	95%	71%	96%	97%
Size (Sq. Ft.)	255,520	184,938	132,309	366,400	224,655
Anchors / Major Tenants	WalMart, Selectos, Pep Boys, Caribbean Cinemas	WalMart, Econo Supermarket, Walgreens	Capri, CVS, Western Auto Parts	Supermercado Amigo, Office Max.	Caribbean Cinemas, Sam’s Club, Pep Boys
(1)	Source: Appraisal

University Plaza Competitive Set(1)
Name	Manati Centro Plaza	Plaza Del Oeste SC	Plaza Isabela SC	Western Plaza II SC	Yauco Plaza 2
Distance from Subject	Approx 55 miles	Approx 18 miles	Approx 22 miles	Approx 1 miles	Approx 28 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	2001	1991	1994	1998	N/A
Total Occupancy	95%	99%	99%	97%	100%
Size (Sq. Ft.)	134,685	184,746	255,250	224,655	205,714
Anchors / Major Tenants	Marshall's, Capri, Gatsby	Kmart, Pueblo Supermarket	WalMart, Selectos, Pep Boys, Caribbean Cinemas	Caribbean Cinemas, Sam's Club, Pep Boys	Kmart, Walgreens, Grande Supermarket
(1)	Source: Appraisal and Rent Roll

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/11	U/W	U/W PSF
Base Rent(1)	$6,736,219	$6,434,525	$6,764,521	$7,573,089	$13.66
Value of Vacant Space	0	0	0	811,205	1.46
Gross Potential Rent	$6,736,219	$6,434,525	$6,764,521	$8,384,294	$15.12
Total Recoveries	2,125,693	2,169,553	2,331,883	2,471,049	4.46
Total Other Income	305,091	289,192	335,265	302,750	0.55
Less: Vacancy(2)	0	0	0	(1,119,387)	(2.02)
Effective Gross Income	$9,167,003	$8,893,270	$9,431,669	$10,038,706	$18.10
Total Operating Expenses	2,677,040	2,745,030	2,952,747	3,116,456	5.62
Net Operating Income	$6,489,963	$6,148,240	$6,478,922	$6,922,251	$12.48
TI/LC	399	599	3,787	241,081	0.43
Capital Expenditures	16,870	22,596	12,135	166,347	0.30
Net Cash Flow	$6,472,694	$6,125,045	$6,463,000	$6,514,823	$11.75

(1)	U/W Base Rent includes $143,176 in contractual step rent through November 2012.
(2)	U/W vacancy of 10.0% of gross income.

Property Management.    The Puerto Rico Retail Portfolio Properties are managed by The Sembler Company of Puerto Rico, Inc.  Affiliates of The Sembler Company of Puerto Rico, Inc. sold the Puerto Rico Retail Portfolio Properties to the borrowers.  Additionally, Greg and Brent Sembler, members of The Sembler Company of Puerto Rico, Inc. collectively own a 30% indirect interest in the borrowers.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Puerto Rico Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$57,750,000 67.6% 1.69x 12.0%

Lockbox / Cash Management.    The Puerto Rico Retail Portfolio Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) the debt service coverage ratio for the trailing 12-month period is less than 1.20x, or (iii) if any tenant occupying more than 20% of the Puerto Rico Retail Properties (either physical or economic occupancy) goes dark, notifies of intent to vacate or surrender, becomes insolvent or files for bankruptcy protection. The borrower may exit the excess cash flow sweep (but not cash management) once during the loan if the sweep was caused by item (ii) above, the Puerto Rico Retail Portfolio Properties achieves a debt service coverage ratio of 1.45x or better for two consecutive quarters and no other sweep trigger event has occurred.

Initial Reserves.    At closing, the borrower deposited (i) $128,080 into a tax reserve account, (ii) $121,141 into the required repair reserve account and (iii) $69,375 into the Tank Permit reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $42,693 into a monthly tax reserve account, (ii) $13,862 into a replacement reserve account and (iii) $19,407 into a TI/LC reserve account. The TI/LC reserve account is capped at $825,000. Insurance is currently covered under a blanket policy. In the event that the Puerto Rico Retail Portfolio Properties are held in individual policies in the future, insurance reserves will be taken on an ongoing monthly basis.

Current Mezzanine or Subordinate Indebtedness.  In conjunction with the Puerto Rico Retail Portfolio Loan, Ladder Capital Finance LLC provided $15,000,000 co-terminus mezzanine financing. The mezzanine loan borrower is required to make interest-only payments for the full ten-year term of the mezzanine loan. The mezzanine loan bears interest at an annual rate of 11.0% for the first five years and 12.0% for the last five years.

Future Mezzanine or Subordinate Indebtedness Permitted.   None

Partial Release. A vacant land parcel of 2,315.0251 square meters located at the northwest corner of the Juncos Plaza property (the “Juncos Release Parcel”) may be released from the collateral subject to a paydown of the Puerto Rico Retail Portfolio Loan in the amount of the greater of: (i) the gross sales proceeds of the sale for the Juncos Release Parcel less actual closing costs not to exceed 6.0% of such gross sales proceeds, and (ii) $660,000, and upon payment of the applicable yield maintenance premium as determined by the related loan documents.  No other partial releases are permitted during the term of the Puerto Rico Retail Portfolio Loan.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, Texas	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$56,675,372 62.8% 1.62x 12.5%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Sponsor:	Allen R. Hartman; Hartman Income REIT, Inc.
Borrower:	Hartman Income REIT Property Holdings, LLC
Original Balance:	$57,600,000
Cut-off Date Balance:	$56,675,372
% by Initial UPB:	[0.0]%
Interest Rate:	6.5000%
Payment Date:	1st of each month
First Payment Date:	November 1, 2008
Maturity Date:	October 1, 2018
Amortization(2):	360 months
Additional Debt(3):	$10,000,000 Non-Pooled Junior Trust Component
Call Protection:	YM1(117), O(3)
Lockbox / Cash Management:	None

Reserves
	Initial	Monthly
None	NAP	NAP

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$35	$41
Balloon Balance / Sq. Ft.:	$31	$37
Cut-off Date LTV:	62.8%	73.7%
Balloon LTV:	56.6%	66.4%
Underwritten NOI DSCR:	1.62x	1.38x
Underwritten NCF DSCR:	1.34x	1.14x
Underwritten NOI Debt Yield:	12.5%	10.6%
Underwritten NCF Debt Yield:	10.3%	8.8%

Property Information
Single Asset / Portfolio:	Portfolio of 12 Properties
Property Type:	Office, Retail and Industrial
Collateral:	Fee Simple
Location:	Various, TX
Year Built / Renovated:	1970-1984 / Various
Total Sq. Ft.:	1,638,830
Property Management:	Hartman Income REIT Management, LLC
Underwritten NOI:	$7,074,166
Underwritten NCF:	$5,841,945
“As-is” Appraised Value:	$90,200,000
“As-is” Appraisal Date:	May-July 2011
“As Stabilized” Appraised Value(4):	$96,540,000
“As Stabilized” Appraisal Date(4):	July 2012-May 2014

Historical NOI
TTM NOI:	$7,755,639 (T-12 October 31, 2011)
2010 NOI:	$8,824,245 (December 31, 2010)
2009 NOI:	$8,834,836 (December 31, 2009)
2008 NOI:	$7,169,586 (December 31, 2008)

Historical Occupancy
Current Occupancy:	70.5% (November 14, 2011)
2010 Occupancy:	71.6% (December 31, 2010)
2009 Occupancy:	76.8% (December 31, 2009)
2008 Occupancy:	82.6% (December 31, 2008)
(1)	At origination in September 2008, J. P. Morgan Investment Management Inc. funded a loan with an original principal balance of $67.6 million. GACC purchased the loan in June 2011.
(2)	The Hartman Portfolio Loan was structured with an initial 2-year Interest Only period that expired after the payment date in October 2010.
(3)	The loan has been split into a pooled senior trust component of $57.6 million and a non-pooled junior trust component of $10.0 million. See “Current Mezzanine or Subordinate Indebtedness” herein.
(4)	The “As Stabilized” LTV is 58.7% based on the Mortgage Loan amount and certain properties achieving stabilized occupancy levels. Total Debt As Stabilized LTV is 68.9%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, Texas	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$56,675,372 62.8% 1.62x 12.5%

Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Mortgage Loan Amount	Appraised Value	Occupancy
Westheimer Central Plaza	Houston, Texas	182,506	1982 / NAP	$9,578,074	$14,750,000	71.2%
The Preserve	Houston, Texas	218,689	1970 / NAP	7,013,534	10,000,000	78.3%
North Central Plaza	Dallas, Texas	198,374	1982 / NAP	6,229,951	13,000,000	75.7%
Walzem Plaza	San Antonio, Texas	182,713	1981 / NAP	5,901,273	11,560,000	79.9%
3100 Timmons Lane	Houston, Texas	111,265	1975 / 2000	4,647,946	10,750,000	94.6%
One Mason Plaza	Katy, Texas	75,183	1983 / NAP	4,442,946	6,900,000	82.1%
Northbelt Atrium I	Houston, Texas	118,461	1980 / NAP	4,331,786	3,350,000	57.5%
Park Central	Dallas, Texas	127,913	1974 / NAP	3,967,243	6,000,000	85.4%
Northbelt Atrium II	Houston, Texas	106,677	1983 / NAP	3,723,877	2,800,000	16.1%
11811 North Freeway	Houston, Texas	156,361	1982 / 2000	3,544,234	4,500,000	50.9%
Tower Pavilion	Houston, Texas	87,589	1981 / NAP	2,404,838	3,550,000	80.8%
Central Park Business Center	Richardson, Texas	73,099	1984 / NAP	1,814,299	3,040,000	63.7%
Total / Wtd. Avg.		1,638,830		$57,600,000	$90,200,000	70.5%

Tenant Summary
Tenant	Property	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Alon USA Energy, Inc.	Park Central	NR/NR/B	41,969	2.6%	$17.70	4.5%	12/31/2012
Harris County Sheriff’s Department	Norhtbelt Atrium I	NR/NR/NR	27,303	1.7%	$14.57	2.4%	6/30/2020
Fallas Paredes / J & M Sales	Walzem Plaza	NR/NR/NR	25,000	1.5%	$5.00	0.8%	7/31/2018
F.E.S. Management	Westheimer Central Plaza	NR/NR/NR	20,565	1.3%	$18.00	2.2%	MTM(2)
Harbor Freight Tools	Walzem Plaza	NR/NR/NR	18,125	1.1%	$5.52	0.6%	1/31/2017
Total Major Tenants			132,962	8.1%	$13.05	10.4%
Remaining Tenants			1,023,017	62.4%	$14.55	89.6%
Total Occupied Collateral			1,155,979	70.5%	$14.38	100.0%
Vacant			482,851	29.5%
Total			1,638,830	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	F.E.S. Management has been at the property since July 2003 and has been on a MTM lease since March 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, Texas	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$56,675,372 62.8% 1.62x 12.5%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	33	73,523	4.5%	73,523	4.5%	$16.15	7.1%	7.1%
2012	65	201,252	12.3%	274,775	16.8%	$16.46	19.9%	27.1%
2013	74	200,926	12.3%	475,701	29.0%	$14.36	17.4%	44.4%
2014	43	128,162	7.8%	603,863	36.8%	$15.15	11.7%	56.1%
2015	62	184,920	11.3%	788,783	48.1%	$14.97	16.7%	72.8%
2016	52	146,366	8.9%	935,149	57.1%	$15.05	13.3%	86.0%
2017	16	106,918	6.5%	1,042,067	63.6%	$11.33	7.3%	93.3%
2018	11	36,969	2.3%	1,079,036	65.8%	$7.49	1.7%	95.0%
2019	2	6,628	0.4%	1,085,664	66.2%	$16.67	0.7%	95.6%
2020	6	50,753	3.1%	1,136,417	69.3%	$13.78	4.2%	99.9%
2021	0	0	0.0%	1,136,417	69.3%	$0.00	0.0%	99.9%
2022	0	0	0.0%	1,136,417	69.3%	$0.00	0.0%	99.9%
Thereafter	13	19,562	1.2%	1,155,979	70.5%	$1.21	0.1%	100.0%
Vacant	NAP	482,851	29.5%	1,638,830	100.0%	NAP	NAP
Total / Wtd. Avg.	377	1,638,830	100.0%			$14.38	100.0%

The Loan.    The Hartman Portfolio loan (the “Hartman Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 1,638,830 square foot portfolio of office, retail and industrial properties located in Harris, Dallas, and Bexar counties in Texas (the “Hartman Portfolio Properties”). The Hartman Portfolio Loan was originated by an affiliate of J.P. Morgan Investment Management Inc. in September 2008 with an original principal balance of $67.6 million, and subsequently acquired by GACC in June 2011. The Hartman Portfolio Loan has a 10-year term and currently amortizes on a 30-year schedule, as the 24-month Interest Only period expired after the October 2010 payment. The Hartman Portfolio Loan accrues interest at a fixed rate equal to 6.5000% and has a cut-off date balance of approximately $56.7 million, along with a non-pooled junior trust component with a cut-off date balance of $[10.0] million. Loan proceeds were used to retire existing debt of approximately $52.8 million, giving the borrower a cash out of approximately $13.3 million. Based on the “As-is” appraised value of $90.2 million as of May 2011 through July 2011, the cut-off date LTV is 62.8% based on the pooled senior trust amount and the remaining implied equity is $22.6 million. Based on the “As Stabilized” appraised value of $96.54 million as of July 2012 to May 2014, the “As Stabilized” LTV is 58.7% based on the pooled senior trust amount and 69.8% based on the Total Debt amount. The most recent prior financing for the Hartman Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$57,600,000	85.2%	Loan Payoff	$52,841,825	78.2%
Non-Pooled Junior Trust Component	$10,000,000	14.8%	Closing Costs	1,429,967	2.1%
			Borrower Cash Out	13,328,208	19.7%
Total Sources	$67,600,000	100.0%	Total Uses	$67,600,000	100.0%

The Borrower / Sponsor.    The borrower, Hartman Income REIT Property Holdings, LLC, is a single purpose Delaware limited liability company, with no independent directors in its organizational structure, but lender consent is required for material actions. The sponsor of the borrower and the nonrecourse carve-out guarantor is Allen R. Hartman and Hartman Income REIT, Inc.

Hartman Income REIT, Inc. is a Real Estate Investment Trust founded in 1983 by Allen R. Hartman. Hartman Income REIT, Inc. owns and/or manages 31 properties with 4.2 million square feet of office, industrial and retail space located in Houston, Dallas and San Antonio, Texas. As of Q1 2011, Hartman Income REIT, Inc. reported total assets of $115.2 million and total shareholders’ equity $31.8 million. Allen R. Hartman is the President, Chief Executive Officer and Chairman of the Board of Directors of Hartman Income REIT, Inc. Hartman, as well as his wholly owned affiliates, holds a 20.4% interest in the securities of Hartman Income REIT, Inc. and its subsidiaries.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, Texas	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$56,675,372 62.8% 1.62x 12.5%

The Properties. The Hartman Portfolio Properties consist of 12 properties totaling 1,638,830 square feet, and located in Houston, Dallas, San Antonio, Katy and Richardson, Texas. The collateral consists of nine Class B office buildings that total 1,307,835 square feet (79.8% of Total Sq. Ft. and 85.0% of Annual U/W Base Rent), two retail properties that total 257,896 square feet (15.7% of Total Sq. Ft. and 12.8% of Annual U/W Base Rent) and one industrial property that totals 73,099 square feet (4.5% of Total Sq. Ft. and 2.2% of Annual U/W Base Rent). Overall, the Hartman Portfolio Properties are 70.5% leased to approximately 380 tenants as of November 14, 2011.

Westheimer Central Plaza (11.1% of Portfolio NRA, 14.8% of Annual U/W Base Rent) is a 182,506 square foot Class B office property located 12 miles west of the Houston CBD in the Westchase District. Westheimer Central was built in 1982 and is 71.2% leased to 38 tenants as of November 14, 2011. The top three tenants are F.E.S. Management, Lifestyles Unlimited, Inc. and Triple Point Technology, Inc., which make up 24.3% of the property NRA. The property was purchased in June 2003 for an undisclosed price.

The Preserve (13.3% of Portfolio NRA, 14.0% of Annual U/W Base Rent) is a 218,689 square foot Class B office property consisting of seven low-rise buildings located 10 miles west of the Houston CBD. The Preserve was built in 1970 and is 78.3% leased to 82 tenants as of November 14, 2011. The top three tenants are General Welding Works, Pacific Industrial Contractor Screening and The Reyna Group, which make up 10.5% of the property NRA. The property was purchased in September 2002 for an undisclosed price.

North Central Plaza (12.1% of Portfolio NRA, 15.2% of Annual U/W Base Rent) is a 198,374 square foot, 10-story Class B office building located approximately 10 miles north of the Dallas CBD. North Central Plaza was built in 1982, and is 75.7% leased to 40 tenants as of November 14, 2011. The top three tenants are Allied Interstate, Inc. d/b/a Iqor, Inc., Pyke & Pyke, P.C. and Prosperity Bank, which make up 17.9% of the property NRA. The property also includes a four-story parking garage. Its location along U.S. Highway 75 (North Central Expressway) and Interstate Highway 635 (LBJ Freeway) offer access to DFW International Airport, Love Field Airport, and the Dallas CBD. The property was purchased in September 2008 for an undisclosed price.

Walzem Plaza (11.1% of Portfolio NRA, 7.7% of Annual U/W Base Rent) is a 182,713 square foot community retail center located approximately 7 miles from the San Antonio CBD and approximately 4 miles from the San Antonio International Airport. Walzem Plaza was built in 1981, and is 79.9% leased to 29 tenants as of November 14, 2011. The top three tenants are Fallas Paredes / J & M Sales, Harbor Freight Tools and 99 Cent Only Store, which make up 33.4% of the property NRA. The immediate area surrounding Walzem Plaza consists mainly of retail and single-family residential properties. The property was purchased in August 2008 for an undisclosed price.

3100 Timmons Lane (6.8% of Portfolio NRA, 11.5% of Annual U/W Base Rent) is a 111,265 square foot, five-story Class B office building located approximately six miles west of the Houston CBD. 3100 Timmons was built in 1975, renovated in 2000 and is 94.6% leased to 33 tenants as of November 14, 2011. The top three tenants are The Methodist Hospital, Techcess Solutions, Inc. and RWS Architects, Inc., which make up 22.5% of the property NRA. There is a minimal amount of vacant land in the immediate neighborhood, which is considered to be approximately 95% built-out. The property was purchased in December 2004 for an undisclosed price.

One Mason Plaza (4.6% of Portfolio NRA, 5.1% of Annual U/W Base Rent) is a 75,183 square foot neighborhood retail center located in the city of Katy, approximately 25 miles southwest of the Houston CBD. One Mason Plaza Shopping Center was built in 1983 and is 82.1% leased to 23 tenants as of November 14, 2011. The top three tenants are El Mene, Inc. d/b/a Einstein's Pub, Katy Quilt N' Sew, Inc. and Alsafa Imports, Inc., which make up 24.6% of the property NRA. The immediate area surrounding the subject is an area of development, consisting primarily of residential uses with much of the development being built from 1999 to the present. The property was purchased in December 2001 for an undisclosed price.

Northbelt Atrium I (7.2% of Portfolio NRA, 5.9% of Annual U/W Base Rent) is a 118,461 square foot office building, built in 1980 and is 57.5% leased to 19 tenants as of November 14, 2011. The top three tenants are Harris County Sheriff's Department, Tradenet Enterprise, Inc. and Alhlers & Stoll P.C., which make up 30.4% of the property NRA. Northbelt Atrium II (6.5% of Portfolio NRA, 1.7% of Annual U/W Base Rent) is a 106,677 square foot Class B office building, built in 1983 and is 16.1% leased to four tenants as of November 14, 2011. The top three tenants are Leschaco Inc., USA-General Services Administration and Mothers Against Drunk Driving, which make up 13.7% of the property NRA. Both properties are located in the northern Houston MSA, across the street from each other. The properties are located in close proximity to the George Bush Intercontinental Airport, within an energy sector known as Greenspoint. The two properties had previously been largely occupied by Baker Hughes, the world’s third largest oil field services company. Baker Hughes had been a tenant at these properties since 1989 during which time they once occupied approximately 37% of the total square feet at Northbelt Atrium I and approximately 60% of the square feet at Northbelt Atrium II, a total of approximately 107,850 square feet at both properties. Baker Hughes undertook development of an office building in North Houston for the stated purpose of consolidating a number of Houston area office locations, and relocated various Houston area offices, including the offices at Northbelt Atrium I and II. The properties were purchased in December 2003 for an undisclosed price.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, Texas	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$56,675,372 62.8% 1.62x 12.5%

Park Central (7.8% of Portfolio NRA, 10.0% of Annual U/W Base Rent) is a 127,913 square foot, eight-story Class B office building located in north Dallas County, approximately 10 miles north of the Dallas CBD, near the intersection of LBJ Freeway and North Central Expressway. Park Central was built in 1974 and is 85.4% leased as to 29 tenants of November 14, 2011. The top three tenants are Alon USA Energy, Inc., Always Home Health Services, Inc. and Saturn Learning Solutions, which make up 42.9% of the property NRA. Its location offers access to DFW International Airport, Love Field Airport, and the Dallas CBD.  The property was purchased in September 2008 for an undisclosed price.

11811 North Freeway (9.5% of Portfolio NRA, 6.0% of Annual U/W Base Rent) is a 156,361 square foot, nine-story Class B office property located in the northern Houston MSA. 11811 North Freeway was built in 1982, renovated in 2000, and is 50.9% leased to 39 tenants as of November 14, 2011. The top three tenants are Meridian Business Centers SW Partners LP, Wisco Inc. and Naca Logistics, which make up 21.3% of the property NRA. The property is located in close proximity to the George Bush Intercontinental Airport, within an energy sector known as Greenspoint. FMA Alliance, a Houston based collection agency, occupied 41,264 square feet of office space (approximately 26.4% of property NRA) and moved out in October 2010 when their 5 year lease expired. The property was purchased in June 2003 for an undisclosed price.

Tower Pavilion (5.3% of Portfolio NRA, 5.9% of Annual U/W Base Rent) is a 87,589 square foot, six-story Class B office property located eight miles southwest of the Houston CBD. Tower Pavilion was built in 1981 and is 80.8% leased to 38 tenants as of November 14, 2011. The top three tenants are Hartman Management, Unity Church and Busby & Associates, which make up 26.1% of the property NRA. The property has a structured parking garage attached to the building and is located one block south of the Westheimer Central property. The property was purchased in August 2002 for an undisclosed price.

Central Park Business Center (4.5% of Portfolio NRA, 2.2% of Annual U/W Base Rent) is a 73,099 square foot industrial property located in the city of Richardson, approximately 15 miles north of the Dallas CBD. Central Park Business Center was built in 1984 and is 63.7% leased to 5 tenants as of November 14, 2011. The top three tenants are Sipera Systems, Inc., Adolfson & Peterson and USA Signal Technology, LLC, which make up 54.4% of the property NRA. The property was purchased in February 2008 for an undisclosed price.

Environmental Matters. The Phase I environmental reports dated June 29, 2011 recommended no further action at the Westheimer Central Plaza, North Central Plaza, One Mason Plaza, Northbelt Atrium II, Tower Pavilion and Central Park Business Center Properties. An Asbestos Operation and Maintenance Plan was recommended at The Preserve, 3100 Timmons, Northbelt Atrium I, and Park Central Properties, which is already in place. Routine maintenance was recommended at Walzem Plaza (replacing mold-impacted ceiling tiles) and 11811 North Freeway (installment of a secondary containment beam or similar structure around the on-site 130-gallon AST).

The Market.    The Hartman Portfolio Properties are located throughout five cities in Texas. Seven properties (59.9% of Total Sq. Ft.) are located in Houston, two properties are located in Dallas (19.9% of Total Sq. Ft.) and the remaining three properties are located in San Antonio (11.1% of Total Sq. Ft.), Katy (4.6% of Total Sq. Ft.) and Richardson (4.5% of Total Sq. Ft.). A summary of submarket rental rates and occupancy information is presented in the following chart. Average market lease rates and occupancy percentages are presented in the chart below.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, Texas	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$56,675,372 62.8% 1.62x 12.5%

Hartman Portfolio Market Comparison
		CoStar Property Type(1)		Occupancy			Rental Rate PSF
Property Name	City		CoStar Submaket(1)	Phys.(2)	U/W	Mkt.(1)	U/W	Mkt. (1)
Westheimer Central Plaza	Houston, TX	Class B Office	Westchase	71.2%	71.1%	85.8%	$19.00	$18.22
The Preserve	Houston, TX	Class B Office	North Loop West	78.3%	78.6%	76.4%	$13.60	$16.33
North Central Plaza	Dallas, TX	Class B Office	East LBJ Freeway	75.7%	76.7%	75.9%	$16.80	$16.03
Walzem Plaza	San Antonio, TX	Retail Shopping Center	Northeast	79.9%	80.4%	88.9%	$8.80	$11.29
3100 Timmons Lane	Houston, TX	Class B Office	Greenway Plaza	94.6%	94.8%	91.6%	$18.12	$22.38
One Mason Plaza	Katy, TX	Retail Shopping Center	Far Katy South Ret	82.1%	82.2%	91.5%	$13.71	$18.97
Northbelt Atrium I	Houston, TX	Class B Office	Greenspoint/IAH	57.5%	57.6%	87.1%	$14.50	$16.67
Park Central	Dallas, TX	Class B Office	East LBJ Freeway	85.4%	86.3%	75.9%	$15.21	$16.03
Northbelt Atrium II	Houston, TX	Class B Office	Greenspoint/IAH	16.1%	16.1%	87.1%	$16.01	$16.67
11811 North Freeway	Houston, TX	Class B Office	Greenspoint/N Belt West	50.9%	51.2%	80.7%	$12.53	$15.32
Tower Pavilion	Houston, TX	Class B Office	Richmond/Fountainview	80.8%	81.1%	89.5%	$13.82	$15.97
Central Park Business Center	Richardson, TX	Flex Industrial	Richardson Ind	63.7%	62.4%	75.8%	$7.69	$8.48
Total / Wtd. Avg.				70.5%	71.4%	83.0%	$14.38	$16.03
(1)	Market information is based on Q3 2011 CoStar Reports, and represents submarket Occupancy and Rent Rates PSF.
(2)	Physical Occupancy based on the rent rolls dated November 14, 2011.

Houston Market
Fueled by high energy prices, Houston’s economy has been steadily growing in 2011, with job growth more than doubling the national average. Total employment gained nearly 70,000 new jobs from November 2010 to November 2011, largely supported by the professional and business services. Houston is home to the headquarters of over 20 Fortune 500 companies, with the large majority being in the energy sector. According to CoStar Q3 2011, the Houston office market’s inventory totaled in excess of 265 million square feet within over 5,400 buildings. Its current inventory is represented by 107.1 million square feet of Class A space, 118.5 million square feet of Class B space and 40.0 million square feet of Class C space. Direct vacancy for the overall Houston office market was 13.3% with the average quoted rental rate at $22.77 PSF. Direct vacancy for Class B properties in the Houston office market was 14.0% with the average quoted rental rate at $19.22 PSF.

Houston’s retail inventory consists mainly of shopping centers (including neighborhood, community, and strip centers) and general retail. Malls (11%) and power centers (6%) make up a small portion of the retail stock in Houston. Shopping center vacancies peaked in Q4 2008 at 12.3% and have fallen by approximately 2.5% since then. According to CoStar Q3 2011, direct vacancy for the Houston retail market was 6.9%, and has ranged between 6.9% and 8.7% since 2007. The Q3 2011 average quoted rental rate for Houston retail was $14.48 PSF.

Dallas/Fort Worth Market
According to the U.S. Bureau of Labor Statistics, Dallas Fort Worth has added more than 80,000 jobs since November 2010, one of the largest nominal gains of any metro area in the U.S.  The Dallas/Fort Worth metro is home to a number of corporate headquarters in a variety of industry sectors, as a result employment growth here is not solely reliant on any singular sector. The Dallas forecast is positive as a result of strengthening national demand and growth in the IT industry.  According to CoStar Q3 2011, the Dallas/Fort Worth office market’s inventory totaled approximately 336.1 million square feet within over 9,800 buildings. Its current inventory is represented by 120.8 million square feet of Class A space, 164.9 million square feet of Class B space and 50.5 million square feet of Class C space. Direct vacancy for the overall Dallas/Fort Worth office market was 16.7%, with the average quoted rental rate at $19.22 PSF. Direct vacancy for Class B properties in the Dallas/Fort Worth office market was 17.4%, with the average quoted rental rate at $17.57 PSF.

Key market indicators in the 1st quarter of 2011 signify that recovery continues to move forward at a moderate pace in the Dallas/Fort Worth industrial market. After first experiencing a wave of recovery at the end of 2010 with marked improvements in absorption, vacancy rates and overall economic conditions, the market has shown no signs of slowing down. Considering the recent trends in absorption and the lack of new construction, the local market area is projected to maintain a stabilized occupancy position.  According to CoStar Q3 2011, the Dallas/Fort Worth industrial market’s inventory totaled approximately 764.7 million square feet within

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, Texas	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$56,675,372 62.8% 1.62x 12.5%

approximately 19,000 buildings. Its current inventory is represented by 140.3 square feet of Flex space and 624.4 million square feet of warehouse space. Direct vacancy for the Dallas/Fort Worth market was 10.5% with the average quoted rental rate at $4.32 PSF.

San Antonio Retail Market
PPR projects San Antonio to have some of the strongest employment growth in the nation exceeding 2.0% per year through 2015, and boding well for in-migration, population growth, and retail sales growth here. Strong retail demand drivers coupled with very limited supply should result in a decline in vacancies.  San Antonio also maintains a burgeoning tourism industry, which will bolster above-average retail sales per capita. According to CoStar Q3 2011, the San Antonio retail market’s inventory totaled in excess of 123.4 million square feet within over 11,800 buildings. Its current inventory is represented by 59.5 million square feet of general retail space, 14.7 million square feet of mall space, 6.2 million square feet of power center space, and 43.1 million square feet of specialty and shopping center space. Direct vacancy for the San Antonio retail market was 6.5% with the average quoted rental rate at $14.25 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$19,355,695	$18,916,707	$16,418,858	$16,915,297	$10.32
Value of Vacant Space	0	0	0	7,250,666	4.42
Gross Potential Rent	$19,355,695	$18,916,707	$16,418,858	$24,165,962	$14.75
Total Recoveries	1,479,976	1,240,763	1,391,373	807,022	0.49
Total Other Income	399,640	389,891	383,371	394,692	0.24
Credit Loss	(193,795)	(608,846)	355,484	0	0.00
Less: Vacancy(2)	0	0	0	(7,250,666)	(4.42)
Effective Gross Income	$21,041,517	$19,938,515	$18,549,086	$18,117,011	$11.05
Total Operating Expenses	12,206,681	11,114,270	10,793,447	11,042,844	6.74
Net Operating Income	$8,834,836	$8,824,245	$7,755,639	$7,074,166	$4.32
TI/LC	0	0	0	904,455	0.55
Capital Expenditures	0	0	0	327,766	0.20
Net Cash Flow	$8,834,836	$8,824,245	$7,755,639	$5,841,945	$3.56

(1)	U/W Base Rent includes $295,890 in contractual step rent through December 2012.
(2)	Underwritten vacancy of 28.6% of gross income, compared to Q3 2011 overall market vacancy of 17.0%.

Property Management.    The Hartman Portfolio Properties are managed by Hartman Income REIT Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    None.

Initial Reserves.    None.

Ongoing Reserves.    None.

Current Mezzanine or Subordinate Indebtedness.    The Hartman Portfolio Loan will be divided into a “Pooled Senior Trust Component” having a cut-off date balance of $56,675,372 and a “Non-Pooled Junior Trust Component” having a cut-off date balance of $[10,000,000].

Future Mezzanine or Subordinate Indebtedness Permitted.    None

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, Texas	Collateral Asset Summary Hartman Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$56,675,372 62.8% 1.62x 12.5%

Partial Release. At any time prior to two years before the Hartman Portfolio Loan maturity date, any one individual property may be released from the lien upon satisfaction of each of the following conditions, including but not limited to: (a) prior written notice specifying the release property and the date on which the partial prepayment of the Hartman Portfolio Loan is to be made; (b) payment to lender the release price, which is 115% of the allocated loan amount for each property; (c) payment of the partial payment make-whole amount if the release occurs at least 90 days before the stated maturity date; (d) payment of all lender’s costs and expenses incurred in connection with the release; (e) the debt service coverage ratio for the loan after the release is equal to or greater than 1.90x; and (f) receipt of evidence reasonably satisfactory to lender that borrower is solvent and will not be rendered insolvent by the release of the property.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.73x 12.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Carter/Validus Operating Partnership, LP
Borrower:	DC-180 Peachtree, LLC
Original Balance:	$55,000,000
Cut-off Date Balance:	$54,888,798
% by Initial UPB:	TBD
Interest Rate:	5.9300%
Payment Date:	6th of each month
First Payment Date:	February 6, 2012
Maturity Date:	January 6, 2022
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$233,781	$51,234
Insurance:	$29,971	$5,994
Replacement:	$0	$10,763
TI/LC(2):	$313,289	Springing
Required Repairs:	$1,052,823	NAP
Ground Rent:	$0	$4,792
Common Charges:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$157
Balloon Balance / Sq. Ft.:	$133
Cut-off Date LTV:	57.8%
Balloon LTV:	49.0%
Underwritten NOI DSCR:	1.73x
Underwritten NCF DSCR:	1.62x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office / Data Center
Collateral:	Fee Simple / Leasehold
Location:	Atlanta, GA
Year Built / Renovated:	1927 / 2000
Total Sq. Ft.(3):	350,267
Property Management:	Carter Validus Real Estate Management Services, LLC
Underwritten NOI:	$6,782,969
Underwritten NCF:	$6,352,551
Appraised Value:	$95,000,000
Appraisal Date:	November 18, 2011

Historical NOI
TTM NOI:	$7,364,036 (T-12 August 31, 2011)
2010 NOI:	$7,102,209 (December 31, 2010)
2009 NOI:	$5,638,145 (December 31, 2009)
2008 NOI:	$4,742,280 (December 31, 2008)

Historical Occupancy
Current Occupancy:	100.0% (December 22, 2011)
2010 Occupancy:	99.2% (December 31, 2010)
2009 Occupancy:	99.2% (December 31, 2009)
2008 Occupancy:	77.0% (December 31, 2008)
(1)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
(2)	Initial Reserve represents the City of Atlanta rental payments collected at closing for months February through June 2012. See “City of Atlanta Reserve” herein.
(3)
Total Sq. Ft. represents the total square feet of the fee simple interest in the office and data center property located at 180 Peachtree Street Northwest. It excludes the 4-story garage adjacent to the 180 Peachtree Street Northwest building and the leasehold interest in the 9-story garage located at 150 Carnegie Way Northwest.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.73x 12.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Level 3 Communications	B-/Caa2/B-	158,073	45.1%	$24.46	57.5%	5/31/2021
Equinix	NR/Ba2/BB-	83,473	23.8%	$12.39	15.4%	11/30/2023
City of Atlanta	NR/Aa2/A	54,485	15.6%	$13.80	11.2%	6/30/2037
Stanley Beaman Sears	NR/NR/NR	24,728	7.1%	$18.68	6.9%	1/31/2016
Time Warner Telecom	NR/B2/BB-	17,704	5.1%	$26.82	7.1%	6/30/2016
Total Major Tenants		338,463	96.6%	$19.47	98.1%
Remaining Tenants		11,804	3.4%	$11.04	1.9%
Total Occupied Collateral		350,267	100.0%	$19.18	100.0%
Vacant		0	0.0%
Total		350,267	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	3	54,236	15.5%	54,236	15.5%	$19.67	15.9%	15.9%
2017	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2018	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2019	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2020	0	0	0.0%	54,236	15.5%	$0.00	0.0%	15.9%
2021	1	158,073	45.1%	212,309	60.6%	$24.46	57.5%	73.4%
2022	0	0	0.0%	212,309	60.6%	$0.00	0.0%	73.4%
Thereafter	2	137,958	39.4%	350,267	100.0%	$12.95	26.6%	100.0%
Vacant	NAP	0	0.0%	350,267	100.0%	NAP	NAP
Total / Wtd. Avg.	6	350,267	100.0%			$19.18	100.0%

The Loan.    The 180 Peachtree Street loan (the “180 Peachtree Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 350,267 square foot office and data center building located at 180 Peachtree Street Northwest, the adjacent parking lot located at 171 Carnegie Way Northwest and leasehold interest in the parking structure located at 150 Carnegie Way Northwest in Atlanta, Georgia (collectively, the “180 Peachtree Street Property”) with an original principal balance of $55.0 million. The 180 Peachtree Street Loan has a 10-year term and amortizes on a 30-year schedule. The 180 Peachtree Street Loan accrues interest at a fixed rate equal to 5.930% and has a cut-off date balance of approximately $54.9 million. Loan proceeds along with approximately $43.3 million from the borrower were used to acquire the property for approximately $94.8 million. Based on the appraised value of $95.0 million as of November 18, 2011, the cut-off date LTV is 57.8%. The most recent prior financing of the 180 Peachtree Street Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.73x 12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,000,000	55.9%	Acquisition of Property	$94,750,000	96.4%
Sponsor Equity	43,337,272	44.1%	Closing Costs	1,957,409	2.0%
			Reserves	1,629,863	1.6%
Total Sources	$98,337,272	100.0%	Total Uses	$98,337,272	100.0%

The Borrower / Sponsor.    The borrower, DC-180 Peachtree, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Carter/Validus Operating Partnership, LP, whose sole general partner is Carter Validus Mission Critical REIT, Inc.

Carter Validus Mission Critical REIT, Inc. (the “REIT”) is a Maryland corporation that intends to invest primarily in quality income-producing commercial real estate with a focus on the data center and medical sectors, net leased to investment grade and other creditworthy tenants. The REIT is a subsidiary of Carter & Associates (“Carter”), which is a full service real estate firm with over 50 years of experience in development, acquisition, asset management and reposition. Carter provides specialized site selection, brokerage services and project management for large corporations, including AT&T, Atmos Energy and Global Payments. As of December 2010, Carter has been involved in over 13.8 million square feet of data center space in 120 projects with over $590.0 million in projects under construction. Carter currently owns, manages or leases 25 million square feet of space in 15 states.

The Property.    The collateral consists of a 350,267 square foot office and data center building with a parking garage located at 180 Peachtree Street Northwest and an additional parking structure located at 150 Carnegie Way Northwest in Atlanta, Georgia. The 180 Peachtree Street Property is a 6-story building located at the corner of Peachtree and Ellis Streets in the downtown Atlanta submarket. The building consists of approximately 233,261 square feet leased to data center tenants, 25,602 square feet of leased rooftop space, 79,213 square feet leased to office tenants and a 12,191 square foot fuel farm. The adjacent parking structure at 150 Carnegie Way Northwest is partially subject to a ground lease that expires in 2055 with one 40-year extension option.

The 180 Peachtree Street Property was built in 1927 by R.H. Macy to house Davidson’s Department Store. It operated as Davidson’s for nearly 60 years until Federated Department Stores (“Federated”) changed the name to Macy’s in 1985. In 2000, Federated sold the 180 Peachtree Street Property to Taconic Investment Partners (“Taconic”). Taconic invested over $24.0 million in capital improvements into the building, which included converting the upper floors for telecom and data use. Taconic sold the building to Peachtree Carnegie LLC in 2007 and in December 2011, Carter/Validus Operating Partnership, LP acquired the 180 Peachtree Street Property.

The 180 Peachtree Street Property currently operates under a condominium structure, whereby the owners of the mortgaged 180 Peachtree Street Property control 65.5% of the votes with the remaining 34.5% controlled by the owners of the retail center and conference hall. In addition, the 180 Peachtree Street Property is served by two parking structures which are also part of the collateral. The 5-story annex garage has 153 spaces and is leased to Central Parking on a 10-year lease expiring in 2015. The main user for this garage is the Westin Hotel adjacent to the 180 Peachtree Street Property. The 9-story parking garage at 150 Carnegie Way Northwest, which is connected to the office and data center building by a pedestrian sky bridge, consists of 1,296 parking spaces, with 475 of these spaces leased to the retail center. The remaining spaces are under a management agreement with Midtown Lanier Parking, Inc. There are spaces allocated to data center tenants per lease with the balance of these spaces leased to contract users and public parking.

Environmental Matters.    The Phase I environmental report dated November 1, 2011 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the 180 Peachtree Street Property, which is already in place.

Major Tenants.

Level 3 Communications (158,073 sq. ft., 45.1% of NRA, 57.5% of GPR)
Level 3 Communications (“Level 3”) initially took space at the 180 Peachtree Property in 2000 and has invested approximately $55 million ($348 PSF) in equipment and improvements to its space. The tenant uses this space for colocation, fiber traffic and its own network. As the backup location for Level 3’s main office in Colorado, the 180 Peachtree Street Property is a critical facility for Level 3. The tenant has two 10-year options to extend its current lease.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.73x 12.4%

Equinix (83,473 sq. ft., 23.8% of NRA, 15.4% of GPR)
Equinix has been in occupancy in the 180 Peachtree Street Property since 2008 and has invested $65 million ($779 PSF) into its space and will have a total of $100 million ($1,198 PSF) invested once the space is fully built out. Equinix operates in North America, South America, Europe and Asia and facilitates interconnection and peering to enable companies to quickly and efficiently reach traffic sources and end-users, improving performance of online applications and content. The tenant uses the 180 Peachtree Street Property for colocation. Equinix has two data centers in the Atlanta area and 98 worldwide, with the 180 Peachtree Street Property representing the tenant’s main presence in Atlanta. Equinix has one 10-year or one 15-year option to extend its current lease.

City of Atlanta (54,485 sq. ft., 15.6% of NRA, 11.2% of GPR)
The City of Atlanta began its occupancy at the 180 Peachtree Street Property in 2007 with a 30-year lease. The City of Atlanta space is mission-critical for the city’s operations and houses the Atlanta 911 call center facility. This location is the only one of such use for the City of Atlanta. In the event of a disaster, this location can also serve as mission control for emergency response units.

The Market.    The 180 Peachtree Street Property is located within the downtown Atlanta submarket, with easy access to Interstate 75/85 and Interstate 20. Downtown Atlanta is home to an extensive mixture of hotels, entertainment and convention facilities including the Georgia Dome, World Congress Center, Phillips Arena and Fox Theater. The downtown area is also home to the Georgia Institute of Technology and Georgia State University. The greater Atlanta area tied for fourth with Minneapolis in the number of Fortune 500 & Fortune 1000 companies headquartered within city boundaries, behind New York City, Houston and Dallas. Several major national and international companies are headquartered in Atlanta or its suburbs, including 12 Fortune 500 companies. According to a 2009 Milken Institute report, the Atlanta-Sandy Springs-Marietta metropolitan statistical area is the nation’s 12th largest high-tech employment center, with an estimated 164,126 high-tech jobs. The same report ranked Atlanta first nationally in telecommunication employment.

Per the appraisal, the turbulence in the capital markets between 2008 and 2010 severely impacted data center construction and expansions and will constrain supply. According to a 2011 Tier1 Research report, the change in demand for multi-tenant data center space in Atlanta outpaced the change in supply by 2.0% in 2010 and 5.0% in 2011, and is projected to outpace supply by 7.0% in 2012 and 4.5% in 2013. Tier1 Research also estimates that multi-tenant data center utilization in Atlanta will increase from 82% in 2011 to 87% in 2012 and 91% in 2013. According to the appraisal, many enterprise and Fortune 100 companies who originally planned to build data centers are now seeking to lease turn-key data center space with smaller footprints. The appraiser states the “outsource model” will continue to be favorable in the coming years due to the high costs of construction associated with a data center, and predicts supply of data center space will continue to be constrained.

The appraisal categorizes the data center space at the 180 Peachtree Street Property as cold-shell space, warm-shell space and Legacy or 2nd generation space. Cold-shell space is considered to be shell space with no in-place connectivity. Warm-shell space is considered underdeveloped space with in-place power and connectivity. The space leased by the City of Atlanta and Equinix (collectively, 39.4% of NRA), which permits tenants to remove equipment from the premises at the end of their lease terms, is considered to be warm-shell data center space. The space occupied by Verizon and Level 3 (collectively, 48.5% of NRA) is considered 2nd generation space where the equipment reverts back to the landlord at the end of their leases. A summary of weighted average terms for comparable recent leases is presented below:

Data Center Market Rents(1)
Category	Lease Term	Annual Initial Rent PSF	Rent Abatement
Cold-Shell Data Center Space	15 years	$12.50	6 months
Warm-Shell Data Center Space	15 years	$20.00	6 months
2nd Generation Data Center Space	15 years	$33.48	6 months
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.73x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 8/31/2011	U/W	U/W PSF
Base Rent(1)	$5,391,195	$6,372,046	$6,483,934	$6,932,543	$19.79
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$5,391,195	$6,372,046	$6,483,934	$6,932,543	$19.79
Total Recoveries	2,973,705	3,536,660	4,123,522	4,554,238	13.00
Total Other Income	789,638	1,323,589	1,366,358	1,514,198	4.32
Less: Vacancy(2)	0	0	0	(1,118,084)	(3.19)
Effective Gross Income	$9,154,538	$11,232,296	$11,973,814	$11,882,895	$33.93
Total Operating Expenses	3,516,392	4,130,087	4,609,778	5,099,926	14.56
Net Operating Income	$5,638,145	$7,102,209	$7,364,036	$6,782,969	$19.37
TI/LC	0	0	0	301,256	0.86
Capital Expenditures	23,750	73,344	0	129,162	0.37
Net Cash Flow	$5,614,396	$7,028,865	$7,364,036	$6,352,551	$18.14

(1)	U/W Base Rent includes $147,912 in contractual step rent through October 2012.
(2)	Underwritten vacancy of 8.6% of gross income.

Property Management.    The 180 Peachtree Street Property is managed by Carter Validus Real Estate Management Services, LLC, a borrower affiliate.

Lockbox / Cash Management.    The 180 Peachtree Street Loan is structured with a hard lockbox and in place cash management. Additionally, all excess cash will be swept into a lender-controlled account upon an event of default, if the debt service coverage ratio is less than 1.25x on the last day of the calendar quarter, or if the 2016 Cash Sweep or Level 3 Cash Sweep is occurring.

2016 Cash Sweep. A cash sweep will begin 12 months prior to the expiration of the earliest to expire of the Stanley Beaman Sears, Verizon and Time Warner leases in 2016. All excess cash flow will be swept to a 2016 rollover reserve to be used to fund qualified tenant improvement costs related to the roll of such 2016 rolling leases. The sweep will continue until $30 PSF for each of the 2016 roll leases has been deposited into the 2016 rollover reserve. In the event Stanley Beaman Sears, Verizon or Time Warner renew, the cash flow sweep will cease for the corresponding portion of the rolling NRA.

Level 3 Cash Sweep. A cash sweep will begin 18 months prior to the expiration of the Level 3 lease in 2021. All excess cash flow will be swept to a Level 3 rollover reserve to be used to fund qualified tenant improvement costs related to the roll of the Level 3 lease. The reserve is subject to a cap of $4,742,190 when combining (i) the TI/LC reserve and (ii) the Level 3 reserve. This sweep is waived if at least 30 days prior to commencement of the sweep, the borrower delivers a letter of credit that is satisfactory to lender. In the event that Level 3 renews its lease, the cash flow sweep will cease.

Initial Reserves.    At closing, the borrower deposited (i) $233,781 into a tax reserve account, (ii) $29,971 into an insurance reserve account, (iii) $313,289 into the TI/LC reserve account (which represents rents due under the City of Atlanta lease) and (iv) $1,052,823 into the required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $51,234 into a monthly tax reserve account, (ii) $5,994 into a monthly insurance reserve account, (iii) $10,763 into a capital expenditure account and (iv) $4,792 into a ground rent reserve account. The TI/LC reserve is waived for the first 12 months of the loan term with monthly payments of $8,333 commencing thereafter, subject to a cap of $500,000. In addition, the City of Atlanta currently pays its full annual rent in July of each year. The total annual rent will be deposited into the City of Atlanta reserve each July and will be added to the rents disbursed on such monthly payment date in an amount equal to 1/12 of the annual payment. During a trigger period not initiated from a cash sweep period, the borrower is required to deposit into the common charges reserve account an amount equal to the monthly amount set forth in the approved annual budget for common charges.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

180 Peachtree Street Northwest & 150 Carnegie Way Northwest Atlanta, GA 30303	Collateral Asset Summary 180 Peachtree Street	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,888,798 57.8% 1.73x 12.4%

Ground Lease.    The 180 Peachtree Street Property is subject to a long term ground lease on a portion of the adjacent parking garage at 150 Carnegie Way Northwest. The lessors on the ground lease are Dennie R. Peteet, Jr. and Dorothy Peteet Mitchell. The lease commenced in December 1960 and expires in December 31, 2055 with one renewal option for 40 years, extending the ground lease to December 31, 2095. The ground rent is currently $57,500 per year and increases $7,500 every ten years beginning in January 2021.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.50x 10.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Tomas Rosenthal; Henri Schmidt; The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996; The TR Family Trust, U/T/A Dated December 26, 1995
Borrower:	Riverwood Holdings LLC; Spyglass Holdings LLC; Villa Nova Holdings LLC; Westlake Properties LLC; Wind Drift Holdings LLC; Woods Edge Holdings LLC
Original Balance:	$55,000,000
Cut-off Date Balance:	$54,793,389
% by Initial UPB:	5.5%
Interest Rate:	6.1100%
Payment Date:	6th of each month
First Payment Date:	December 6, 2011
Maturity Date:	November 6, 2021
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$92,291	$92,291
Insurance:	$160,976	$26,829
Replacement:	$0	$59,312
Required Repairs:	$735,260	NAP

Financial Information
Cut-off Date Balance / Unit:	$26,055
Balloon Balance / Unit:	$22,253
Cut-off Date LTV:	65.9%
Balloon LTV:	56.3%
Underwritten NOI DSCR:	1.50x
Underwritten NCF DSCR:	1.32x
Underwritten NOI Debt Yield:	10.9%
Underwritten NCF Debt Yield:	9.6%

Property Information
Single Asset / Portfolio:	Portfolio
Property Type:	Conventional Multifamily
Collateral:	Fee Simple
Location:	Indianapolis, IN
Year Built / Renovated:	1967-1981 / Various
Total Units:	2,103
Property Management(2):	Flaherty & Collins, Inc.; Buckingham Management, LLC
Underwritten NOI:	$5,997,401
Underwritten NCF:	$5,286,411
Appraised Value:	$83,090,000
Appraisal Date:	October 2011

Historical NOI
TTM NOI:	$6,379,655 (T-12 September 30, 2011)
2010 NOI:	$6,125,553 (December 31, 2010)
2009 NOI:	$5,963,154 (December 31, 2009)
2008 NOI:	NAV

Historical Occupancy
Current Occupancy:	93.8% (September – October 2011)
2010 Occupancy:	88.3% (December 31, 2010)
2009 Occupancy:	89.0% (December 31, 2009)
2008 Occupancy:	NAV
(1)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
(2)
Flaherty & Collins, Inc. manages Westlake Apartments and Wind Drift Apartments, and Buckingham Management, LLC manages Woods Edge Apartments, Riverwood Apartments, Spyglass Apartments and Villa Nova Apartments.

Property Name	Location	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Westlake Apartments	Indianapolis, IN	1,381	1967-1976 / 2009-2011	$32,025,774	$45,100,000	93.6%
Woods Edge Apartments	Indianapolis, IN	190	1981 / NAP	7,360,361	10,490,000	98.9%
Wind Drift Apartments	Indianapolis, IN	166	1979 / NAP	5,511,655	7,870,000	92.8%
Riverwood Apartments	Indianapolis, IN	120	1977 / NAP	4,111,166	8,030,000	90.8%
Spyglass Apartments	Indianapolis, IN	120	1979 / 2009-2010	3,810,391	6,800,000	95.0%
Villa Nova Apartments	Indianapolis, IN	126	1972 / NAP	2,180,651	4,800,000	91.3%
Total / Wtd. Avg		2,103		$55,000,000	$83,090,000	93.8%
(1)	Based on borrower rent rolls dated September – October 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.50x 10.9%

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)
Studio	232	11.0%	217	93.5%	454	$377
1 Bedroom	741	35.2%	698	94.2%	625	$476
2 Bedroom	1,012	48.1%	948	93.7%	946	$608
3 Bedroom	118	5.6%	109	92.4%	1,300	$897
Total / Wtd. Avg.	2,103	100.0%	1,972	93.8%	799	$539
(1)	Based on borrower rent rolls dated September – October 2011.
(2)	Average Monthly Rental Rate does not include Section 8 units and is based off occupied units only.

The Loan.    The Hampshire Multifamily Portfolio loan (the “Hampshire Multifamily Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in six multifamily apartment properties containing 2,103 units located in Indianapolis, Indiana (the “Hampshire Multifamily Portfolio Properties”) with an original principal balance of $55.0 million. The Hampshire Multifamily Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The Hampshire Multifamily Portfolio Loan accrues interest at a fixed rate equal to 6.110% and has a cut-off date balance of approximately $54.8 million. Loan proceeds were used to retire existing debt of approximately $44.3 million, giving the borrower a cash-out of approximately $9.4 million. Based on the appraised value of approximately $83.1 million as of October 2011, the cut-off date LTV is 65.9% and the remaining implied equity is approximately $28.3 million. The most recent prior financing of the Hampshire Multifamily Portfolio Properties was not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
First Mortgage	$55,000,000	100.0%	Loan Payoff	$44,321,844	80.6%
			Reserves	988,527	1.8%
			Closing Costs	275,601	0.5%
			Borrower Cash Out	9,414,028	17.1%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)
The sponsors initially acquired the Hampshire Multifamily Portfolio Properties in 2008 for a total of $44.5 million. Approximately $3.5 million ($1,662/Unit) of capital expenditures have been invested into the properties since acquisition.

The Borrower / Sponsor.    The borrowers, Riverwood Holdings LLC, Spyglass Holdings LLC, Villa Nova Holdings LLC, Westlake Properties LLC, Wind Drift Holdings LLC and Woods Edge Holdings LLC, are single purpose Delaware limited liability companies structured to be bankruptcy-remote, with at least two independent directors in their respective organizational structures.  The sponsors of the borrowers and the nonrecourse carve-out guarantors are Tomas Rosenthal, Henri Schmidt, The TR Family Trust, U/T/A Dated December 26, 1995 and The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996.

In 1988, Henri Schmidt co-founded Hampshire Properties with partner Tomas Rosenthal. For eleven years prior to co-founding Hampshire Properties, Tomas Rosenthal developed his real estate career at K&J Management in Brooklyn, New York, with positions involving lease negotiations, rehab and maintenance supervision and real estate project purchasing for the company. Since its inception, Hampshire Properties has been actively involved in the acquisition and management of multifamily and commercial projects across the United States and Canada. According to its website, Hampshire Properties’ current holdings are valued in excess of $500 million.

The Properties.    The Hampshire Multifamily Portfolio Properties consist of six Class B and C multifamily properties located throughout the Indianapolis metropolitan statistical area, containing 2,103 units within 170 two- and three-story buildings. The Hampshire Multifamily Portfolio Properties were built between 1967 and 1981 with renovations and upgrades occurring at Westlake Apartments between 2009 and 2011 and Spyglass Apartments between 2009 and 2010. Overall, as of September-October 2011, the Hampshire Multifamily Portfolio Properties are 93.8% occupied. Spyglass Apartments has 25 Section 8 units (20.8% of total units), Woods Edge Apartments has one Section 8 unit (0.5% of total units), and Villa Nova Apartments has four Section 8 units (3.2% of total units).

Westlake Apartments (1,381 units, 65.7% of total portfolio units) The Westlake Apartments property consists of 101 two-story buildings located approximately five miles west of the Indianapolis central business district. The Westlake Apartments property was developed in three phases in 1967, 1974 and 1976 and as of October 17, 2011 was 93.6% occupied. Since 2009, the Westlake Apartments property has undergone approximately $1.8 million in renovations ($1,303/Unit), which included exterior, floor, appliance and common area replacements and upgrades. The Westlake Apartments property benefits from access to the I-465 Beltway (less than 1 mile) which connects to two cross-country interstates, I-70 and I-74. Amenities at Westlake Apartments include a fitness center,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.50x 10.9%

laundry rooms, tennis and volleyball courts, a pool, a tanning salon, a business center and a daycare facility, among others. The daycare facility, Open Door School of Learning, is leased to a third party operator for $1,250 per month through July 2013. There are no subsidized housing units at the property.

Westlake Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)
Studio	232	16.8%	217	93.5%	454	$377
1 BR – 1 BA(3)	493	35.7%	457	92.7%	591	$451
2 BR – 1 BA	472	34.2%	444	94.1%	825	$536
2 BR – 1.5 BA	72	5.2%	68	94.4%	1,066	$656
2 BR – 2 BA	72	5.2%	70	97.2%	1,134	$653
2 BR – 2.5 BA	24	1.7%	21	87.5%	1,276	$699
3 BR – 1.5 BA	16	1.2%	15	93.8%	1,200	$786
Total / Wtd. Avg.	1,381	100.0%	1,292	93.6%	720	$497
(1)	Based on the October 17, 2011 rent roll.
(2)	Average Monthly Rental Rate is based on occupied units only.
(3)	The 1 BR – 1 BA unit type includes the Open Door School of Learning space which pays $1,250 per month.

Woods Edge Apartments (190 units, 9.0% of total portfolio units) The Woods Edge Apartments property consists of 16 two- and three-story buildings built in 1981 and was 98.9% occupied as of October 6, 2011. The Woods Edge Apartments property is located in the Castleton submarket, is proximate to multiple retail centers and the nearby Community Hospital North and benefits from access to the I-465 Beltway (less than 1.5 miles). Woods Edge Apartments has undergone $496,805 ($2,615 per unit) in capital expenditures since acquisition, with the majority invested in property improvements and unit upgrades. Amenities at Woods Edge Apartments include a fitness center, laundry room, pool, tennis and volleyball courts and a playground, among others. Unit amenities include standard appliances, balconies and fireplaces in select units. The Woods Edge Apartment property has one Section 8 tenant.

Woods Edge Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)
1 BR – 1 BA	96	50.5%	96	100.0%	671	$549
2 BR – 1.5 BA	22	11.6%	21	95.5%	1,170	$770
2 BR – 2 BA	56	29.5%	55	98.2%	974	$691
3 BR – 2.5 BA	16	8.4%	16	100.0%	1,345	$972
Total / Wtd. Avg.	190	100.0%	188	98.9%	875	$650
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 unit (1 unit is 3BR – 2.5 BA) and is based off occupied units only.

Wind Drift Apartments (166 units, 7.9% of total portfolio units) The Wind Drift Apartments property consists of 12 two- and three-story buildings built in 1979 and was 92.8% occupied as of October 17, 2011. The Wind Drift Apartments property is located approximately seven miles northwest of the Indianapolis central business district and provides access to the I-465 Beltway, which is less than one mile away from the Wind Drift Apartments property. The Wind Drift Apartments property is convenient to retail development, employment centers and commercial support services, with a Target, Marsh Supermarket, Starbucks and other restaurants located in a shopping development approximately half a mile east of the property. Since acquisition, the sponsor has invested $351,320 ($2,116 per unit) in the property. Renovations included clubhouse improvements, such as the installation of tanning beds, a business center and improvements to a party room. Other amenities at the Wind Drift Apartments property include a fitness center, laundry rooms, a pool and a playground. Unit amenities include standard appliances, balconies and fireplaces. There are no subsidized housing units at the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.50x 10.9%

Wind Drift Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)
1 BR – 1 BA	72	43.4%	69	95.8%	671	$513
2 BR – 1 BA	48	28.9%	44	91.7%	956	$650
2 BR – 1.5 BA	24	14.5%	22	91.7%	1,170	$754
3 BR – 2.5 BA	22	13.3%	19	86.4%	1,345	$891
Total / Wtd. Avg.	166	100.0%	154	92.8%	915	$633
(1)	Based on the October 17, 2011 rent roll.
(2)	Average Monthly Rental Rate is based off occupied units only.

Riverwood Apartments (120 units, 5.7% of total portfolio units) The Riverwood Apartments property consists of 18 two- and three-story buildings built in 1977, with occupancy of 90.8% as of September 26, 2011. The Riverwood Apartments property is located in the Castleton submarket, approximately 11 northeast from downtown Indianapolis and provides access to the I-465 Beltway, which is less than 1.5 miles from the Riverwood Apartments property. The submarket is home to the largest mall in the state of Indiana, the Castleton Square Mall, as well as the nearby Community Hospital North. Since acquisition, the sponsor has invested $218,525 ($1,821 per unit) in improvements to the Riverwood Apartments property, including exterior and recreational amenity improvements. Amenities at the Riverwood Apartments property include a club house, laundry room, pool, tennis and basketball courts and a playground. Unit amenities include standard appliances, balconies, and fireplaces in select units. There are no subsidized housing units at the property.

Riverwood Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)
2 BR – 1.5 BA	80	66.7%	73	91.3%	1,024	$733
3 BR – 2.5 BA	40	33.3%	36	90.0%	1,271	$890
Total / Wtd. Avg.	120	100.0%	109	90.8%	1,106	$784
(1)	Based on the September 26, 2011 rent roll.
(2)	Average Monthly Rental Rate is based off occupied units only.

Spyglass Apartments (120 units, 5.7% of total portfolio units) The Spyglass Apartments property consists of 13 two- and three-story buildings built in 1979 and renovated in 2009-2010, with occupancy of 95.0% as of October 6, 2011. The Spyglass Apartments property is located in the Far Northwest submarket, approximately 9 miles north of the Indianapolis central business district in an accessible and highly-trafficked area of Indianapolis with extensive retail facilities in the immediate vicinity, as well as the St. Vincent Indianapolis Hospital. Since acquisition, the sponsor has invested $197,428 ($1,645 per unit) in capital expenditures at the Spyglass Apartments property, primarily for land and common area improvements. Amenities at the Spyglass Apartments property include a club house, laundry room, pool, basketball, volleyball and tennis courts and a playground. Unit amenities include standard appliances, balconies, ceiling fans and fireplaces in select units. The Spyglass Apartments property currently has 25 Section 8 units.

Spyglass Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)
1 BR – 1 BA	36	30.0%	34	94.4%	671	$484
2 BR – 1.5 BA	28	23.3%	27	96.4%	1,170	$679
2 BR – 2 BA	32	26.7%	30	93.8%	974	$658
3 BR – 2.5 BA	24	20.0%	23	95.8%	1,345	NAP
Total / Wtd. Avg.	120	100.0%	114	95.0%	1,003	$598
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 units (1 unit is 2 BR – 1.5 BA and 24 units are 3 BR – 2.5 BA) and is based off occupied units only.

Villa Nova Apartments (126 units, 6.0% of total portfolio units) The Villa Nova Apartments property consists of 10 two-story buildings built in 1972 and as of October 6, 2011 was 91.3% occupied. The Villa Nova Apartments property is located in the Far Northwest submarket, approximately 12 miles from the Indianapolis central business district in an accessible and highly-trafficked area of Indianapolis with extensive retail facilities in the immediate vicinity, as well as the St. Vincent Indianapolis Hospital. Since acquisition, $390,785 ($3,101 per unit) in capital expenditures has been invested into the Villa Nova Apartments property, including both exterior and land improvements and appliance upgrades. Other amenities at the Villa Nova Apartments property include a club house, laundry room, pool, tennis courts and outdoor grills. Unit amenities include standard appliances, balconies and ceiling fans. The Villa Nova Apartments property currently has four Section 8 units.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.50x 10.9%

Villa Nova Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)
1 BR – 1 BA	44	34.9%	42	95.5%	792	$521
2 BR – 1.5 BA	82	65.1%	73	89.0%	966	$576
Total / Wtd. Avg.	126	100.0%	115	91.3%	905	$556
(1)	Based on the October 6, 2011 rent roll.
(2)	Average Monthly Rental Rate does not include Section 8 units (1 unit is 1 BR – 1 BA and 3 units are 2 BR – 1.5 BA) and is based off occupied units only.

Environmental Matters.    According to the Phase I environmental reports dated October 3, 2011, there were no recommendations for further action at the Hampshire Multifamily Portfolio Properties other than (a) with respect to all of the Hampshire Multifamily Portfolio Properties, the implementation of Operations and Maintenance (O&M) Plans for asbestos and (b) with respect to the Riverwood Apartments property, the implementation of an O&M plan for lead-based paint, all of which are in place at the properties.

The Market.     The Hampshire Multifamily Portfolio Properties are all located in Indianapolis, Indiana. According to a September 2011 PPR report, population growth in Indianapolis is slightly above the national average and is expected to grow by 100,000 residents over the next five years. Indianapolis is also one of the most affordable cities in the nation to live or conduct business, with the cost of living approximately 12% below the national average.

Per the REIS Apartment Asset Advisor Q4 2011 report, the vacancy rate in the 110,200-unit Indianapolis apartment sector has fallen below its pre-recession level and continues to decrease. Class B/C Q4 2011 apartment vacancy for the Indianapolis metro area is 6.8%, down from 7.3% in Q3 2011 and 9.2% in Q4 2010.

Rents, which increased 2.6% in 2011 based on preliminary fourth quarter data, are projected to increase 3.0% in 2012, and have responded strongly to the rapid improvements in occupancy, having increased each quarter since Q4 2009. According to REIS, Q4 2011 asking rent for the overall Indianapolis metro is $696 per month, increasing 0.2% from the previous quarter.

West Indianapolis Submarket – Westlake Apartments    The West Indianapolis submarket is located within 10 miles of Indianapolis’ central business district and Indianapolis International Airport. According to REIS, the average effective rent for the submarket in Q4 2011 was $571 per unit, up 2.9% from year-end 2010 levels and 4.2% from year-end 2009. Over the next five years, asking rent growth is expected to be above normal, with an expected increase of 4.7% by year-end 2016. The average physical vacancy rate for the West Indianapolis submarket during Q4 2011 was 7.5%, 3.2% lower than year-end 2010 and 5.5% lower than year-end 2009. Over the next four years, vacancies are expected to steadily decrease each year to approximately 3.8% in 2016.

Westlake Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Westlake Apartments	Indianapolis, IN	1967-1976	93.6%	1,381	720	$503
Ashton Pointe	Indianapolis, IN	1968	95%	250	900	$689
Auburn Hills Apartments	Indianapolis, IN	2000	95%	160	981	$766
Port O’Call Apartments	Indianapolis, IN	1970	96%	587	884	$577
Forest Hills Apartments	Indianapolis, IN	1975	98%	420	790	$466
Chapel Hill Apartments	Indianapolis, IN	1968	93%	148	1,277	$660
(1)	Source: Appraisal

Near Northwest Submarket – Wind Drift Apartments    Wind Drift Apartments is located within the Near Northwest submarket approximately 7 miles northwest of the Indianapolis central business district. The Near Northwest submarket is also home to the Indianapolis Motor Speedway, located to the south of the Wind Drift Apartments property. According to REIS, the average effective rent for the submarket in Q4 2011 was $597, up 1.7% from year-end 2010 levels and 4.0% from year-end 2009. Over the next five years, asking rent growth is expected to below normal, with an expected increase of 1.1% by year-end 2016. The average physical vacancy rate for the Near Northwest submarket during Q4 2011 was 5.5%, 1.0% lower than year-end 2010 and 3.5% lower than year-end 2009. Over the next four years, vacancies are expected to decrease to approximately 4.2% in 2016.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.50x 10.9%

Wind Drift Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Wind Drift Apartments	Indianapolis, IN	1979	92.8%	166	915	$638
Deercross Apartments	Indianapolis, IN	1979	93%	372	820	$603
Spinnaker Apartments	Indianapolis, IN	1987	92%	532	743	$603
Idlewood Apartments	Indianapolis, IN	1990	95%	320	808	$639
Bayhead Village	Indianapolis, IN	1978	89%	202	1,002	$624
Eagle Pointe Apartments	Indianapolis, IN	1987	93%	256	789	$657
(1)	Source: Appraisal

Far Northwest Submarket – Villa Nova Apartments and Spyglass Apartments    The Far Northwest submarket is located approximately 9 miles from the Indianapolis central business district. The submarket offers numerous retail centers and a wide variety of other property types, including a new shopping center within walking distance of the two properties. According to REIS, the Q4 2011 physical vacancy rate for the Far Northwest Indianapolis submarket was 4.0%, down from 4.7% at year-end 2010 and 7.6% at year-end 2009. Over the next five years, asking rent growth is expected to be below average, with an expected increase of 3.0% by year-end 2016. The average effective rents for the submarket in Q4 2011 were $656 per unit, a 2.7% increase from year-end 2010 levels and a 5.3% increase from year-end 2009. Over the next four years, vacancies are expected to increase to 6.1% by 2016.

Villa Nova Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Villa Nova Apartments	Indianapolis, IN	1972	91.3%	126	907	$564
Spyglass Apartments	Indianapolis, IN	1981	95%	120	1,003	$733
Carlton Apartments	Indianapolis, IN	1986	95%	701	707	$552
Villages of Bent Tree	Indianapolis, IN	1982	96%	616	868	$688
North Willow Apartments	Indianapolis, IN	1971	96%	130	1,198	$823
Reflections Apartments	Indianapolis, IN	1973	96%	582	789	$616
(1)	Source: Appraisal

Spyglass Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Spyglass Apartments	Indianapolis, IN	1979	95.0%	120	1,003	$707
Carlton Apartments	Indianapolis, IN	1986	95%	701	707	$552
Dogwood Glen	Indianapolis, IN	1986	89%	160	580	$449
North Willow Apartments	Indianapolis, IN	1971	96%	130	1,198	$823
Pickwick Place	Indianapolis, IN	1976	96%	336	1,035	$696
Villa Nova Apartments	Indianapolis, IN	1972	91%	126	907	$538
(1)	Source: Appraisal

Castleton Submarket – Riverwood Apartments and Woods Edge Apartments    The Castleton submarket is a heavily-commercialized region that lies 11 miles from downtown Indianapolis. According to REIS, average Q4 2011 effective rent for the Castleton submarket was $731, up 1.0% from year-end 2010 levels and 2.5% from year-end 2009. Over the next five years, asking rent growth is expected to be below average, with an expected increase of 2.7% by year-end 2016. Average physical vacancy for the submarket during Q4 2011 was 4.3%, 2.4% lower than the year-end 2010 vacancy rate and 4.8% lower than at year-end 2009. Through 2016, vacancies in the submarket are expected to decrease slightly to 3.9%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.50x 10.9%

Riverwood Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Riverwood Apartments	Indianapolis, IN	1977	90.8%	120	1,106	$793
Woodbridge at Castleton	Indianapolis, IN	1980	93%	318	882	$689
Scandia	Indianapolis, IN	1979	94%	444	1,132	$758
Autumn Woods	Indianapolis, IN	1978	98%	424	959	$690
Core Riverbend	Indianapolis, IN	1982	93%	996	821	$664
Woods Edge Apartments	Indianapolis, IN	1981	99%	190	875	$653
(1)	Source: Appraisal

Woods Edge Apartments - Competitive Set(1)
Property Name	Location	Year Built	Occupancy	Number of Units	Average Unit Size (Sq. Ft.)	Effective Average Rent Per Month
Woods Edge Apartments	Indianapolis, IN	1981	98.9%	190	875	$653
Avery Point Apartments	Indianapolis, IN	1980	97%	512	912	$739
The Masters	Indianapolis, IN	1986	94%	400	880	$742
Autumn Woods Apartments	Indianapolis, IN	1978	98%	424	959	$690
Riverwood Apartments	Indianapolis, IN	1978	91%	120	1,106	$793
Woodbridge at Castleton	Indianapolis, IN	1980	93%	318	882	$689
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 9/30/2011	U/W	U/W per Unit
Gross Potential Rent	$13,613,403	$13,869,758	$13,914,227	$13,982,318	$6,649
Total Recoveries	727,055	793,212	843,696	843,696	401
Total Other Income	691,498	698,496	805,892	804,037	382
Less: Vacancy & Credit Loss	(1,947,180)	(1,948,508)	(1,671,567)	(1,739,641)	(827)
Effective Gross Income	$13,084,777	$13,412,958	$13,892,248	$13,890,410	$6,605
Total Operating Expenses	7,121,623	7,287,406	7,512,594	7,893,009	3,753
Net Operating Income	$5,963,154	$6,125,553	$6,379,655	$5,997,401	$2,852
Capital Expenditures	0	0	0	710,990	338
Net Cash Flow	$5,963,154	$6,125,553	$6,379,655	$5,286,411	$2,514

Property Management.    Westlake Apartments and Wind Drift Apartments are managed by Flaherty & Collins, Inc. Woods Edge Apartments, Riverwood Apartments, Spyglass Apartments and Villa Nova Apartments are managed by Buckingham Management, LLC. Neither management company is an affiliate of the borrower.

Lockbox / Cash Management.    The Hampshire Multifamily Portfolio Loan is structured with a springing soft lockbox and springing cash management. If the debt service coverage ratio for the trailing 12-month period falls below 1.30x, all revenue from the property is required to be deposited by the borrower or manager into the clearing account within two business days of receipt.

Additionally, all excess cash will be swept into a lender controlled account on a daily basis upon an event of default or if the debt service coverage ratio for the trailing 12-month period is less than 1.20x on the last day of the calendar quarter.

Initial Reserves.    At closing, the borrower deposited (i) $92,291 into a tax reserve account, (ii) $160,976 into an insurance reserve account and (iii) $735,260 into the required repairs reserve account, which represents 120% of the $612,717 in immediate repairs recommended in the engineering reports.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Indianapolis, IN	Collateral Asset Summary Hampshire Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$54,793,389 65.9% 1.50x 10.9%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $92,291 into a monthly tax reserve account, (ii) $26,829 into a monthly insurance reserve account and (iii) $59,312 into a capital expenditure account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    On any date after the defeasance period begins, in connection with the sale of one or more individual properties to a bona fide third party purchaser, the borrower may obtain the release of such property or properties, upon the satisfaction of certain conditions, including but not limited to the following: (i) the borrower must defease an amount of principal equal to the greater of (a) 100% of net sales proceeds for such property or properties, and (b) 125% of the allocated loan amount for such property or properties, (ii) after such release the LTV for the remaining properties is not more than the lesser of (a) the LTV percentage immediately preceding the release and (b) 66.2%, and (iii) the DSCR is not below the greater of (a) the DSCR immediately preceding the release and (b) 1.32x.

Substitution of Properties. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.44x 10.2%

Mortgage Loan Information
Loan Seller:	GLAC
Loan Purpose:	Refinance
Sponsor:	CBL & Associates Properties, Inc.
Borrower:	Alamance Crossing CMBS, LLC
Original Balance:	$50,800,000
Cut-off Date Balance:	$50,454,122
% by Initial UPB:	5.1%
Interest Rate:	5.8300%
Payment Date:	1st of each month
First Payment Date:	September 1, 2011
Maturity Date:	July 1, 2021
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(31), D(83), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$334,788	$41,849
Insurance:	$0	$0
Replacement:	$0	$4,199
TI/LC:	$0	$27,990

Financial Information
Cut-off Date Balance / Sq. Ft.(2):	$110
Balloon Balance / Sq. Ft.(2):	$94
Cut-off Date LTV:	69.4%
Balloon LTV:	59.1%
Underwritten NOI DSCR:	1.44x
Underwritten NCF DSCR:	1.35x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Regional Mall
Collateral:	Fee Simple
Location:	Burlington, NC
Year Built / Renovated:	2006 / 2008
Total Sq. Ft.:	684,498
Total Collateral Sq. Ft.(3):	456,989
Property Management:	CBL & Associates Management, Inc.
Underwritten NOI:	$5,169,275
Underwritten NCF:	$4,857,350
Appraised Value:	$72,670,000
Appraisal Date:	April 20, 2011

Historical NOI
TTM NOI:	$5,972,814 (T-12 November 30, 2011)
2010 NOI:	$5,988,307 (December 31, 2010)
2009 NOI:	$5,683,662 (December 31, 2009)
2008 NOI:	$3,802,792 (December 31, 2008)

Historical Occupancy(3)
Current Occupancy:	84.3% (November 23, 2011)
2010 Occupancy:	91.2% (December 31, 2010)
2009 Occupancy:	91.7% (December 31, 2009)
2008 Occupancy:	86.7% (December 31, 2008)

(1)	See “Initial Reserves” herein and “Ongoing Reserves” herein.

(2)	Based on the Total Collateral Sq. Ft. of 456,989.

(3)	Excludes JCPenney (102,826 sq. ft.) and Dillard’s (124,683 sq. ft.), which are not part of the collateral.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.44x 10.2%

Anchor and Major Tenant Summary
Anchor Tenants	Ratings Fitch/Moody’s/S&P(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF	Occupancy Cost (% of Sales)
Belk	NR/NR/NR	96,485	21.1%	10/16/2027	$12,600	$131	4.7%
Hobby Lobby	NR/NR/NR	52,500	11.5%	5/31/2024	NAP	NAP	NAP
Carousel Cinemas	NR/NR/NR	52,000	11.4%	6/30/2028	$5,254	$101	13.0%
Subtotal		200,985	44.0%			$120	7.6%

Non-Collateral Anchors
Dillard’s	BB/B2 /BB-	124,683	NAP	NAP	$15,000	$120	NAP
JCPenney	BBB-/NR/BB+	102,826	NAP	NAP	$7,400	$72	NAP
Subtotal		227,509	NAP			$98	NAP

Major In-Line Tenants
Barnes and Noble	NR/NR/NR	26,848	5.9%	7/31/2017	$4,364	$163	9.4%
Victoria’s Secret	BB+/Ba2/BB+	8,090	1.8%	1/31/2018	$2,087	$258	12.2%
Subtotal		34,938	7.6%			$185	10.0%

Other In-line Tenants		126,299	27.6%
Restaurants (3)		23,000	5.0%
Total Occupied Collateral		385,222	84.3%

Vacant		71,767	15.7%
Total(4)		456,989	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	Total Sales and Sales PSF for all tenants listed above are as of year-end 2011, except Belk, Dillard’s and JCPenney are as of year-end 2010.

(3)	Includes 12,200 sq. ft. of restaurant tenants that are on a ground lease.

(4)	Does not include non-collateral anchor tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	8	18,270	4.0%	18,270	4.0%	$27.68	9.2%	9.2%
2013	3	9,640	2.1%	27,910	6.1%	$24.01	4.2%	13.4%
2014	2	10,529	2.3%	38,439	8.4%	$31.19	6.0%	19.3%
2015	0	0	0.0%	38,439	8.4%	$0.00	0.0%	19.3%
2016	1	4,064	0.9%	42,503	9.3%	$10.00	0.7%	20.1%
2017	7	42,955	9.4%	85,458	18.7%	$19.10	14.9%	34.9%
2018	12	53,987	11.8%	139,445	30.5%	$21.46	21.0%	56.0%
2019	5	17,792	3.9%	157,237	34.4%	$26.20	8.5%	64.4%
2020	1	6,000	1.3%	163,237	35.7%	$18.60	2.0%	66.5%
2021	0	0	0.0%	163,237	35.7%	$0.00	0.0%	66.5%
2022	2	9,300	2.0%	172,537	37.8%	$14.73	2.5%	68.9%
Thereafter	12	212,685	46.5%	385,222	84.3%	$8.05	31.1%	100.0%
Vacant	NAP	71,767	15.7%	456,989	100.0%	NAP	NAP
Total / Wtd. Avg.	53	456,989	100.0%			$14.31	100.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.44x 10.2%

The Loan.     The Alamance Crossing loan (the “Alamance Crossing Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the Class A, regional mall and lifestyle center located at 1080 Piper Lane in Burlington, NC (the “Alamance Crossing Property”) with an original principal balance of $50.8 million. The Alamance Crossing Loan has a 119-month term and amortizes on a 30-year schedule. The Alamance Crossing Loan accrues interest at a fixed rate equal to 5.8300% and has a cut-off date balance of approximately $50.5 million. Loan proceeds were used to retire existing debt of approximately $52.0 million. Based on the appraised value of approximately $72.7 million as of April 20, 2011, the cut-off date LTV is 69.4%.  The borrower developed the property in 2006 for a total cost of approximately $95.6 million and has remaining equity in excess of $44.8 million. The most recent prior financing of the Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$50,800,000	96.4%	Loan Payoff	$51,963,364	98.6%
Sponsor Equity	1,906,847	3.6%	Reserves	334,788	0.6%
			Closing Costs	408,695	0.8%

Total Sources	$52,706,847	100.0%	Total Uses	$52,706,847	100.0%

The Borrower / Sponsor.    The borrower, Alamance Crossing CMBS, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”).

Founded in 1978 and headquartered in Chattangooga, Tennessee, CBL is one of the largest mall REITs in the United States, with controlling interests in 76 regional malls/open-air centers, 30 associated centers, eight community centers and 14 office buildings; non-controlling interests in seven regional malls, four associated centers, four community centers and six office buildings.  CBL’s properties are located in 26 states, primarily in the southeastern and midwestern United States. The company is a publicly traded REIT listed on the New York Stock Exchange under the symbol CBL.  As of February 2012, CBL had an equity market capitalization of approximately $2.60 billion.

The Property.     The Alamance Crossing Property is a 684,498 square foot Class A regional mall and lifestyle center, of which 456,989 square feet is collateral, located in Burlington, North Carolina.  The Alamance Crossing Property is anchored by Dillard’s (non-owned), JCPenney (non-owned), Belk (ground lease), Hobby Lobby and Carousel Cinemas. The mall was developed in 2006 for a total cost of approximately $95.6 million. Since the completion of the Alamance Crossing Property, the sponsor has also developed the second phase of the property, Alamance West, for a total cost of approximately $20 million, which opened in Q4 2011, and is anchored by Kohl’s, BJ’s Wholesale Club, Inc. and Dick’s Sporting Goods.

Major in-line tenants at the mall include Barnes & Noble, Victoria’s Secret, American Eagle Outfitters, and The Children’s Place. The Alamance Crossing Property includes 39 in-line tenants and 4 restaurants. For the YE 2011, comparable in-line tenants (comparable tenants include those tenants with lease start dates greater than one year prior to sales reporting date) generated $31.3 million or $218 PSF in sales with occupancy costs of 15.0%.

Based on a rent roll dated November 23, 2011, the Alamance Crossing Property is 84.3% occupied (excluding non-collateral tenants).

Historical Sales PSF/Screen(1)
	2008	2009	2010	2011
Belk	$136	$125	$131	NAV
Carousel Cinemas(2)	$140,810(3)	$326,179	$324,112	$328,353

In-Line Tenants(4)	NAV	$198	$219	$218

(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Historical Sales per Screen for Carousel Cinemas is based on 16 screens.
(3)	Sales presented above for Carousel Cinemas tenant for 2008 are for a partial year, as the tenant’s lease commencement date is July 1, 2008.
(4)	In-Line Tenants sales for comparable in-line tenants only.

Environmental Matters.     The Phase I environmental report dated May 9, 2011 recommended no further action at the Alamance Crossing Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.44x 10.2%

The Market.     The Alamance Crossing Property is located in Burlington, Alamance County, North Carolina.  Burlington is located in the North Carolina Piedmont Triad, a region of North Carolina in the Piedmont that is comprised of 12 counties surrounding the cities of Greensboro, Winston-Salem, and High Point. The Piedmont Triad has an estimated population of roughly 1.7 million, making it the 30th largest Combined Statistical Area in the United States. The Alamance Crossing property is located approximately 5 miles southwest of downtown Burlington and approximately 15 miles east of Greensboro’s central business district.

The mall is situated in the dominant retail node between Greensboro and Raleigh, NC just off of I-40/85, the major highway connecting the two cities.  Nearby retailers include: Kohl's, BJ's Wholesale Club, Inc., and Dick’s Sporting Goods (at Alamance West); Target, Best Buy, Michael’s Stores, PetsMart, Old Navy, Ross Stores, Bed Bath & Beyond (at University Crossing); and a Walmart Supercenter, one mile east of the subject.  It is approximately four miles south of Elon University, whose 575-acre campus houses 4,995 undergraduate students and 671 graduate students.   There is also a new 283-bed regional hospital, Alamance Regional Medical Center, located on the south side of Interstate 85.  The Center's trade area spans a 10-mile radius and, as of 2010, had a population of 131,819 in 52,078 households with an average household income was $54,320.  The area has grown at an annual compounded rate of 1.32% over the last ten years, and is projected to grow at a 1.24% rate over the next five years.

Per CoStar, the Alamance Crossing Property is located in the Alamance County retail market. As of year-end 2011, the Alamance County mall market had an inventory of 3.1 million square feet, with a vacancy rate of 7.2% and rental rates of $12.77 PSF NNN. Similarly, the overall Alamance County retail market had an inventory of 13.1 million square feet, with a vacancy rate of 5.9% and rental rates of $10.42 PSF NNN.

The primary competitive set consists of the Friendly Shopping Center (953,149 SF, 18 miles W), Shops at Friendly Center (307,419 SF, 18 miles W), and Tanger Factory Outlet (318,990 SF, 15 miles E).  The primary competitive set totals approximately 1.6 million square feet and is located within a 20 mile radius from the property.  The local competitive set comprises Burlington Mall (415,944 SF, 2 miles NE), University Crossing (233,746 SF, adjacent to the subject), and Huffman Mill Plaza (200,000 SF, 1 mile east). Due to their distance from the Alamance Crossing Property, Streets of Southpoint (1,326,000 SF, 32 miles SE) and Cameron Village (630,123 SF, 57 miles E) are considered secondary competitors, and are not presented in the table below.

Burlington Mall is the closest competitor to the Property, and has struggled since the subject’s opening, having lost two of its three anchors (JCPenney and Belk) to the subject.  Friendly Shopping Center and Shops at Friendly Center are adjacent one another.  The former is an enclosed mall, while the latter is a lifestyle center, both are owned by CBL.

Competitive Set(1)
	Friendly Shopping Center	Shops at Friendly Center	Tanger Factory Outlets	Burlington Mall	University Crossing	Huffman Mill Plaza
Distance from Subject	18 miles	18 miles	15 miles	2 miles	Adjacent to subject	1 mile
Property Type	Regional Center	Lifestyle Center	Outlet Center	Regional Mall	Power Center	Community Center
Owner	CBL & Associates Properties, Inc.	CBL & Associates Properties, Inc.	NAV	NAV	NAV	NAV
Year Built / Renovated	1957 / 1996	2006-2008 / NAP	2010 / NAP	1969 / 2004	2005 / NAP	1988 / 1993
Size (Sq. Ft.)	953,149	307,419	318,990	415,944	233,746	200,000
Anchors / Major Tenants	Barnes & Noble, Belk, Grande Cinema, Macy’s, Sears	Harris Teeter, REI, DSW	Saks Fifth Avenue, J. Crew, Banana Republic, Polo Ralph Lauren, Gap	Sears	Target, Best Buy, Michael’s Stores, PetsMart, Old Navy, Ross Stores, Bed Bath & Beyond	WalMart Supercenter

(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1080 Piper Lane Burlington, NC 27215	Collateral Asset Summary Alamance Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$50,454,122 69.4% 1.44x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 11/30/2011	U/W	U/W PSF
Base Rent(1)	$5,453,670	$5,589,943	$5,646,857	$7,224,709	$15.81
Total Recoveries	1,870,173	1,794,157	1,832,009	1,884,447	4.12
Total Other Income	244,314	373,145	345,531	406,364	0.89
Less: Vacancy & Credit Loss(2)	(6,396)	(1,088)	0	(2,199,803)	(4.81)
Effective Gross Income	$7,561,761	$7,756,157	$7,824,397	$7,315,718	$16.01
Total Operating Expenses	1,878,099	1,767,850	1,851,582	2,146,443	4.70
Net Operating Income	$5,683,662	$5,988,307	$5,972,814	$5,169,275	$11.31
TI/LC	0	0	0	220,527	0.48
Capital Expenditures	0	0	0	91,398	0.20
Net Cash Flow	$5,683,662	$5,988,307	$5,972,814	$4,857,350	$10.63

(1)	U/W Base Rent includes value of vacant space.

(2)
Underwritten Vacancy and Credit Loss was 18.0%, with additional adjustments made to rents, including mark downs to market levels and also rent reduction to meet certain sustainable occupancy cost thresholds.

Property Management.    The Alamance Crossing Property is managed by CBL & Associates Management, Inc., an affiliate of CBL and the borrower.  CBL & Associates Management, Inc. manages all of the properties that are owned by CBL.

Lockbox / Cash Management.    The Alamance Crossing Loan is structured with a hard lockbox and springing cash management. All excess cash will be swept into a lender controlled account upon an event of default or if the debt service coverage ratio for the trailing 12-month period is less than 1.10x on the last day of the calendar quarter, or if the Barnes & Noble tenant becomes subject or bankruptcy proceedings or goes dark at the subject.

Initial Reserves.    At closing, the borrower deposited $334,788 into a tax reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $41,849 into a monthly tax reserve account, (ii) $4,199 into a capital expenditure account and (iii) $27,990 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.     None

Partial Release. The borrower is permitted to release a certain Release Parcel provided, (i) the remaining DSCR shall be no less than 1.10x and (ii) the LTV shall be no more than 69.0%. No underwritten cash flow or appraised value was assigned for such Release Parcel.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 67.4% 1.87x 13.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$45,000,000	73.0%	Purchase Price	$57,000,000	92.5%
Sponsor Equity	$16,626,269	27.0%	Reserves	$3,626,269	5.9%
			Closing Costs	$1,000,000	1.6%

Total Sources	$61,626,269	100.0%	Total Uses	$61,626,269	100.0%

The Borrower / Sponsor.    The borrower, Hamilton 9999 Associates L.P. is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure at the general partner level.  The sponsor of the borrower and the nonrecourse carve-out guarantor is [Pinchos D. Shemano]

[SPONSOR DESCRIPTION]

The Property. Tek Park Business Center Property is a nine-building campus comprising 510,638 square feet, featuring 199,769 square feet of office space (39.1% of NRA, 22.7% of GPR, 59.3% leased), 188,532 square feet of lab space (36.9% of NRA, 32.0% of GPR, 100.0% leased) and 122,337 square feet of data center space (24.0% of NRA, 45.4% of GPR, 100.0% leased).  The Tek Park Business Center Property offers many amenities, including on-site helipad, conferencing, on-site 24 hour maintenance, on-site daycare, full-service cafeteria and fitness and recreation options.

The TEK Park Business Center Property was originally developed in 1987 by AT&T as a build-to-suit space, and was sold to the MRA Group for $9.3 million. MRA Group invested approximately $18.9 million on tenant spaces and capital improvements to convert the Tek Park Business Center Property into a multi-tenant office campus. Since its development and expansion, over $280 million has been invested into the Tek Park Business Center Property.

Environmental Matters. The Phase I environmental report dated August 26, 2011 revealed no evidence of recognized environmental conditions, but recommended repair and routine maintenance of a hydraulic line in building 1, and routine maintenance of water damage in building 2.

Major Tenants.
Data Based Systems International, Inc. (122,337 sq. ft., 24.0% of NRA, 45.4% of GPR) Data Based Systems International, Inc. (“DBSI”) offers infrastructure and technology services, focusing on disaster recovery, managed hosting, and data center services. DBSI signed a ten year lease in 2008 for all of building 4. DBSI is considered to be a Tier III Data Center and Tier IV capable (highest ranked tier rating). The tenant has invested $8 million to date and is [projected to spend an additional $20 million]. DBSI has two 10-year renewal options.

CyOptics (117,379 sq. ft., 23.0% of NRA, 19.7% of GPR) CyOptics designs, develops and markets a full line of optical chips and components for integration into access, metro and long-haul communications systems. They also provide complete contract design, foundry and packaging services. CyOptics was a spinoff of Triquent Semiconductor, a former owner of the TEK Park Business Center Property, which afforded them the opportunity to inherit their space at no cost. CyOptics leases all of building 2 and portions of buildings 1 and 3. In 2005, CyOptics signed a lease for office and laboratory spaces previously occupied by TriQuint Semiconductor. CyOptics was the sole tenant, occupying 70,000 square feet, and has since expanded to 117,379 square feet. CyOptics has two 5-year renewal options.

Buckeye Partners (79,795 sq. ft., 15.6% of NRA, 15.9% of GPR) Buckeye Partners (NYSE: BPL) is headquartered at the Tek Park Business Center Property and is one of the primary distributors of petroleum in the northeastern and mid-western portions of the United States. With approximately 600 employees, Buckeye Partners manages over 5,400 miles of petroleum pipeline distribution in the area. Buckeye Partners signed a fifteen year lease in 2006 for 79,795 square feet in Building 5. This space serves as the command and control center for Buckeye Partners' gas pipelines in the Northeast region.  Buckeye Partners spent $1.4 million on their space, and MRA Group spent an additional $3.2 million on the Buckeye Partners space. Buckeye Partners has the option to terminate its lease on October 15, 2016 with one year’s notice and payment of a $250,000 termination fee. In addition, a cash flow sweep (the “Buckeye Sweep Period”) will spring on the earlier of (i) the date Buckeye Partners gives notice to exercise its termination option, or (ii) 12 months prior to the lease termination date (see “Ongoing Reserves” for additional information). Buckeye Partners has two 5-year renewal options.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 67.4% 1.87x 13.3%

The Market.

Office Market
The Tek Park Business Center Property features 199,769 square feet of office space in buildings 1, 5 and 10. The Tek Park Business Center Property is located within the Lehigh and Northampton County office submarket, commonly known as the Lehigh Valley market. As of Q3 2011, the submarket comprised approximately 5.8 million square feet of office space, with no new projects under construction. Overall absorption in the submarket through Q3 2011 was just over 159,000 square feet, averaging approximately 72,000 square feet of positive quarterly absorption since the beginning of 2010. As of Q3 2011, Lehigh Valley had an overall vacancy rate of 10.6%, well below the regional average of 14.7% and the suburban average of 16.1%. Average rent for all classes in Lehigh Valley was $18.01 PSF Gross, with Class A space at $19.24 PSF Gross. Both rental rate averages are the lowest among all of the regional submarkets and significantly below the regional average of $23.64 PSF for all classes and $25.85 PSF for Class A space.

Laboratory/R&D Market
The Tek Park Business Center Property features 188,532 square feet of lab space in buildings 2, 3 and 8. The Philadelphia market contains approximately 808,000 square feet of laboratory space within 15 buildings. This level of inventory has remained unchanged over the preceding four year period and there have been no significant additions to the market over this same time frame. Vacancy rates have fluctuated over the preceding four years, extending from a low of 13.1% in Q3 2008 to the current high of 23.2% as of Q3 2011. Over this same four year period, net absorption figures have fallen from their highs witnessed in Q3 2007. Concurrently, annual gross absorption figures have decreased significantly over the preceding four year period. The total reported average asking rental rate for laboratory space is $16.80 PSF on a net basis.

Philadelphia Laboratory Market(1)
Period	# Bldgs	Total SF	Vacant Sq. Ft.	Vacant %	Occupied Sq. Ft.	Annual Net Absorption	Annual Gross Absorption	Total Leased SF	SF Delivered	SF Under Construction	Total Average Rate (NNN)
2011 3Q	15	808,054	187,330	23.2%	620,724	(40,165)	28,035	64,853	0	0	$16.80
2010 3Q	15	808,054	147,165	18.2%	660,889	21,508	59,087	162,587	0	0	$21.70
2009 3Q	15	808,054	168,673	20.9%	639,381	(62,623)	19,328	21,928	0	0	$22.50
2008 3Q	15	808,054	106,050	13.1%	702,004	78,780	100,039	42,460	0	0	$23.27
2007 3Q	15	808,054	184,830	22.9%	623,224	212,085	241,631	127,374	0	0	$16.74
(1)	Source: Appraisal; CoStar Group

Data Center Market
The Tek Park Business Center features 122,337 square feet of warm-shell data center space occupied by DBSI in building 4. The data for warm shell data center space includes 14 comparables ranging from approximately 42,000 to 710,000 square feet of rentable space. Rental rates for warm shell deliveries range from $24.00 to $42.00 PSF NNN. The rental rates achieved for these warm shell deliveries were signed before the economic recession in 2008. With no new construction over the past couple of years, the market has been supply constrained. The most recent lease was signed in May 2011 for 27,130 square feet at $36.00 PSF NNN. The appraiser determined warm shell market rent of $24.96 PSF NNN.

The overall average rent for the Tek Park Business Center Property as determined by the appraiser is $16.94 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$45,000,000 67.4% 1.87x 13.3%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 5/31/2011	U/W	U/W PSF
Base Rent	$4,156,094	$5,252,254	$5,537,314	$6,890,833	$13.49
Value of Vacant Space	0	0	0	1,639,761	3.21
Gross Potential Rent	$4,156,094	$5,252,254	$5,537,314	$8,530,594	$16.71
Total Recoveries	1,854,532	1,928,661	1,502,015	2,204,831	4.32
Total Other Income	19,207	14,425	14,430	31,415	0.06
Less: Vacancy(1)	0	0	0	(1,639,761)	(3.21)
Effective Gross Income	$6,029,833	$7,195,340	$7,053,759	$9,127,079	$17.87
Total Operating Expenses	2,882,835	2,700,750	2,817,430	3,153,478	6.18
Net Operating Income	$3,146,998	$4,494,590	$4,236,329	$5,973,601	$11.70
TI/LC	0	0	0	380,356	0.74
Capital Expenditures	0	0	0	127,660	0.25
Net Cash Flow	$3,146,998	$4,494,590	$4,236,329	$5,465,585	$10.70

(1)	Underwritten vacancy of 15.2% of gross income.

Property Management.    The Tek Park Business Center Property is managed by David Stern Management Corp., a borrower affiliate.

Lockbox / Cash Management.    The Tek Park Business Center Loan is structured with a hard lockbox and in place cash management.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) if the debt service coverage ratio for the trailing 12-month period is less than 1.20x on the first day of the calendar quarter, or (iii) on the earlier of (a) the date the Buckeye Partners tenants gives notification that it is exercising its right to terminate its lease, and (b) October 15, 2015, which is the date Buckeye Partners is required to give notification of its intent to terminate its lease, and shall end, with respect to clause (i), when the event of default has been cured and is acceptable to lender, with respect to clause (ii), when the debt service coverage ratio is greater than or equal to 1.25x and, with respect to clause (iii), when the Buckeye space has been re-tenanted or net cash flow is equal to or greater than the net cash flow at closing and the balance in the TI/LC reserve is at least $3,200,000. Any excess cash swept as a result of clause (iii) above, may be used to re-tenant the space in accordance with the provision of the loan agreement.

Initial Reserves.    At closing, the borrower deposited (i) $202,269 into a tax reserve account, (ii) $__ into an insurance reserve account, (iii) $3,200,000 into the TI/LC reserve account and (iv) $72,265 into the required repairs reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $35,036 into a monthly tax reserve account, (ii) $____ into a monthly insurance reserve account, and (iii) $10,036 into a capital expenditure account. In addition, at any time the TI/LC reserve falls below $1,500,000 the borrower will be required to make monthly deposits of $42,553.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The sponsor shall be permitted to incur mezzanine debt secured by equity interests in the borrower, provided, among other things per the loan documents, (i) a combined LTV shall not be above 78%, (ii) a combined DSCR of no less than 1.35x and (iii) a combined debt yield of no less than 10.5%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.28x 9.6%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	BOSC Realty Advisors LLC
Borrower:	BPI Brea LLC
Original Balance:	$43,500,000
Cut-off Date Balance:	$43,451,656
% by Initial UPB:	4.4%
Interest Rate:	6.3220%
Payment Date:	6th of each month
First Payment Date:	March 6, 2012
Maturity Date:	February 6, 2022
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$382,220	$76,444
Insurance:	$63,199	$5,745
Replacement:	$0	$2,756
TI/LC:	$81,158	$13,778
Casual Male Reserve:	$150,225	$0
DSW Reserve:	$522,500	$0
Casual Male Delivery Reserve:	$260,000	$0
DSW Delivery Reserve:	$366,450	$0
Free Rent Holdback Reserve:	$300,429	$0
Build Out Reserve:	$1,099,351	$0
Loftus Channel Completion Reserve:	$60,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$263
Balloon Balance / Sq. Ft.:	$225
Cut-off Date LTV:	65.8%
Balloon LTV:	56.4%
Underwritten NOI DSCR:	1.28x
Underwritten NCF DSCR:	1.22x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	9.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple / Leasehold
Location:	Brea, CA
Year Built / Renovated:	1976 / 1993-1994, 2008-2011
Total Sq. Ft.:	165,337
Property Management:	Coreland Companies
Underwritten NOI:	$4,161,126
Underwritten NCF:	$3,943,614
Appraised Value:	$66,000,000
Appraisal Date:	December 7, 2011

Historical NOI
TTM NOI:	$3,117,192 (T-12 October 31, 2011)
2010 NOI:	NAV
2009 NOI:	NAV
2008 NOI:	NAV

Historical Occupancy
Current Occupancy(2):	98.0% (January 4, 2012)
2010 Occupancy:	NAV
2009 Occupancy:	NAV
2008 Occupancy:	NAV

(1)	See “Initial Reserves” herein and “Ongoing Reserves” herein.

(2)
Current Occupancy includes DSW and DXL, which have signed leases and are in the process of performing build out of their respective spaces. DXL is anticipated to receive their space in April, 2012 and DSW is expected to receive their space by July 2012. Rent will commence for DSW three months after delivery and for DXL 4 months after delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.28x 9.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (sq. ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Tristone Cinemas	NR/NR/NR	18,450	11.2%	$9.59	4.1%	7/31/2020
Total Wines	NR/NR/NR	18,013	10.9%	$16.00	6.7%	6/30/2020
DSW	NR/NR/NR	17,450	10.6%	$21.00	8.6%	8/31/2022(1)
Mother’s Market	NR/NR/NR	13,006	7.9%	$19.25	5.9%	8/31/2031
Lucille’s Smokehouse	NR/NR/NR	11,829	7.2%	$14.58	4.0%	3/30/2013
Total Major Tenants		78,748	47.6%	$15.93	29.3%
Non-Major Tenants		83,359	50.4%	$36.24	70.7%
Total Occupied Collateral		162,107	98.0%	$26.37	100.0%
Vacant		3,230	2.0%
Total / Wtd. Avg.		165,337	100.0%

(1)	The DSW lease includes a termination option after the 5th lease year (year ending 8/2017) if the gross sales do not exceed $4.0 million in year 5 of the lease term.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	1	11,829	7.2%	11,829	7.2%	$14.58	4.0%	4.0%
2014	1	7,500	4.5%	19,329	11.7%	$16.13	2.8%	6.9%
2015	4	8,061	4.9%	27,390	16.6%	$50.50	9.5%	16.4%
2016	6	10,933	6.6%	38,323	23.2%	$37.80	9.7%	26.1%
2017	1	4,000	2.4%	42,323	25.6%	$29.00	2.7%	28.8%
2018	0	0	0.0%	42,323	25.6%	$0.00	0.0%	28.8%
2019	1	1,365	0.8%	43,688	26.4%	$26.88	0.9%	29.6%
2020	6	54,655	33.1%	98,343	59.5%	$19.91	25.4%	55.1%
2021	6	13,549	8.2%	111,892	67.7%	$40.94	13.0%	68.0%
2022	2	27,450	16.6%	139,342	84.3%	$22.82	14.7%	82.7%
Thereafter	3	22,765	13.8%	162,107	98.0%	$32.49	17.3%	100.0%
Vacant	NAP	3,230	2.0%	165,337	100.0%	NAP	NAP
Total / Wtd. Avg.	31	165,337	100.0%			$26.37	100.0%

The Loan.    The Brea Plaza Shopping Center Loan (the “Brea Plaza Shopping Center Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interest in the Brea Plaza Shopping Center, a 165,337 square foot Class A, anchored retail shopping center located at the intersection of Imperial Highway and the Orange Freeway in Brea, California (the “Brea Plaza Shopping Center Property”) with an original principal balance of $43.5 million. The Brea Plaza Shopping Center Loan has a 10-year term and amortizes on a 30-year schedule. The Brea Plaza Shopping Center Loan accrues interest at a fixed rate equal to 6.3220% and has a Cut-off Date Balance of $43.5 million. Loan proceeds were used to retire existing debt of approximately $39.3 million, fund the purchase of the Jared Building Improvements and fund escrows for outstanding tenant build-out and free rent reserves.  Based on the appraised value of $66.0 million as of December 7, 2011, the Cut-off Date LTV is 65.8% and the remaining implied equity is $22.5 million.   The most recent prior financing of the Brea Plaza Shopping Center Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.28x 9.6%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$43,500,000	99.9%	Loan Payoff	$39,300,000	90.3%
Borrower Equity	$40,000	0.1%	Prior Loan Reserves Refund	($2,756,839)	(6.3%)
			Loan Reserves	$3,285,531	7.5%
			Jared Building Purchase	$1,500,000	3.4%
			Deferred Development Costs	$1,098,014	2.5%
			Closing Costs	$1,113,293	2.6%
Total Sources	$43,540,000	100.0%	Total Uses	$43,540,000	100.0%

The Borrower / Sponsor.    The borrower, BPI Brea, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower is BOSC Realty Advisors LLC and the nonrecourse carve-out guarantors are Najwa Nadhir, Ronald Shunia, and Nedal Denha.  Affiliated entities of the sponsor have owned the Brea Plaza Shopping Center Property since 1992, and have renovated and redeveloped the Brea Plaza Shopping Center Property several times over the past 20 years.  Affiliates of the sponsor have developed and/or leased over 1 million square feet of retail space representing several hundred million dollars in value, including retail properties in TX, CA and FL, as well as retail and office properties in MI.

The Property. The Brea Plaza Shopping Center Property is located at the intersection of the Orange Freeway & Imperial Highway, Brea, California.  The site consists of a 13.13‐acre irregular‐shaped parcel developed with 15 single‐story retail buildings with a total of 165,337 square feet of net rentable area.  The Brea Plaza Shopping Center Property was originally constructed in 1976 and most recently renovated between 2008 and 2011 with ongoing renovations including the completion of an 8,400 sq. ft. outparcel tenanted by Jared Jewelers (6,000 sq. ft.), Pinkberry (1,141 sq. ft.) and one additional speculative retail tenant.  Other recent renovations include the construction of buildings C, T and U, which total 24,461 sq. ft. and are currently leased to Mother’s Market (13,006 sq. ft.), AT&T Wireless (4,704 sq. ft.), Chick-Fil-A (3,759 sq. ft.), Bonny Bridal (2,277 sq. ft.) and Eyebrow Beauty (715 sq. ft.).

Environmental Matters. The Phase I environmental report dated December 12, 2011 recommended no further action at the Brea Plaza Shopping Center Property.

Major Tenants.

Tristone Cinemas (18,450 sq. ft., 11.2% of NRA, 4.1% of U/W Base Rent)
Tristone Cinemas, dba Brea Plaza 5 Cinemas, is a late run movie-theater featuring five screens with standard seating.  Tristone Cinemas operates five theaters in southern California.  It is noted that with regards to the Tristone Cinemas sales, as a late-run theater, the theater has significantly lower costs to show movies and sells tickets for lower prices than typical first-run theaters.  The theater typically runs movies after two week runs at first-run theaters.  Tristone currently operates five similar theaters in the market and has reportedly been profitable at all of its locations.  Tristone provided a personal guarantee from the operator. Tristone Cinemas reported sales of $185,868 per screen for the T-12 period ending October 2011.

Total Wines (18,013 sq. ft., 10.9% of NRA, 6.7% of U/W Base Rent)
Total Wines is an American alcohol retailer founded in 1991 by David and Robert Trone through the opening of two wine stores in Delaware.  In 1998, Total Wines purchased five Total Beverage stores from the Dart Group.  Following the purchase, Total Wine grew slowly until 2002, when other executives were brought in from major retailers like BJ's, Hechinger, The Home Depot, Hecht's, and others; this allowed steady expansion thereafter. Total Wines currently has over 80 locations in 10 states (Delaware, Florida, New Jersey, North Carolina, South Carolina, Georgia, Arizona, California, Virginia, and Nevada).  Total Wines has become one of the largest independent fine wine retailers in the United States and is among a select few of fine wine retailers who operate in multiple states.  It is the leading non-supermarket seller of fine wine in the United States.

DSW (17,450 sq. ft., 10.6% of NRA, 8.6% of U/W Base Rent)
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of January 10, 2012, DSW operated 326 stores in 40 states and 336 leased departments for other retailers in the United States. As of December 14, 2011, DSW (NYSE: DSW) was trading at $44.54 per share, with a market capitalization of $1.93 billion.  For the year ending January 29, 2011, DSW reported total revenues of $1.8

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.28x 9.6%

billion and operating income of $173.6 million. The tenant space for DSW is currently being built out by the borrower and is anticipated to be delivered to DSW in July 2012. DSW has the right to terminate its lease if the space is not delivered by October 1, 2012. Sufficient funds to complete all of the landlord’s obligations under the lease, as well as one year of rent, have been reserved.

The Market.     The Brea Plaza Shopping Center Property is located in the southern portion of the city of Brea. The City of Brea is within northern Orange County and is 35 miles south of Los Angeles and 90 miles north of San Diego. Reis, Inc. classifies the Brea Plaza Shopping Center Property in the North submarket of Orange County which contains 5,708,000 sq. ft., or 14.2% of the region’s inventory.

As of third quarter 2011, the overall vacancy rate for the region was 6.4%, according to Reis, Inc. The North submarket has an overall vacancy rate of 6.3%. The average asking rental rate for all types of space in the region is $30.58 PSF. The highest average asking rent of $40.63 PSF is being achieved in the Coastal submarket. Conversely, the lowest rent is being achieved in the West submarket at $23.75 PSF. The Brea Plaza Shopping Center Property’s North submarket has an average asking rental rate of $29.60 PSF.

Competitive Set(1)
Name	Brea Gateway Center	Brea Center	Morningside Plaza	Imperial Center East	Fullerton University Center	Fullerton Crossroads
Distance from Subject	0.5 miles	1.1 miles	1.4 miles	1.7 miles	2.0 miles	2.2 miles
Property Type	Community SC	Neighborhood SC	Neighborhood SC	Community SC	Community SC	Community SC
Year Built / Renovated	1994	1967	1992	1989	1975	1970 / 2005
Total Occupancy	99%	98%	95%	98%	100%	99%
Size (Sq. Ft.)	181,854	56,945	91,209	221,224	189,000	226,000
Anchors / Major Tenants	Ralph’s, Cost Plus World Market	Vons	Stater Brothers	Albertsons, TJ Maxx, Trader Joe’s	Target	Ralph’s, Kohl’s

(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	T-12 10/31/2011	U/W	U/W PSF
Base Rent(1)	$2,944,060	$4,275,387	$25.86
Value of Vacant Space	0	140,201	0.85
Gross Potential Rent	$2,944,060	$4,415,588	$26.71
Total Recoveries	879,230	1,695,992	10.26
Total Other Income	303,770	300,000	1.81
Less: Vacancy(2)	0	(320,579)	(1.94)
Effective Gross Income	$4,127,060	$6,091,001	$36.84
Total Operating Expenses	1,009,868	1,929,875	11.67
Net Operating Income	$3,117,192	$4,161,126	$25.17
TI/LC	0	184,445	1.12
Capital Expenditures	0	33,067	0.20
Net Cash Flow	$3,117,192	$3,943,614	$23.85

(1)	U/W Base Rent includes $24,253 in contractual step rent through November 2012.

(2)	U/W vacancy of 5.0% of gross income.

Property Management.    The Brea Plaza Shopping Center Property is managed by Coreland Companies, which is not an affiliate of the borrower.

Lockbox / Cash Management.    The Brea Plaza Shopping Center Loan is structured with a hard lockbox and in place cash management.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.28x 9.6%

Additionally, all excess cash will be swept into a lender controlled account upon an (i) event of default of loan or management agreement,  (ii) a borrower cooperation failure event, (iii) or if the debt service coverage ratio for the Brea Plaza Shopping Center Property is less than 1.05x on a trailing 12-month basis for any applicable period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

835 East Imperial Highway and 1647 East Imperial Highway Brea, CA 92821	Collateral Asset Summary Brea Plaza Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$43,451,656 65.8% 1.28x 9.6%

Initial Reserves.    At closing, the borrower deposited (i) $382,220 into a tax reserve account, (ii) $63,199 into an insurance reserve account, (iii) $81,158 into the TI/LC reserve account, (iv) $60,000 into a Loftus Channel Completion Reserve for outstanding fees asserted by the Orange County Flood District to be owed with the development of the parking area over the flood channel along the eastern end of the Property, (v) $150,225 into a Casual Male TI/LC Reserve for TI/LC costs to be paid in connection with the Casual Male space, (vi) $522,500 into a DSW TI/LC Reserve for TI/LC costs to be paid in connection with the DSW space, (vii) $260,000 into a Casual Male Deliver Reserve to be released upon Casual Male taking occupancy and opening for business, (viii) $366,450 into a DSW Delivery Reserve to be released upon DSW taking occupancy and opening for business,(ix) $300,429 in a Free Rent Reserve for remaining free rent and, (x) $1,099,351 in a Build Out Reserve to cover build-out costs associated with the DSW and Casual Male spaces.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $76,444 into a monthly tax reserve account, (ii) $5,745 into a monthly insurance reserve account, (iii) $2,756 into a capital expenditure account and (iv) $13,778 into a TI/LC reserve account.  TI/LC reserve is capped at $500,000, except during the last three years of the Brea Plaza Shopping Center Loan term.

Current Mezzanine or Subordinate Indebtedness.    None

Future Mezzanine or Subordinate Indebtedness Permitted.    None

Ground Lease.    A portion of the parking area running to the benefit of the Brea Plaza Shopping Center Property (including the land currently improved with the drive-thru for Chick-Fil-A) is subject to a ground lease between borrower (as tenant) and Orange County Flood Control District (as landlord).  This parking area was constructed above a flood channel running along the eastern portion of the Brea Plaza Shopping Center Property.  The ground lease for the Loftus Channel Land carries a 30-year term (expiring October 31, 2040), with two 10-year extension options.  The initial rent under the lease is $16,274 per month.  Rent will increase every five years based upon increases in CPI for the initial term beginning on November 1, 2015, as well as the extension terms.  Under the terms of the ground lease, certain construction costs (plus interest at the greater of (a) 10% or (b) average interest+2% per annum) associated with the development of the parking area above the flood channel are considered to be prepaid rent, and will offset such rent obligations during the initial 30-year term of the lease.  Based upon estoppels received from Orange County, the above referenced construction costs were sufficient to cover all rent payments during the initial 30-year term of the ground lease and no ground rent is due during such term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.52x 11.5%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Belinda Meruelo
Borrower:	Rio Apartments, Inc.; Residences at 107 Ave., Inc.
Original Balance:	$34,500,000
Cut-off Date Balance:	$34,462,582
% by Initial UPB:	3.5%
Interest Rate:	6.5000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2012
Maturity Date:	February 6, 2017
Amortization:	360 months
Additional Debt:	None
Call Protection:	YM1(59), O(1)
Lockbox / Cash Management:	Soft / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$162,720	$54,240
Insurance:	$189,411	$36,324
Replacement:	$0	$16,246
Required Repairs:	$537,638	NAP
Debt Service Reserve:	$218,064	NAP
Security Deposit Reserve:	$485,370	$0

Financial Information
Cut-off Date Balance / Unit:	$61,872
Balloon Balance / Unit:	$58,322
Cut-off Date LTV:	65.4%
Balloon LTV:	61.6%
Underwritten NOI DSCR:	1.52x
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	11.0%

Property Information
Single Asset / Portfolio:	Two crossed single assets
Property Type:	Multifamily
Collateral:	Fee Simple
Location:	Miami, FL
Year Built / Renovated:	1971,1974 / NAP
Total Units:	557
Property Management:	Self Managed
Underwritten NOI:	$3,978,909
Underwritten NCF:	$3,783,959
Appraised Value:	$52,700,000
Appraisal Date:	November 10, 2011

Historical NOI
TTM NOI:	$4,461,028 (T-12 November 30, 2011)
2010 NOI:	$3,496,226 (December 31, 2010)
2009 NOI:	$3,741,858 (December 31, 2009)
2008 NOI:	$3,114,394 (December 31, 2008)

Historical Occupancy
Current Occupancy:	97.8% (November 28, 2011)
2010 Occupancy:	95.1% (December 31, 2010)
2009 Occupancy:	93.9% (December 31, 2009)
2008 Occupancy:	93.0% (December 31, 2008)

(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

Property Name	Location	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy
Rio Apartments	Miami, FL	294	1971 / NAP	$18,500,000	$27,700,000	98.0%
Treetop Apartments	Miami, FL	263	1974 / NAP	$16,000,000	$25,000,000	97.7%
Total / Wtd. Average:		557		$34,500,000	$52,700,000	97.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.52x 11.5%

Unit Mix – Rio Apartments(1)
Unit Type	# of Units	% of Total	Sq. Ft.	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate
1 Bed / 1 Bath	90	30.6%	58,950	89	655	$923
1 Bed / 1.5 Bath	95	32.3%	86,260	92	908	$1,114
2 Bed / 1 Bath	109	37.1%	99,190	107	910	$1,116
Total / Wtd. Avg.	294	100.0%	244,400	288	831	$1,056

(1)	Based on an appraiser utilized rent roll dated November 28, 2011.

Unit Mix – Treetop Apartments(1)
Unit Type	# of Units	% of Total	Sq. Ft.	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate
1 Bed / 1 Bath	17	6.5%	13,141	17	773	$893
1 Bed / 1.5 Bath	140	53.2%	130,760	136	934	$990
2 Bed / 1 Bath	70	26.6%	68,460	68	978	$1,114
2 Bed / 1.5 Bath	36	13.7%	36,504	36	1,014	$1,140
Total / Wtd. Avg.	263	100.0%	248,865	257	946	$1,037

(1)	Based on an appraiser utilized rent roll dated November 28, 2011.

The Loans. The Rio Apartments and Treetop Apartments loans (the “Rio and Treetop Apartments Loans”) are cross collateralized/cross defaulted fixed rate loans secured by the borrower’s fee simple interest in the Rio Apartments, a 294 unit multifamily apartment complex located in Miami, Florida and Treetop Apartments, a 263 unit multifamily apartment complex located in Miami, Florida (each a “Property” and collectively, the “Rio and Treetop Apartments Properties”) with an original principal balance of $18.5 million and $16.0 million, respectively. The Rio and Treetop Apartments Loan has a 5-year term and amortizes on a 30-year schedule. The Rio and Treetop Apartments Loan accrues interest at a fixed rate equal to 6.5000% and has a Cut-off Date balance of $18.48 million and $15.98 million, respectively. Loan proceeds were used to retire existing debt of approximately $21.75 million and fund reserves and closing costs of approximately $2.75 million giving the borrower a cash-out of approximately $10 million.  Based on the appraised value of $52.7 million as of November 10, 2011, the Cut-off Date LTV is 65.4%.  The most recent prior financing of the Rio Apartments was included in the BACM 2000-2 transaction. The most recent prior financing of the Treetop Apartments was not included in a securitization.

Sources and Uses – Rio Apartments
Sources	$	%	Uses	$	%
Loan Amount	$18,500,000	100%	Loan Payoff	$11,211,284	60.6%
			Reserves	$1,054,693	5.7%
			Cash to Borrower	$5,577,765	30.2%
			Closing Costs	$656,258	3.5%
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

Sources and Uses – Treetop Apartments
Sources	$	%	Uses	$	%
Loan Amount	$16,000,000	100%	Loan Payoff	$10,540,035	65.9%
			Reserves	$538,509	3.4%
			Cash to Borrower	$4,424,660	27.6%
			Closing Costs	$496,796	3.1%
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

The Borrower / Sponsor.    Each borrower is a Florida Sub-S Corporation with an independent director in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Belinda Meruelo. Ms. Meruelo is a long-time experienced and established real estate investor, developer, and property manager who has resided and been heavily active in the South Florida real estate market for the past thirty years.  Her portfolio, which she has both developed and managed, consists of over 2,000 units.  Ms. Meruelo has owned Rio Apartments since 1991 and Treetop Apartments since 1994.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.52x 11.5%

The Properties.

Rio Apartments – The Rio Apartments property is a Class B/C property located at 8801-8871 Fontainebleau Boulevard, Miami, Florida (the “Rio Apartments Property”).  The site consists of a 9.23‐acre irregular‐shaped parcel developed with twelve garden-style multifamily apartment buildings ranging from two to five-stories with a total of 294 units, all developed in 1971.  The site is also improved with two swimming pools, a tennis court, a clubhouse building, laundry facility and 375 parking spaces.  The sponsor accepts Section 8 housing credits for the Rio Apartments Property and approximately 50% of the income is from Section 8 tenants that are mostly senior citizens.

Treetop Apartments - The Treetop Apartments property is a Class B/C property is located at 8532 SW 107th Avenue, Miami, Florida (the “Treetop Apartments Property”).  The site consists of a 10.21‐acre irregular‐shaped parcel developed with nine two‐story multifamily garden style apartment buildings with a total of 263 units, all developed in 1974.  The site is also improved with two swimming pools, a tennis court, clubhouse building, and seven laundry facilities.  The sponsor accepts Section 8 housing credits for the Treetop Apartments Property and approximately 50% of the income is from Section 8 tenants that are mostly senior citizens.

Environmental Matters. The Phase I environmental report dated November 17, 2011 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the each property.  The Phase I for the Rio Apartments Property also noted that due to the Property’s age, the Property’s utility owned pad-mounted electrical transformers may contain PCBs.  Overall the transformers appeared to be in good condition with the exception of dielectric fluid staining observed on the concrete pad of the transformer located on the eastern corner of Building 8851. In accordance with Section 761 of the Toxic Substance Control Act, the transformers’ owner, Florida Power & Light, is responsible for their maintenance and remediation in the event of a leak.  The Phase I report recommends the utility company should be notified of the leaking transformers, the PCB content of the released dielectric fluid should be determined, the transformer should be either replaced or repaired and the areas exhibiting dielectric fluid staining be properly cleaned.

The Market.     Both the Rio Apartments Property and the Treetop Apartments Property are located in Miami-Dade County, in the southeastern part of the state of Florida.  Within the Miami-Dade County, the Rio Apartments Property is located in the Miami area which is in the Airport West submarket and the Treetop Apartments Property is located in the Miami area, which is in the Kendall West submarket.  The county’s population makes up approximately half of the South Florida metropolitan area population.  Miami-Dade County is part of the Miami-Fort Lauderdale-Pompano Beach-Homestead, FL MSA.  Miami-Dade County has an estimated 2011 population of 2,521,036, which represents an average annual 1.0% increase over the 2000 census of 2,253,362. Miami-Dade County added an average of 24,334 residents per year over the 2000-2011 period.  Miami-Dade County's population is projected to increase at a 0.8% annual rate from 2011-2016, equivalent to the addition of an average of 21,347 residents per year.

Airport West Submarket - The Airport West submarket contains an overall inventory of 14,266 units, of which 8,231 units or 58% are Class B/C units.  Due to the mature nature of the market, limited new construction has occurred within the Property’s submarket over the past few years and only one traditional apartment property is proposed at this time.  The most recent new development was Cordoba which was a 224 unit apartment development completed in July 2010.  Overall submarket vacancy (all classes of properties combined) is estimated at 5.8% as of 2011, which represents a modest decrease from a high mark of 6.5% in 2010.  Class B/C vacancy is higher at 7.0%.  The average effective rent for the overall submarket is $1,101 per unit, which represents an increase from the low mark of $1,054 per unit in 2009. Effective rents have increased an overall average of 4.5% since that time.  The Class B/C asking rental rate is lower at $1,023 per unit and has also been moving upward since its low point of $988 per unit in 2009.  Class B/C asking rents have increased an overall average of 3.5% since that time.

Kendall West Submarket - The Kendall West submarket contains an overall inventory of 4,416 units, of which 2,990 units or 68% are Class B/C units.  Due to the mature nature of the market limited new construction has occurred within the Property submarket over the past few years and no traditional apartments are proposed at this time.  The most recent new development was Cordoba which was a 224 unit apartment development completed in July 2010.  Overall submarket vacancy (all classes of properties combined) is estimated at 3.6% as of 2011, which represents a modest decrease from a high mark of 5.5% in 2010.  Class B/C vacancy is lower at 3.2%.  The average effective rent for the overall submarket is $1,018 per unit, which represents an increase from the low mark of $971 per unit in 2009. Effective rents have increased an overall average of 4.8% since that time.  The Class B/C asking rental rate is lower at $994 per unit and has also been moving upward since its low point of $941 per unit in 2009.  Class B/C asking rents have increased an overall average of 5.6% since that time.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.52x 11.5%

Competitive Set (1) – Rio Apartments
	Blue Riviera	Fontainbleau Milton	Vista Verde at Westchester	Birchwood
Distance from Subject	1.4 mi	0.8 mi	3.3 mi	0.6 mi
Property Type	Garden style	High rise	Garden style	Garden style
Year Built / Renovated	1986	1992	1993	1972
Total Occupancy	100%	97%	94%	98%
Size (units)	310	1,351	306	330

(1)	Source: Appraisal

Competitive Set(1) – Treetop Apartments
	Nob Hill Apartments	Harbour Key	Wellington Manor	Sherwood West
Distance from Subject	1.4 mi	0.9 mi	0.5 mi	1.0 mi
Property Type	Garden style	Garden style	Garden style	Garden style
Year Built / Renovated	1969	1969	1968	1970
Total Occupancy	99%	97%	96%	92%
Size (units)	314	300	205	184

(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis – Rio Apartments
	2009	2010	T-12 11/30/2011	U/W	U/W per Unit
Gross Potential Rent	$3,251,254	$3,280,102	$3,342,920	$3,726,876	$12,676
Total Other Income	67,826	70,510	71,341	73,500	250
Less: Vacancy & Credit Loss	0	0	0	(186,344)	($634)
Effective Gross Income	$3,319,080	$3,350,612	$3,414,261	$3,614,032	$12,293
Total Operating Expenses	1,281,123	1,299,947	1,004,434	1,477,948	5,027
Net Operating Income	$2,037,957	$2,050,664	$2,409,827	$2,136,084	$7,266
Capital Expenditures	0	0	0	102,900	350
Net Cash Flow	$2,037,957	$2,050,664	$2,409,827	$2,033,184	$6,916

Cash Flow Analysis – Treetop Apartments
	2009	2010	T-12 11/30/2011	U/W	U/W per Unit
Gross Potential Rent	$2,636,006	$2,661,737	$2,828,348	$3,148,572	$11,972
Total Other Income	82,522	88,123	72,909	85,475	325
Less: Vacancy & Credit Loss	0	0	0	(157,429)	(599)
Effective Gross Income	$2,718,528	$2,749,860	$2,901,257	$3,076,618	$11,698
Total Operating Expenses	1,014,627	1,304,298	850,056	1,233,794	4,691
Net Operating Income	$1,703,901	$1,445,562	$2,051,201	$1,842,825	$7,007
Capital Expenditures	0	0	0	92,050	350
Net Cash Flow	$1,703,901	$1,445,562	$2,051,201	$1,750,775	$6,657

Property Management.    Both the Rio Apartments Property and the Treetop Apartments Property are each self managed by the borrower.

Lockbox / Cash Management.    The Rio and Treetop Apartments Loans are structured with a soft lockbox and in place cash management.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Miami, FL	Collateral Asset Summary Rio and Treetop Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$34,462,582 65.4% 1.52x 11.5%

Initial Reserves.

Rio Apartments - At closing, the borrower deposited (i) $85,369 into a tax reserve account, (ii) $174,957 into an insurance reserve account, (iii) $412,638 into the required repairs reserve account, and (iv) $264,797 into the security deposit reserve account and (v) $116,933 into the debt service reserve account.

Treetop Apartments - At closing, the borrower deposited (i) $77,351 into a tax reserve account, (ii) $14,455 into an insurance reserve account, (iii) $125,000 into the required repairs reserve account, and (iv) $220,573 into the security deposit reserve account and (v) $101,131 into the debt service reserve account.

Ongoing Reserves.

Rio Apartments - On a monthly basis, the borrower is required to deposit reserves of (i) $28,456 into a monthly tax reserve account, (ii) $21,870 into a monthly insurance reserve account and (iii) $8,575 into a replacement reserve account.

Treetop Apartments - On a monthly basis, the borrower is required to deposit reserves of (i) $25,784 into a monthly tax reserve account, (ii) $14,455 into a monthly insurance reserve account and (iii) $7,671 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. Each Property may be released, pursuant to the Cross Collateralization Agreement with a release price equal to 120% of the allocated loan amount provided that (a) such prepayment is accompanied by a prepayment fee equal to the greater of (i) 1% or (ii) YM premium; (b) DSCR for the remaining loan will be equal to or greater than the greater of (i) the combined DSCR of both loans as of origination and (ii) combined DSCR of both loans prior to the release; (c) LTV for the remaining loan will be equal to or less than the lesser of (i) the combined LTV of both loans as of origination and (ii) combined LTV of both loans prior to the release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

301 Fifth Avenue Pittsburgh, PA 15222	Collateral Asset Summary Piatt Place	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$33,500,000 74.3% 1.49x 10.2%

Mortgage Loan Information
Loan Seller:	GLAC
Loan Purpose:	Refinance
Sponsor:	Millcraft Investments, Inc.; Kathleen S. Piatt Marital Trust; Jack B. Piatt Family Trust No. 2; Lucas B. Piatt; Piatt Place NMTC Lender, LLC
Borrower:	Piatt Place Downtown Pittsburgh, L.P.
Original Balance:	$33,500,000
Cut-off Date Balance:	$33,500,000
% by Initial UPB:	[3.4]%
Interest Rate:	5.5000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2012
Maturity Date:	March, 6, 2022
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(1):	$16,813,000 Subordinate Debt
Call Protection:	L(24), YM1(89), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(2):	$0	Springing
Replacement:	$3,132	$3,132
TI/LC:	$0	$0
Phoenix Reserve Fund(3):	$1,250,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$151
Balloon Balance / Sq. Ft.:	$132
Cut-off Date LTV:	74.3%
Balloon LTV:	65.1%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.45x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office / Retail
Collateral:	Fee Simple
Location:	Pittsburgh, PA
Year Built / Renovated:	1998 / 2006-2007
Total Sq. Ft.:	222,155
Property Management:	Millcraft Property Management Services, LLC
Underwritten NOI:	$3,404,707
Underwritten NCF:	$3,309,898
Appraised Value(3):	$45,100,000
Appraisal Date:	April 1, 2012

Historical NOI
TTM NOI:	$2,167,925 (T-12 October 31, 2011)
2010 NOI:	$1,280,550 (T-12 October 31, 2010)
2009 NOI:	$224,192 (T-12 October 31, 2009)
2008 NOI:	NAV

Historical Occupancy
Current Occupancy(3):	93.8% (February 1, 2012)
2010 Occupancy:	87.0% (October 31, 2010)
2009 Occupancy:	10.4% (October 31, 2009)
2008 Occupancy:	NAV

(1)
The Piatt Place property is encumbered by several subordinated financings structured as subordinate mortgages to qualify for certain tax credits under the New Markets Tax Credits program.  See “Description of the Mortgage Pool – Certain Terms and Conditions of the Mortgage Loans – New Markets Tax Credits” in the free writing prospectus.

(2)
On each payment date, the borrower will be required to deposit 1/12th of the estimated annual taxes and other related charges that the lender estimates will be payable in the next ensuing 12 months, and 1/12th of the estimated insurance premiums lender estimates will payable for renewal coverage. Such requirement will be waived, provided (a) no event of default has occurred and is continuing, (b) no cash sweep period exists, (c) borrower delivers proof reasonably satisfactory to lender that all insurance premiums and taxes and other related charges have been paid at least 10 days prior to the date upon which such required payments are delinquent.

(3)
Current Occupancy assumes that the University of Phoenix tenant has taken occupancy. University of Phoenix has signed a lease and the tenant’s space is currently being built-out. $1.25 million was escrowed upfront in a reserve account to cover the costs associated with the tenant build-out of the University of Phoenix space.

TRANSACTION HIGHLIGHTS

▪
Location/ Asset Quality. The Piatt Place property is a Class A office building located in downtown Pittsburgh, Pennsylvania and recently underwent an extensive renovation. The Piatt Place property was formerly a Lazarus Department Stores, and was redeveloped to its current use as an office and retail building in 2006-2007.

▪
Strong Tenancy. The Commonwealth of Pennsylvania – Department of General Services (AA+/Aa1/AA by Fitch/Moody’s/S&P) occupies 80.7% (currently 74.5%, with the obligation to add an additional 13,700 square feet or 6.2% of the net rentable area commencing March 2012) of the net rentable area on a long term lease with an expiration date in December 2029. Overall, 87.0%, including the 13,700 square feet of possible expansion space, of the property’s net rentable area is leased by investment grade rated tenants.

▪
Strong Sponsorship. Millcraft Investments, Inc., the sponsor for the Piatt Place loan, is a wholly owned subsidiary of Millcraft Industries, Inc., a Pittsburgh based real estate developer and management company with a fifty-year history of successfully creating and maintaining prominent large-scale office, retail and mixed-used developments.  Jack B. Piatt, founder and chairman of Millcraft Industries, Inc., is a recognized leading industrialist in the Pittsburgh area, with extensive experience in the real estate development and management, industrial fabrication, and manufacturing of steel related products.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-1

1 Susquehanna Valley Mall Drive Selinsgrove, PA 17870	Collateral Asset Summary Susquehanna Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$27,895,902 64.9% 2.15x 15.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Alma O. Cohen; Edwin Lakin; Albert Boscov; Mid-Island Properties, Inc.
Borrower:	Susquehanna Valley Mall Associates, L.P.
Original Balance:	$27,950,000
Cut-off Date Balance:	$27,895,902
% by Initial UPB:	[2.8]%
Interest Rate:	6.1580%
Payment Date:	6th of each month
First Payment Date:	February 6, 2012
Maturity Date:	January 6, 2022
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$238,948	$89,218
Insurance:	$132,776	$12,071
Replacement:	$0	$18,842
TI/LC(2):	$0	$31,250
Required Repairs	$55,375	NAP
Accretive Leasing(3):	$1,075,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.(4):	$44
Balloon Balance / Sq. Ft.(4):	$38
Cut-off Date LTV:	64.9%
Balloon LTV:	55.4%
Underwritten NOI DSCR:	2.15x
Underwritten NCF DSCR:	1.94x
Underwritten NOI Debt Yield:	15.8%
Underwritten NCF Debt Yield:	14.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Regional Mall
Collateral:	Fee Simple
Location:	Selinsgrove, PA
Year Built / Renovated:	1977 / 1998
Total Sq. Ft.:	744,790
Total Collateral Sq. Ft.(5):	628,063
Property Management:	PREIT-Rubin, Inc.
Underwritten NOI:	$4,398,476
Underwritten NCF:	$3,964,818
Appraised Value:	$43,000,000
Appraisal Date:	October 8, 2011

Historical NOI
TTM NOI:	$4,132,081 (T-12 August 31, 2011)
2010 NOI:	$4,042,399 (December 31, 2010)
2009 NOI:	$4,551,774 (December 31, 2009)
2008 NOI:	$5,133,826 (December 31, 2008)

Historical Occupancy(6)
Current Occupancy(4)(5):	94.7% (December 31, 2011)
2010 Occupancy:	96.1% (December 31, 2010)
2009 Occupancy:	95.1% (December 31, 2009)
2008 Occupancy:	96.1% (December 31, 2008)

(1)
Cash management will be triggered upon (i) an event of default, (ii) DSCR less than 1.20x, (iii) a “Partial Lease Sweep Period”, commencing 12 months prior to the end of any anchor tenant lease, or (iv) a “Full Lease Sweep Period”, commencing when any anchor tenant vacates the premises, terminates or cancels its lease, or discontinues its business, provided that either (a) non-anchor tenant occupancy is less than 85% or (b) remaining DSCR is less than either (x) 1.45x if there is less than $500,000 in the TI/LC account, or (y) 1.35x if there is $500,000 or more in the TI/LC account.

(2)
Beginning in year 3 of the loan term, so long as no Partial or Full Lease Sweep Period is in effect and Bon-Ton and Weis Markets have exercised their extension options, the TI/LC reserve is subject to a cap of $750,000.

(3)
The Accretive Leasing reserve will be used for TI/LCs on vacant space or to enable short term leases to be converted into permanent leases. Funds will only be released provided: (i) in-line occupancy is at least 85%, (ii) annualized in-line sales for reporting tenants are at least $240 PSF, (iii) the debt yield exceeds 11.0% and (iv) the lease for the proposed tenant is not less than $10 PSF for at least four years and otherwise provides for terms comparable to existing local market rates.

(4)	Based on Total Collateral Sq. Ft. of 628,063.

(5)
Excludes Applebee’s (4,738 sq. ft.), Friendly’s (3,950 sq. ft.), Sears (106,206 sq. ft.) and Taco Bell (1,833 sq. ft.), all of which own their improvements. Including these tenants, overall mall occupancy is 95.5%

(6)	Historical occupancy is based on the total mall square footage of 744,790.

TRANSACTION HIGHLIGHTS

▪
Stable Tenancy. Susquehanna Valley Mall is 94.7% leased (based on Total Collateral Sq. Ft.) to approximately 69 tenants, with three of the five largest tenants having been in place since the late 1970s. Occupancy has remained steady, averaging 95.8% since 2007 and the mall has an overall occupancy cost as of August 2011 of 5.9%, with in-line tenants having an occupancy cost of 9.3%.

▪
Experienced Sponsorship. The sponsors are well capitalized, with a combined net worth in excess of $164 million, and contributed approximately $2.65 million of fresh equity as part of the loan refinancing. In addition, the property manager is a subsidiary of Pennsylvania Real Estate Investment Trust (“PREIT”), one of the first equity REITs in the United States.  PREIT is headquartered in Philadelphia, Pennsylvania and has a primary investment focus on retail shopping malls.  PREIT’s portfolio consists of 49 retail properties in 13 states, totaling over 34 million square feet.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-2

6205-6477 Pats Ranch Road Mira Loma, CA 91752	Collateral Asset Summary Vernola Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$23,561,921 53.8% 1.98x 13.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Vestar Development Co.; Rockwood V REIT, Inc.; Equity One, Inc.
Borrower:	Vernola Marketplace, LLC
Original Balance:	$23,750,000
Cut-off Date Balance:	$23,561,921
% by Initial UPB:	2.2%
Interest Rate:	5.1070%
Payment Date:	6th of each month
First Payment Date:	September 6, 2011
Maturity Date:	August 6, 2021
Amortization:	360 Months
Additional Debt(1):	Future Mezzanine
Call Protection:	L(11), YM1(105), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$140,947	$46,947
Insurance(2):	$0	Springing
Replacement(3):	$0	$4,396
TI/LC:	$46,309	$14,928

Financial Information
Cut-off Date Balance / Sq. Ft.:	$112
Balloon Balance / Sq. Ft.:	$93
Cut-off Date LTV:	53.8%
Balloon LTV:	44.7%
Underwritten NOI DSCR:	1.98x
Underwritten NCF DSCR:	1.83x
Underwritten NOI Debt Yield:	13.0%
Underwritten NCF Debt Yield:	12.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Mira Loma, CA
Year Built / Renovated:	2007 / NAP
Total Sq. Ft.:	210,963
Property Management:	Vestar Properties, Inc.
Underwritten NOI:	$3,068,823
Underwritten NCF:	$2,836,941
“As-Is” Appraised Value:	$43,800,000
“As-Is” Appraisal Date:	June 25, 2011
“As Stabilized” Appraised Value(5):	$44,800,000
“As Stabilized” Appraisal Date(5):	December 25, 2012

Historical NOI
TTM NOI:	$3,017,293 (YTD October 31, 2011 Ann.)
2010 NOI:	$3,195,868 (December 31, 2010)
2009 NOI:	$3,628,225 (December 31, 2009)
2008 NOI:	$3,807,037 (December 31, 2008)

Historical Occupancy(4)
Current Occupancy:	82.9% (October 31, 2011)
2010 Occupancy:	81.9% (December 31, 2010)
2009 Occupancy:	76.9% (December 31, 2009)
2008 Occupancy:	81.4% (December 31, 2008)
(1)	Future mezzanine debt is allowed provided, among other things, the combined LTV is not greater than 65%, the combined DSCR is not less than 1.50x and the combined debt yield is not less than 10.8%.
(2)	If an acceptable blanket policy is not in place, borrower is required to make monthly deposits equal to 1/12 of the insurance premiums into the insurance reserve.
(3)	Replacement reserve cap of $158,250.
(4)
Historical Occupancy excludes Lowe’s Home Improvement Warehouse (“Lowe’s”), which is a shadow anchor and not collateral for the loan. Including Lowe’s, the shopping center is 90.6% occupied. In addition, occupancy includes Michael’s Stores (“Michael’s”), which lease contains a prohibition that the landlord may not use, sell, or lease space to a gym/health club. This covenant was breached when a lease was entered into with Fitness 19 in March 2010. Michael’s lease provides that, after certain time periods, it may reduce its rent or terminate its lease after providing notice of the violation to the landlord. Michael’s has not notified the landlord of the breach or of any intention to exercise remedies under its lease. Michael’s reported 2010 sales of $144 PSF and an occupancy cost ratio of 15.4%.

(5)	“As Stabilized” LTV is 52.6% assuming a stabilized occupancy of 94.0%.

TRANSACTION HIGHLIGHTS

▪
Credit Tenants. The tenant mix consists of approximately 30 tenants, with 29.1% of the center’s Total Sq. Ft. occupied by investment grade tenants that include Bed Bath & Beyond (NR/NR/BBB+ by Fitch/Moody’s/S&P), Ross Stores (NR/NR/BBB+ by Fitch/Moody’s/S&P) and H&R Block (NR/NR/BBB by Fitch/Moody’s/S&P).

▪
Experienced Sponsorship. Vestar Development Co., Rockwood V REIT, Inc. and Equity One, Inc. collectively have a net worth of approximately $1.7 billion and liquidity of approximately $39 million. As of September 30, 2011, the Equity One, Inc. portfolio comprised 199 properties totaling approximately 20.7 million square feet, including 176 shopping centers. Since the acquisition in December 2010, the sponsors have executed three new leases with Five Guys Burgers, Subway, and Health Source.

▪	Strong Credit Metrics. The Vernola Marketplace loan has a 53.8% Cut-off Date LTV, 1.83x Underwritten NCF DSCR and a 13.0% Underwritten NOI Debt Yield.
▪
Location. The Vernola Marketplace property has frontage along the Interstate 15 Freeway at a major off ramp with good visibility and desirable access. Interstate 15 has over 158,000 average daily cars per day.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-3

Houston, TX and Bedford Park, IL	Collateral Asset Summary GRM Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$19,967,806 65.6% 1.54x 11.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Moishe Mana
Borrower:	Bedford Park Holdings, LLC; Harwin Holdings, LLC
Original Balance:	$20,000,000
Cut-off Date Balance:	$19,967,806
% by Initial UPB:	[1.9]%
Interest Rate:	6.0000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2012
Maturity Date:	February 6, 2022
Amortization:	300 months
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$153,852	$59,000
Insurance(2):	$0	Springing
Replacement:	$0	$7,595

Financial Information
Cut-off Date Balance / Sq. Ft.:	$33
Balloon Balance / Sq. Ft.:	$25
Cut-off Date LTV:	65.6%
Balloon LTV:	50.9%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.39x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	10.7%

Property Information
Single Asset / Portfolio:	Portfolio of 2 Properties
Property Type:	Warehouse / Distribution Industrial
Collateral:	Fee Simple
Location(3):	Texas and Illinois
Year Built / Renovated:	1971 / 2009 and 2005 / NAP
Total Sq. Ft.:	607,633
Property Management:	M Management, Inc.
Underwritten NOI:	$2,384,849
Underwritten NCF:	$2,142,310
Appraised Value(4):	$30,440,000
Appraisal Date:	November 2011

Historical NOI(5)
TTM NOI:	NAV
2010 NOI:	NAV
2009 NOI:	NAV
2008 NOI:	NAV

Historical Occupancy(5)
Current Occupancy:	100.0% (January 19, 2012)
2010 Occupancy:	NAV
2009 Occupancy:	NAV
2008 Occupancy:	NAV

(1)
During the defeasance period, the borrower may release one of the properties, subject to pay down of 125% of the allocated loan amount and satisfaction of DSCR, LTV and Debt Yield tests on the remaining property.

(2)	If an acceptable blanket insurance policy is not in place, borrower is required to make monthly deposits equal to 1/12 of the insurance premiums into the insurance reserve.
(3)	The properties are located at 10310 Harwin Drive in Houston, Texas (the “Harwin Drive Property”) and 7123 West 65th Street in Bedford Park, Illinois (the “Bedford Park Property”).
(4)	The appraisals also reported a “Go Dark” value totaling $23,570,000.
(5)	The Bedford Park Property was acquired in 2010 and the Harwin Drive Property was acquired in 2011; historical NOI and occupancy was not made available by the previous owner.

TRANSACTION HIGHLIGHTS

▪
Portfolio Lease Guarantees. The lease of GRM Information Management of Chicago, LLC (“GRM Chicago”), which comprises 100.0% of the NRA at the Bedford Park Property and the lease of GRM Document Storage, LLC (“GRM Texas”), which comprises 55.6% of the NRA at the Harwin Drive Property, are guaranteed by the loan sponsor, Moishe Mana. If GRM Chicago or GRM Texas fails to pay its contractual rent in any month, the sponsor will deposit such rent shortfall directly into the lockbox prior to the next monthly payment. Iron Mountain occupies the remaining 44.4% of NRA at the Harwin Drive Property. In the event Iron Mountain does not renew its lease when it expires in 2016, GRM Texas is obligated to execute a lease for the entirety of the space vacated by Iron Mountain on the same terms as the then-current GRM Texas lease. As such, the portfolio is under guaranty to remain 100.0% leased throughout the term of the loan.

▪
Experienced Sponsorship. Moishe Mana founded GRM Information Management Services, Inc. (“GRM”), the parent company of GRM Chicago and GRM Texas, in 1987. In addition, Mr. Mana has developed several businesses, including, M Management, Inc. (the property manager of the portfolio). Mr. Mana has reported net worth of $87.9 million and liquidity of $2.2 million as of May 2011. The sponsor has put approximately $5.6 million into the two properties for tenant improvements and capital expenditures to build out space for the document storage business.

▪
Tenancy. GRM provides information and records management solutions worldwide with approximately 400 employees, and leases 77.2% of the portfolio NRA. GRM has been at the Bedford Park Property since the sponsor acquired it in April 2010 and the Harwin Drive Property since the sponsor acquired it in August 2011. Iron Mountain is one of the world’s largest records storage and information management companies, assisting more than 140,000 organizations in 39 countries on five continents with storing, protecting and managing information. Iron Mountain has been in occupancy at the Harwin Drive Property since 1995, and exercised a five-year extension option in October 2011 which extended the expiration date of the lease to June 30, 2016. In addition, Iron Mountain has invested over $5.0 million into its space since being at the Harwin Drive Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-4

Collateral Asset Summary Evergreen Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$16,964,976 66.8% 1.41x 10.5%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Ross H. Partrich
Borrower:	Vance Associates, LLC; Yorktowne Associates, LLC; Pondarosa Associates, LLC
Original Balance:	$17,500,000
Cut-off Date Balance(1):	$16,964,976
% by Initial UPB:	1.7%
Interest Rate:	6.0490%
Payment Date:	6th of each month
First Payment Date:	January 6, 2012
Maturity Date:	December 6, 2021
Amortization:	360 months
Additional Debt:	None
Call Protection(2):	L(27), D(90), O(3)
Lockbox / Cash Management(3):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$95,144	$20,484
Insurance:	$8,990	$4,495
Replacement:	$0	$3,099
Yorktowne Deficiency Reserve:	$47,814	$0
Evergreen Monitoring Reserve:	$45,000	$0
Well Closure Reserve:	$3,750	$0
Yorktowne Remediation Reserve:	$352,186	$0
Required Repairs:	$53,565	NAP

Financial Information
Cut-off Date Balance / Pad:	$28,513
Balloon Balance / Pad:	$23,499
Cut-off Date LTV:	66.8%
Balloon LTV:	55.0%
Underwritten NOI DSCR:	1.41x
Underwritten NCF DSCR:	1.38x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	10.3%

Property Information
Single Asset / Portfolio:	Portfolio of 3 Properties(2)
Property Type:	Manufactured Housing Community
Collateral:	Fee Simple
Location:	Ohio – 2 properties Indiana – 1 property
Year Built / Renovated:	1965,1970 / NAP
Total Pads:	595
Property Management:	Newbury Management Company
Underwritten NOI:	$1,785,964
Underwritten NCF:	$1,748,891
Appraised Value:	$25,400,000
Appraisal Date:	October 11, 2011

Historical NOI
TTM NOI:	$1,776,372 (T-12 September 30, 2011)
2010 NOI:	$1,702,429 (December 31, 2010)
2009 NOI:	$1,735,953 (December 31, 2009)
2008 NOI:	$1,605,636 (December 31, 2008)

Historical Occupancy
Current Occupancy:	84.9% (November 1, 2011)
2010 Occupancy:	89.3% (December 31, 2010)
2009 Occupancy:	89.5% (December 31, 2009)
2008 Occupancy:	89.3% (December 31, 2008)

(1)	A portion of the Environmental Reserve in an amount equal to $483,618 was applied to prepay the loan upon completion of certain recommended environmental work at the Pondarosa MHP property.

(2)
Partial release via partial defeasance is permitted after the lockout date subject to (i) DSCR of the remaining properties is equal to or greater than both (a) DSCR of all Individual Properties at origination and (b) DSCR of all individual properties prior to such partial defeasance; (ii) LTV of the remaining properties is equal to or less than both (a) LTV of all Individual Properties at origination and (b) LTV of all individual properties prior to such partial defeasance; and (iii) paying a release price equal to 125% of the allocated loan amount for such individual property.

(3)
Cash management will spring upon the occurrence of any of the following (i) the occurrence of an event of default under the loan or the property management agreement, (ii) the trailing 12 month DSCR falling to 1.05x or below for three consecutive calendar quarters, or (iii) September 6, 2021.  Borrower is permitted to cure a sweep event caused by an event described in clause (ii) above two times during the term of the loan by the property achieving a trailing 12 month DSCR in excess of 1.15x for three consecutive calendar quarters.

TRANSACTION HIGHLIGHTS

▪
Experienced Sponsorship / Management. Ross H. Partrich is the fourth largest private owner of manufactured housing communities in the country with over 15,000 pads. Currently he owns, operates and manages 124 properties with 28,771 housing units and sites in 20 states. Newbury Management Company (established 1988) manages all of these units and acts as a third party manager at 31 properties located in 8 states comprised of approximately 8,000 sites. Newbury Management Company’s institutional clients include Fortress Investment Group, Midland Loan Services, CW Capital, Natixis, Berkadia and JER Partners.

▪
Locations. The three properties are located in two different states and three MSAs. The portfolio has diversified exposure to three local area economies, all of which have different employment and economic drivers. Indianapolis (Pondarosa MHP) is the capital of Indiana with government and healthcare as major contributors to the local economy. The Marion, Ohio (Vance MHP) economic drivers include industrial production and transportation and the Sharonville, Ohio (Yorktowne MHP) economic drivers include retail and healthcare.

▪	Consistent Total Income. Since 2008 the total income generated from the properties has increased each year, helping to drive the portfolio NOI higher over the same period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-5

25 Matheson Street Healdsburg, CA 95448	Collateral Asset Summary Healdsburg Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$16,883,352 66.2% 1.78x 13.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Merritt Sher; Pamela Sher
Borrower:	HH Healdsburg Investment Group, LLC
Original Balance:	$17,000,000
Cut-off Date Balance:	$16,883,352
% by Initial UPB:	1.7%
Interest Rate:	6.3500%
Payment Date:	6th of each month
First Payment Date:	August 6, 2011
Maturity Date:	July 6, 2016
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(32), D(24), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$102,031	$17,005
Insurance:	$3,893	$3,893
Replacement(2):	$0	1/12 of 2.0% of Gross Revenue
Required Repairs:	$16,133	NAP
Seasonality Reserve(3):	$250,000	Excess Cash Flow

Financial Information
Cut-off Date Balance / Room:	$306,970
Balloon Balance / Room:	$290,537
Cut-off Date LTV:	66.2%
Balloon LTV:	62.7%
Underwritten NOI DSCR:	1.78x
Underwritten NCF DSCR:	1.46x
Underwritten NOI Debt Yield:	13.4%
Underwritten NCF Debt Yield:	11.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Healdsburg, CA
Year Built / Renovated:	2001 / NAP
Total Rooms:	55
Property Management:	Piazza Hotel Management, LLC
Underwritten NOI:	$2,261,915
Underwritten NCF:	$1,853,788
Appraised Value:	$25,500,000
Appraisal Date:	April 13, 2011

Historical NOI
TTM NOI:	$2,206,115 (T-12 October 31,2011)
2010 NOI:	$2,179,193 (December 31, 2010)
2009 NOI:	$1,631,717 (December 31, 2009)
2008 NOI:	$2,325,474 (December 31, 2008)

Historical Occupancy
Current Occupancy:	70.2% (October 31, 2011)
2010 Occupancy:	70.9% (December 31, 2010)
2009 Occupancy:	71.1% (December 31, 2009)
2008 Occupancy:	79.7% (December 31, 2008)

(1)
Cash management will be triggered upon (i) an event of default or (ii) if the DSCR is less than 1.15x on the last calendar day of the quarter, and will cease when, with respect to clause (i) the event of default has been cured and such cure has been accepted by Lender and, with respect to clause (ii) when the DSCR has been at least 1.15x for two consecutive calendar quarter ends, as reasonably determined by Lender.

(2)
Initial monthly Replacement Reserves shall be 1/12 of 2.0% of the prior year Gross Revenues, increasing by 0.5% on each subsequent August payment date until reaching 4.0%, and remaining 4.0% thereafter.

(3)
The amount of excess cash flow deposited into the Seasonality Reserve shall not exceed $150,000 per month and is subject to a cap of $700,000 inclusive of the initial Seasonality Reserve amount. The balance as of the February 2012 payment date was $396,520.

TRANSACTION HIGHLIGHTS

▪
Unique Property and Location.  The Healdsburg Hotel is located directly on Healdsburg Plaza, where plots have been completely built-out, minimizing the potential for future projects to serve as competition. The Healdsburg Plaza, which is surrounded by local shops, restaurants and wineries, is a venue for weekly concerts that draw large local crowds. The location benefits from a variety of tourist and leisure attractions in the area.

▪
High Quality Collateral.  The Healdsburg Hotel was completed in 2001 and the sponsors have since invested $851,002 ($15,473 per room) in upgrades and renovations including improvements to the guestrooms, spa, meeting spaces, restaurants and lounges.

▪
Experienced Sponsorship.  The sponsors have extensive experience in the real estate and hospitality industries. Merritt Sher has been a board member, real estate consultant and early stage investor for several national retail companies and was the founder of Terranomics Retail Services, a retail real estate brokerage which specialized in tenant representation, project leasing and institutional property management.

▪	Performance. October 31, 2011 occupancy is 70.2%, ADR is $341.96 and RevPAR is $239.93.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-6

1445 North Montebello Boulevard Montebello, CA 90640	Collateral Asset Summary Montebello Town Square	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$15,978,416 31.2% 3.14x 20.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Kimco Income Operating Partnership, L.P.
Borrower:	KIR Montebello, L.P.
Original Balance:	$16,000,000
Cut-off Date Balance:	$15,978,416
% by Initial UPB:	1.6%
Interest Rate:	4.9560%
Payment Date:	6th of each month
First Payment Date:	March 6, 2012
Maturity Date:	February 6, 2022
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$64
Balloon Balance / Sq. Ft.:	$52
Cut-off Date LTV:	31.2%
Balloon LTV:	25.7%
Underwritten NOI DSCR:	3.14x
Underwritten NCF DSCR:	2.97x
Underwritten NOI Debt Yield:	20.1%
Underwritten NCF Debt Yield:	19.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Montebello, CA
Year Built / Renovated:	1992 / NAP
Total Sq. Ft.:	251,489
Property Management:	KRC Property Management I, Inc.
Underwritten NOI:	$3,219,000
Underwritten NCF:	$3,046,942
Appraised Value:	$51,190,000
Appraisal Date:	January 4, 2012

Historical NOI
2011 NOI:	$3,339,657 (December 31, 2011)
2010 NOI:	$3,201,101 (December 31, 2010)
2009 NOI:	$3,195,362 (December 31, 2009)
2008 NOI:	$3,181,560 (December 31, 2008)

Historical Occupancy
Current Occupancy:	98.5% (February 2, 2012)
2010 Occupancy:	98.5% (December 31, 2010)
2009 Occupancy:	97.3% (December 31, 2009)
2008 Occupancy:	99.3% (December 31, 2008)

(1)	A hard lockbox with cash management will be triggered upon an event of default or if the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter.

(2)
During the continuance of an event of default or if the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter, the borrower will be required to deposit (i) 1/12 of the annual tax payment into the tax reserve and (ii) 1/12 of the annual insurance premiums into the insurance reserve.

TRANSACTION HIGHLIGHTS

▪
Stable Tenancy. Montebello Town Square is 98.5% leased as of February 2, 2012. The majority of tenants (86.8% of NRA) have been at the property since 1992, including Petco, which renewed its lease in December 2011 for 10 years.  Additionally, for tenants that report sales (60.8% of NRA), 2010 total sales PSF were $151.51 with an occupancy cost of 11.7%. AMC Theatres reported 2010 sales of $418,078 per screen.

▪
Experienced Sponsorship. Kimco Income Operating Partnership, L.P. (“KIOP”) is closely related to Kimco Realty Corporation (NYSE: KIM), a publicly traded REIT that owns and operates one of North America’s largest portfolios of neighborhood and community shopping centers. As of December 31 2011, Kimco Realty Corporation owned interest in 946 shopping centers comprising 138 million square feet across 44 states, Puerto Rico, Canada, New Mexico and South America. As of December 31, 2011, KIOP reported $1.26 billion in assets with $16.9 million in liquidity. The sponsor initially acquired the Property in 2000 for $25.14 million and has since spent approximately $600,000 in tenant and building improvements.

▪
Strong Credit Metrics. The loan exhibits an Underwritten NOI Debt Yield of 20.1% and Underwritten NCF DSCR of 2.97x. Based on the appraised value of $51.19 million ($204 PSF), the Cut-off Date LTV is 31.2% and the borrower’s implied equity is approximately $35.2 million.

▪
Strong Market. The Southeast Los Angeles submarket consists of approximately 17.3 million square feet of retail inventory, with a Q4 2011 vacancy rate of 4.7%. Vacancy has averaged 4.7% over the past five years, with no new inventory added in the last year and only one retail project of approximately 3,750 square feet under construction that will be added in the near term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-7

2205 Veterans Boulevard Del Rio, TX 78840	Collateral Asset Summary Plaza del Sol	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$15,732,025 66.0% 1.63x 11.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Herbert L. Levine; Elliott Aintabi
Borrower:	Plaza-Al, LLC
Original Balance:	$15,750,000
Cut-off Date Balance:	$15,732,025
% by Initial UPB:	1.6%
Interest Rate:	6.1300%
Payment Date:	6th of each month
First Payment Date:	March 6, 2012
Maturity Date:	February 6, 2022
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$18,062	$18,062
Insurance(2):	$0	Springing
Replacement:	$0	$6,905
TI/LC(3):	$0	$11,317
Required Repairs:	$93,875	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$60
Balloon Balance / Sq. Ft.:	$51
Cut-off Date LTV:	66.0%
Balloon LTV:	56.2%
Underwritten NOI DSCR:	1.63x
Underwritten NCF DSCR:	1.44x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	10.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Regional Mall
Collateral:	Fee Simple
Location:	Del Rio, TX
Year Built / Renovated:	1977 / NAP
Total Sq. Ft.:	260,538
Property Management:	Levcor, Inc.
Underwritten NOI:	$1,874,038
Underwritten NCF:	$1,656,476
Appraised Value:	$23,850,000
Appraisal Date:	December 1, 2011

Historical NOI
TTM NOI:	$1,573,994 (T-12 October 31, 2011)
2010 NOI:	$1,369,444 (December 31, 2010)
2009 NOI:	$1,378,946 (December 31, 2009)
2008 NOI:	$1,488,947 (December 31, 2008)

Historical Occupancy
Current Occupancy:	99.6% (December 1, 2011)
2010 Occupancy:	84.1% (December 31, 2010)
2009 Occupancy:	83.9% (December 31, 2009)
2008 Occupancy:	84.6% (December 31, 2008)

(1)
A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) if the DSCR is less than 1.20x on the last day of a calendar quarter, or (iii) the commencement of a JCPenney or Cinemark Trigger Period, which will occur upon (a) the date that is twelve months prior to the tenant’s lease expiration date, (b) the early termination or cancellation of the tenant’s lease, (c) if the tenant goes dark at the property, or (d) if there is a bankruptcy or insolvency proceeding of the tenant or its parent entity. The JCPenney Sweep Account is subject to a cap of $287,000 and the Cinemark Sweep Account is subject to a cap of $248,000.

(2)	If an acceptable blanket policy is not in place, borrower is required to make monthly deposits equal to 1/12 of the annual insurance premiums into the insurance reserve.

(3)	TI/LC reserves subject to a cap of $400,000.

TRANSACTION HIGHLIGHTS

▪
Historical Sales.  Sales PSF for reporting anchor tenants has increased from an average of $137 PSF in 2009 to $141 PSF in 2010 and $145 PSF for the trailing twelve months. For reporting in-line tenants, sales PSF have increased from an average of $169 in 2009 to $181 in 2010 and $194 for the trailing twelve months. Tenant sales were reported on a trailing twelve month basis as of August, September or October 2011. 70.8% of in-line tenants report sales.

▪
National Retailer Presence.  The Plaza del Sol property currently operates with a strong national tenant presence, with 18 national tenants comprising 88.5% of total square feet. National anchor tenants have demonstrated strong retention, with a weighted average lease term of 18.2 years.

▪
Recent Leasing.  Since acquisition by the current sponsorship in 2010, 9 new leases totaling 47,002 square feet have been signed, of which 41,136 square feet have been leased to three national tenants – Marshall’s, The Children’s Place and Kirkland’s.

▪
Experienced Sponsorship.  Sponsor Herbert L. Levine, who also serves as president of the property manager, Levcor, Inc., has been involved with the development, leasing and management of over 15 million square feet of retail centers and office buildings, with a focus on the Texas market and the repositioning of under-performing properties. Elliott Aintabi is chairman and CEO of the Jesta Group, which acquires, develops and manages real estate in North America and Europe.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-8

701 South Dobson Road Mesa, AZ 85202	Collateral Asset Summary Holiday Village	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$15,454,232 49.9% 1.80x 12.7%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Ross H. Partrich
Borrower:	Holiday MHC Limited Partnership
Original Balance:	$15,500,000
Cut-off Date Balance:	$15,454,232
% by Initial UPB:	1.6%
Interest Rate:	5.8020%
Payment Date:	6th of each month
First Payment Date:	January 6, 2012
Maturity Date:	December 6, 2021
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(90), O(3)
Lockbox / Cash Management(1):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$38,224	$7,645
Insurance:	$8,926	$2,975
Replacement:	$0	$2,063
Required Repairs:	$5,013	NAP

Financial Information
Cut-off Date Balance / Pad(2):	$31,221
Balloon Balance / Pad(2):	$26,404
Cut-off Date LTV:	49.9%
Balloon LTV:	42.2%
Underwritten NOI DSCR:	1.80x
Underwritten NCF DSCR:	1.78x
Underwritten NOI Debt Yield:	12.7%
Underwritten NCF Debt Yield:	12.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Manufactured Housing Community
Collateral:	Fee Simple
Location:	Mesa, AZ
Year Built / Renovated:	1963 / NAP
Total Pads(2):	495
Property Management:	Newbury Management Company
Underwritten NOI:	$1,969,500
Underwritten NCF:	$1,944,750
Appraised Value:	$31,000,000
Appraisal Date:	October 25, 2011

Historical NOI
TTM NOI:	$1,934,069 (T-12 October 31, 2011)
2010 NOI:	$1,880,636 (December 31, 2010)
2009 NOI:	$1,916,457 (December 31, 2009)
2008 NOI:	$1,802,398 (December 31, 2008)

Historical Occupancy
Current Occupancy:	88.3% (November 1, 2011)
2010 Occupancy:	91.0% (December 31, 2010)
2009 Occupancy:	93.0% (December 31, 2009)
2008 Occupancy:	NAV

(1)
Cash management will be triggered upon (i) an event of default under the loan or the management agreement, (ii) the DSCR based on the trailing twelve month period is 1.05x or less for three consecutive calendar quarters, or (iii) September 6, 2021. Two times during the term of the loan, the borrower is permitted to cure a sweep event caused by an event described in clause (ii) above, by the property achieving a trailing twelve month DSCR in excess of 1.20x for three consecutive calendar quarters.

(2)	In addition to the 495 home sites, there are also 83 RV sites located at the property. Cut-off Date Balance / Pad and Balloon Balance / Pad are based on the 495 home sites only.

TRANSACTION HIGHLIGHTS

▪
Experienced Sponsorship / Management. Ross H. Partrich is the fourth largest private owner of manufactured housing communities in the country with over 15,000 pads. Currently he owns, operates and manages 124 properties with 28,771 housing units and sites in 20 states. Newbury Management Company (established 1988) manages all of these units and acts as a third party manager at 31 properties located in eight states comprised of approximately 8,000 sites. Newbury Management Company’s institutional clients include Fortress Investment Group, Midland Loan Services, CW Capital, Natixis, Berkadia and JER Partners.

▪
Location. The Holiday Village property is located in Mesa, Arizona. Mesa is the third most populous city in Arizona. The 2010 median household income for the MSA was 11.5% higher than the national average, while the Cost of Living Index is 98.3% of the national average. The annual number of households growth rate in the area is projected to be 2.1% from 2010 to 2015.

▪
Strong Credit Metrics and Performance. The Holiday Village loan has a 49.9% Cut-off Date LTV based on the appraised value of $31.0 million as of October 25, 2011, a 1.78x Underwritten NCF DSCR and an Underwritten NOI Debt Yield of 12.7%.

▪
Consistent Rental Collections. The annual collections have varied minimally from $2,161,073 in 2008 to $2,241,484 as of T-12 October 2011, with no period lower. Debt service coverage for the same periods based on today’s loan metrics are between 1.65x DSCR and 1.77x DSCR, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-9

830-1140 Biddle Road Medford, OR 97504	Collateral Asset Summary Bear Creek Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NOI DSCR: U/W NOI Debt Yield:	$15,381,462 67.8% 1.54x 10.8%

Mortgage Loan Information
Loan Seller:	GLAC
Loan Purpose:	Refinance
Sponsor:	Flamey Damian; Egla Damian
Borrower:	Bear Creek Ventures, LLC
Original Balance:	$15,400,000
Cut-off Date Balance:	$15,381,462
% by Initial UPB:	[1.6%]
Interest Rate:	5.7500%
Payment Date:	6th of each month
First Payment Date:	March 6, 2012
Maturity Date:	February 6, 2022
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	None

Reserves
	Initial	Monthly
Taxes:	$22,417	$22,417
Insurance:	$5,042	$1,260
Replacement(1):	$80,000	Springing
TI/LC(2):	$250,000	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$81
Balloon Balance / Sq. Ft.:	$68
Cut-off Date LTV:	67.8%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.35x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	9.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Medford, OR
Year Built / Renovated:	1977 / 2010
Total Sq. Ft.:	189,953
Property Management:	Self-Managed
Underwritten NOI:	$1,656,950
Underwritten NCF:	$1,453,825
Appraised Value:	$22,700,000
Appraisal Date:	November 2, 2011

Historical NOI
TTM NOI:	$1,600,538 (T-12 November 30, 2011)
2010 NOI:	$1,551,654 (December 31, 2010)
2009 NOI:	$1,470,759 (December 31, 2009)
2008 NOI:	NAV

Historical Occupancy
Current Occupancy:	92.9% (January 1, 2012)
2010 Occupancy:	88.0% (December 31, 2010)
2009 Occupancy:	87.0% (December 31, 2009)
2008 Occupancy:	NAV

(1)
Any time the balance of the replacement reserve account falls below $80,000, the borrower will be required to make monthly deposits in the amount of $2,374, till such time the balance of the replacement reserve account is equal to $80,000.

(2)
Any time the balance of the TI/LC reserve account falls below $250,000, the borrower will be required to make monthly deposits in the amount of $7,915, till such time the balance of the replacement reserve escrow account is equal to $250,000.

TRANSACTION HIGHLIGHTS

▪
Strong Location/Market. The Bear Creek Plaza property is well-located within the central retail corridor of Medford, Oregon and has excellent frontage and visibility along Biddle Road and Interstate 5 (traffic count in excess of 50,000 vehicles per day). Per the appraisal, the Medford retail inventory was over 4.6 million square feet with a 4.8% vacancy rate as of Q3 2011. There was no additional inventory delivered in Q3 2011 and no new deliveries are expected in the next year.

▪
Tenant Mix/Granular Rent Roll. Bear Creek Plaza benefits from a diverse tenant mix, with a variety of local and national tenants. In addition, no single tenant occupies more than 15.8% of the NRA, or 12.7% of GPR. Thirteen tenants occupying over 66.6% of the NRA and contributing 55.7% of the GPR have been at the Bear Creek Plaza property for over 10 years, of which 6 tenants occupying 25.3% of the NRA and contributing 20.7% of the GPR have been at the Bear Creek Plaza property for over 25 years.

▪
Equity. The borrower under the Bear Creek Plaza loan acquired the Bear Creek Plaza property in 2007 for approximately $19.25 million, and has made over $1.4 million in capital improvements. After the subject loan and closing costs/reserves of roughly $0.5 million, the borrower has approximately $5.8 million or 27.8% remaining equity in the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

B-10

The Information contained herein (the "Information") is preliminary and subject to change.  The information will be superseded by similar information delivered to you as part of the offering document relating to the Commercial Mortgage Pass-Through Certificates, Series COMM 2012-LC4 (the "Offering Document").  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the Information is subject to the same limitations and qualifications contained in the Offering Document.  The Information does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The Information contained herein will be more fully described elsewhere in the Offering Document.  The Information should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. The privately offered securities described in the Offering Document as to which the Information relates have not been and will not be registered under the United States Securities Act of 1933, as amended. This material should be not construed as an effort to sell or the solicitation of any offer to buy any security in any jurisdiction where such offer of solicitation would be illegal.

For investor in publicly offered securities as to which the Information relates: The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to prospectus@cpdg@db.com

COMM 2012-LC4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

																Remaining
			% of		Mortgage	Mortgage		Cut-off	Maturity	General	Detailed			Interest	Original	Term to	Original
Property			Initial Pool	# of	Loan	Loan	Original	Date	or ARD	Property	Property	Interest	Administrative	Accrual	Term to	Maturity	Amortization
Flag	ID	Property Name	Balance	Properties	Originator	Seller	Balance($)	Balance($)	Balance($)	Type	Type	Rate	Fee Rate	Basis	Maturity or ARD	or ARD	Term
Loan		Square One Mall	10.1%	1	GACC	GACC	100,000,000	99,779,556	83,468,450	Retail	Regional Mall	5.4730%	0.1037%	Actual/360	120	118	360
Loan		Union Square Retail	7.6%	1	LCF	LCF	75,000,000	75,000,000	75,000,000	Retail	Anchored	4.8800%	0.1037%	Actual/360	120	114	0
Loan		Puerto Rico Retail Portfolio	5.8%	4	LCF	LCF	57,750,000	57,750,000	48,760,748	Retail	Anchored	5.8500%	0.1037%	Actual/360	120	120	360
Property		Plaza Los Prados	2.3%	1	LCF	LCF	22,700,000	22,700,000		Retail	Anchored
Property		Juncos Plaza	1.4%	1	LCF	LCF	14,250,000	14,250,000		Retail	Anchored
Property		Manati Centro Plaza	1.4%	1	LCF	LCF	13,800,000	13,800,000		Retail	Anchored
Property		University Plaza	0.7%	1	LCF	LCF	7,000,000	7,000,000		Retail	Anchored
Loan		Hartman Portfolio	5.7%	12	JPMIM	GACC	57,600,000	56,675,372	51,066,246	Various	Various	6.5000%	0.1037%	30/360	120	79	360
Property		Westheimer Central Plaza	1.0%	1	JPMIM	GACC	9,578,074	9,424,321		Office	Suburban
Property		The Preserve	0.7%	1	JPMIM	GACC	7,013,534	6,900,948		Office	Suburban
Property		North Central Plaza	0.6%	1	JPMIM	GACC	6,229,951	6,129,945		Office	Suburban
Property		Walzem Plaza	0.6%	1	JPMIM	GACC	5,901,273	5,806,543		Retail	Unanchored
Property		3100 Timmons Lane	0.5%	1	JPMIM	GACC	4,647,946	4,573,334		Office	Suburban
Property		One Mason Plaza	0.4%	1	JPMIM	GACC	4,442,946	4,371,625		Retail	Unanchored
Property		Northbelt Atrium I	0.4%	1	JPMIM	GACC	4,331,786	4,262,250		Office	Suburban
Property		Park Central	0.4%	1	JPMIM	GACC	3,967,243	3,903,558		Office	Suburban
Property		Northbelt Atrium II	0.4%	1	JPMIM	GACC	3,723,877	3,664,099		Office	Suburban
Property		11811 North Freeway	0.4%	1	JPMIM	GACC	3,544,234	3,487,340		Office	Suburban
Property		Tower Pavilion	0.2%	1	JPMIM	GACC	2,404,838	2,366,235		Office	Suburban
Property		Central Park Business Center	0.2%	1	JPMIM	GACC	1,814,299	1,785,174		Industrial	Flex
Loan		180 Peachtree Street	5.5%	1	GACC	GACC	55,000,000	54,888,798	46,549,648	Mixed Use	Office/Data Center	5.9300%	0.1037%	Actual/360	120	118	360
Loan		Hampshire Multifamily Portfolio	5.5%	6	GACC	GACC	55,000,000	54,793,389	46,797,672	Multifamily	Garden	6.1100%	0.1037%	Actual/360	120	116	360
Property		Westlake Apartments	3.2%	1	GACC	GACC	32,025,774	31,905,468		Multifamily	Garden
Property		Woods Edge Apartments	0.7%	1	GACC	GACC	7,360,361	7,332,712		Multifamily	Garden
Property		Wind Drift Apartments	0.6%	1	GACC	GACC	5,511,655	5,490,950		Multifamily	Garden
Property		Riverwood Apartments	0.4%	1	GACC	GACC	4,111,166	4,095,722		Multifamily	Garden
Property		Spyglass Apartments	0.4%	1	GACC	GACC	3,810,391	3,796,077		Multifamily	Garden
Property		Villa Nova Apartments	0.2%	1	GACC	GACC	2,180,651	2,172,460		Multifamily	Garden
Loan		Alamance Crossing	5.1%	1	GLAC	GLAC	50,800,000	50,454,122	42,956,557	Retail	Regional Mall	5.8300%	0.1337%	Actual/360	119	112	360
Loan		Brea Plaza Shopping Center	4.4%	1	LCF	LCF	43,500,000	43,451,656	37,233,966	Retail	Anchored	6.3220%	0.1037%	Actual/360	120	119	360
Loan		Rio Apartments	1.9%	1	LCF	LCF	18,500,000	18,479,935	17,419,793	Multifamily	Garden	6.5000%	0.1037%	Actual/360	60	59	360
Loan		Treetop Apartments	1.6%	1	LCF	LCF	16,000,000	15,982,647	15,065,767	Multifamily	Garden	6.5000%	0.1037%	Actual/360	60	59	360
Loan		Piatt Place	3.4%	1	GLAC	GLAC	33,500,000	33,500,000	29,349,475	Mixed Use	Office/Retail	5.5000%	0.1337%	Actual/360	120	120	360
Loan		Susquehanna Valley Mall	2.8%	1	GACC	GACC	27,950,000	27,895,902	23,814,333	Retail	Regional Mall	6.1580%	0.1037%	Actual/360	120	118	360
Loan		Vernola Marketplace	2.4%	1	GACC	GACC	23,750,000	23,561,921	19,597,244	Retail	Anchored	5.1070%	0.1037%	Actual/360	120	113	360
Loan		GRM Portfolio	2.0%	2	GACC	GACC	20,000,000	19,967,806	15,486,300	Industrial	Warehouse/Distribution	6.0000%	0.1037%	Actual/360	120	119	300
Property		10310 Harwin Drive	1.1%	1	GACC	GACC	10,600,000	10,582,937		Industrial	Warehouse/Distribution
Property		Chicago Building	0.9%	1	GACC	GACC	9,400,000	9,384,869		Industrial	Warehouse/Distribution
Loan		Evergreen Portfolio	1.7%	3	LCF	LCF	17,500,000	16,964,976	13,982,104	Manufactured Housing Community	Manufactured Housing Community	6.0490%	0.1037%	Actual/360	120	117	360
Property		Yorktowne MHP	1.2%	1	LCF	LCF	12,400,000	12,365,245		Manufactured Housing Community	Manufactured Housing Community
Property		Pondarosa MHP	0.2%	1	LCF	LCF	2,950,000	2,455,757		Manufactured Housing Community	Manufactured Housing Community
Property		Vance MHP	0.2%	1	LCF	LCF	2,150,000	2,143,974		Manufactured Housing Community	Manufactured Housing Community
Loan		Healdsburg Hotel	1.7%	1	GACC	GACC	17,000,000	16,883,352	15,979,515	Hospitality	Full Service	6.3500%	0.1037%	Actual/360	60	52	360
Loan		Montebello Town Square	1.6%	1	GACC	GACC	16,000,000	15,978,416	13,135,029	Retail	Anchored	4.9560%	0.1037%	Actual/360	120	119	360
Loan		Plaza del Sol	1.6%	1	GACC	GACC	15,750,000	15,732,025	13,407,113	Retail	Regional Mall	6.1300%	0.1037%	Actual/360	120	119	360
Loan		Holiday Village	1.6%	1	LCF	LCF	15,500,000	15,454,232	13,069,812	Manufactured Housing Community	Manufactured Housing Community	5.8020%	0.1037%	Actual/360	120	117	360
Loan		Bear Creek Plaza	1.6%	1	GLAC	GLAC	15,400,000	15,381,462	12,962,517	Retail	Anchored	5.7500%	0.1337%	Actual/360	120	119	360
Loan		BB&T Headquarters Building	1.5%	1	LCF	LCF	15,360,750	15,328,964	12,953,409	Office	CBD	5.8080%	0.1037%	Actual/360	120	118	360
Loan		Rancho Penasquitos Towne Center I	1.4%	1	GACC	GACC	14,465,000	14,364,196	11,903,046	Retail	Anchored	5.0250%	0.1037%	Actual/360	120	114	360
Loan		Johnstown Galleria - Ground Lease	1.4%	1	LCF	LCF	13,551,525	13,551,525	13,551,525	Other	Leased Fee	5.1500%	0.1037%	Actual/360	120	113	0
Loan		Rancho Penasquitos Towne Center II	1.1%	1	GACC	GACC	11,100,000	11,022,646	9,134,035	Retail	Anchored	5.0250%	0.1037%	Actual/360	120	114	360
Loan		Southwood Manor MHC	1.1%	1	LCF	LCF	11,050,000	11,000,933	9,441,304	Manufactured Housing Community	Manufactured Housing Community	6.2500%	0.1037%	Actual/360	120	115	360
Loan		BJ's Wholesale Pittsfield	1.1%	1	LCF	LCF	11,000,000	11,000,000	11,000,000	Retail	Single Tenant	5.5000%	0.1037%	Actual/360	120	120	0
Loan		Penland Park MHC	1.1%	1	LCF	LCF	11,000,000	10,951,155	9,398,584	Manufactured Housing Community	Manufactured Housing Community	6.2500%	0.1037%	Actual/360	120	115	360
Loan		Eagle Crest MHC	1.1%	1	LCF	LCF	10,750,000	10,720,004	9,136,943	Manufactured Housing Community	Manufactured Housing Community	6.0700%	0.1037%	Actual/360	120	117	360
Loan		Fingerlakes Crossing Shopping Center	1.1%	1	LCF	LCF	10,500,000	10,440,050	9,823,781	Retail	Anchored	6.0000%	0.1037%	Actual/360	60	54	360
Loan		Hickory Glen Apartments	0.9%	1	LCF	LCF	9,000,000	8,989,011	7,552,532	Multifamily	Age Restricted	5.6500%	0.1037%	Actual/360	120	119	360
Loan		Comfort Inn JFK At Ozone Park	0.9%	1	LCF	LCF	9,000,000	8,985,600	6,980,563	Hospitality	Limited Service	6.0500%	0.1037%	Actual/360	120	119	300
Loan		Staybridge Suites SeaWorld	0.9%	1	GLAC	GLAC	9,000,000	8,933,110	7,838,470	Hospitality	Limited Service	6.7500%	0.1337%	Actual/360	84	78	300
Loan		Boulevard Estates MHC	0.8%	1	LCF	LCF	8,100,000	8,078,896	6,948,088	Manufactured Housing Community	Manufactured Housing Community	6.3890%	0.1037%	Actual/360	120	117	360
Loan		Northcross & Victoria	0.8%	1	LCF	LCF	7,700,000	7,683,737	6,472,096	Retail	Anchored	5.7000%	0.1037%	Actual/360	120	118	360
Loan		Hampton Inn & Suites	0.8%	1	LCF	LCF	7,700,000	7,679,065	6,042,726	Hospitality	Limited Service	6.4000%	0.1037%	Actual/360	120	118	300
Loan		Westchester I Office	0.8%	1	LCF	LCF	7,635,000	7,619,234	6,440,568	Office	Suburban	5.8190%	0.1037%	Actual/360	120	118	360
Loan		Marina Towers	0.8%	1	GLAC	GLAC	7,550,000	7,507,794	7,073,151	Office	Suburban	6.1000%	0.1337%	Actual/360	60	54	360
Loan		Spalding Building	0.8%	1	LCF	LCF	7,500,000	7,478,533	6,352,120	Office	CBD	5.9500%	0.1037%	Actual/360	120	117	360
Loan		Addison Place North	0.7%	1	GACC	GACC	6,950,000	6,950,000	5,831,886	Retail	Unanchored	5.6450%	0.1037%	Actual/360	120	120	360
Loan		Hotel Provincial	0.7%	1	GLAC	GLAC	7,000,000	6,938,735	5,378,894	Hospitality	Limited Service	5.7700%	0.1337%	Actual/360	120	114	300
Loan		Alrig Portfolio	0.7%	3	LCF	LCF	6,800,000	6,800,000	5,734,122	Various	Various	5.8070%	0.1537%	Actual/360	120	120	360
Property		Bloomfield Office Pavilion	0.3%	1	LCF	LCF	3,410,000	3,410,000		Office	Suburban
Property		Willow Office Center	0.2%	1	LCF	LCF	2,190,000	2,190,000		Office	Suburban
Property		Cady Office Centre	0.1%	1	LCF	LCF	1,200,000	1,200,000		Mixed Use	Office/Retail
Loan		Wood Forest Apartments	0.7%	1	GLAC	GLAC	6,800,000	6,780,333	5,266,016	Multifamily	Garden	6.0000%	0.1337%	Actual/360	120	118	300
Loan		Fox Hunt Apartments	0.4%	1	LCF	LCF	4,075,000	4,049,455	3,789,042	Multifamily	Garden	5.5500%	0.1037%	Actual/360	60	54	360

			Remaining	First				Annual	Monthly	Remaining			Crossed
Property			Amortization	Payment	Maturity	ARD Loan	Final	Debt	Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment
Flag	ID	Property Name	Term	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)	Service($)	Period	Lockbox	Management	Other Loans	Borrower	NOI DSCR	NCF DSCR	Period	Date
Loan		Square One Mall	358	02/06/2012	01/06/2022	No	01/06/2022	6,793,154	566,096		Hard	In Place	No		1.93x	1.84x	0	6
Loan		Union Square Retail	0	10/06/2011	09/06/2021	No	09/06/2021	3,710,833	309,236	114	None	None	No		4.34x	4.12x	0	6
Loan		Puerto Rico Retail Portfolio	360	04/06/2012	03/06/2022	No	03/06/2022	4,088,291	340,691		Hard	In Place	No		1.69x	1.59x	0	6
Property		Plaza Los Prados
Property		Juncos Plaza
Property		Manati Centro Plaza
Property		University Plaza
Loan		Hartman Portfolio	343	11/01/2008	10/01/2018	No	10/01/2018	4,368,854	364,071		None	None	No		1.62x	1.34x	5	1
Property		Westheimer Central Plaza
Property		The Preserve
Property		North Central Plaza
Property		Walzem Plaza
Property		3100 Timmons Lane
Property		One Mason Plaza
Property		Northbelt Atrium I
Property		Park Central
Property		Northbelt Atrium II
Property		11811 North Freeway
Property		Tower Pavilion
Property		Central Park Business Center
Loan		180 Peachtree Street	358	02/06/2012	01/06/2022	No	01/06/2022	3,927,380	327,282		Hard	In Place	No		1.73x	1.62x	0	6
Loan		Hampshire Multifamily Portfolio	356	12/06/2011	11/06/2021	No	11/06/2021	4,003,830	333,652		Springing Soft	Springing	No		1.50x	1.32x	0	6
Property		Westlake Apartments
Property		Woods Edge Apartments
Property		Wind Drift Apartments
Property		Riverwood Apartments
Property		Spyglass Apartments
Property		Villa Nova Apartments
Loan		Alamance Crossing	353	09/01/2011	07/01/2021	No	07/01/2021	3,588,501	299,042		Hard	Springing	No		1.44x	1.35x	5	1
Loan		Brea Plaza Shopping Center	359	03/06/2012	02/06/2022	No	02/06/2022	3,238,527	269,877		Hard	In Place	No		1.28x	1.22x	0	6
Loan		Rio Apartments	359	03/06/2012	02/06/2017	No	02/06/2017	1,403,191	116,933		Soft	In Place	Yes - A	Yes - A	1.52x	1.45x	0	6
Loan		Treetop Apartments	359	03/06/2012	02/06/2017	No	02/06/2017	1,213,571	101,131		Soft	In Place	Yes - A	Yes - A	1.52x	1.45x	0	6
Loan		Piatt Place	360	04/06/2012	03/06/2022	No	03/06/2022	2,282,512	190,209	24	Hard	In Place	No		1.49x	1.45x	0	6
Loan		Susquehanna Valley Mall	358	02/06/2012	01/06/2022	No	01/06/2022	2,045,089	170,424		Hard	Springing	No		2.15x	1.94x	0	6
Loan		Vernola Marketplace	353	09/06/2011	08/06/2021	No	08/06/2021	1,548,633	129,053		Hard	In Place	No		1.98x	1.83x	0	6
Loan		GRM Portfolio	299	03/06/2012	02/06/2022	No	02/06/2022	1,546,323	128,860		Hard	In Place	No		1.54x	1.39x	0	6
Property		10310 Harwin Drive
Property		Chicago Building
Loan		Evergreen Portfolio	357	01/06/2012	12/06/2021	No	12/06/2021	1,265,679	105,473		Soft	Springing	No	Yes - B	1.41x	1.38x	0	6
Property		Yorktowne MHP
Property		Pondarosa MHP
Property		Vance MHP
Loan		Healdsburg Hotel	352	08/06/2011	07/06/2016	No	07/06/2016	1,269,361	105,780		Hard	Springing	No		1.78x	1.46x	0	6
Loan		Montebello Town Square	359	03/06/2012	02/06/2022	No	02/06/2022	1,025,541	85,462		Springing Hard	Springing	No	Yes - C	3.14x	2.97x	0	6
Loan		Plaza del Sol	359	03/06/2012	02/06/2022	No	02/06/2022	1,148,995	95,750		Springing Hard	Springing	No		1.63x	1.44x	0	6
Loan		Holiday Village	357	01/06/2012	12/06/2021	No	12/06/2021	1,091,598	90,966		Soft	Springing	No	Yes - B	1.80x	1.78x	0	6
Loan		Bear Creek Plaza	359	03/06/2012	02/06/2022	No	02/06/2022	1,078,443	89,870		None	None	No		1.54x	1.35x	0	6
Loan		BB&T Headquarters Building	358	02/06/2012	01/06/2022	Yes	01/06/2037	1,082,495	90,208		Hard	In Place	No		2.44x	2.29x	0	6
Loan		Rancho Penasquitos Towne Center I	354	10/06/2011	09/06/2021	No	09/06/2021	934,469	77,872		Springing Hard	Springing	No	Yes - C	1.73x	1.65x	0	6
Loan		Johnstown Galleria - Ground Lease	0	09/06/2011	08/06/2021	No	08/06/2021	707,597	58,966	113	Hard	In Place	No		1.98x	1.98x	0	6
Loan		Rancho Penasquitos Towne Center II	354	10/06/2011	09/06/2021	No	09/06/2021	717,083	59,757		Springing Hard	Springing	No	Yes - C	1.86x	1.76x	0	6
Loan		Southwood Manor MHC	355	11/06/2011	10/06/2021	No	10/06/2021	816,441	68,037		Soft	Springing	No	Yes - D	1.36x	1.33x	0	6
Loan		BJ's Wholesale Pittsfield	0	04/06/2012	03/06/2022	No	03/06/2022	613,403	51,117	120	Hard	In Place	No		1.67x	1.66x	0	6
Loan		Penland Park MHC	355	11/06/2011	10/06/2021	No	10/06/2021	812,747	67,729		Soft	Springing	No	Yes - D	1.43x	1.40x	0	6
Loan		Eagle Crest MHC	357	01/06/2012	12/06/2021	No	12/06/2021	779,235	64,936		Soft	Springing	No	Yes - B	1.35x	1.33x	0	6
Loan		Fingerlakes Crossing Shopping Center	354	10/06/2011	09/06/2016	No	09/06/2016	755,434	62,953		Hard	Springing	No		1.42x	1.27x	0	6
Loan		Hickory Glen Apartments	359	03/06/2012	02/06/2022	No	02/06/2022	623,415	51,951		Springing Soft	Springing	No		1.56x	1.50x	0	6
Loan		Comfort Inn JFK At Ozone Park	299	03/06/2012	02/06/2022	No	02/06/2022	699,150	58,263		Hard	Springing	No		1.65x	1.51x	0	6
Loan		Staybridge Suites SeaWorld	294	10/06/2011	09/06/2018	No	09/06/2018	746,184	62,182		Hard	In Place	No		1.54x	1.39x	0	6
Loan		Boulevard Estates MHC	357	01/06/2012	12/06/2021	No	12/06/2021	607,292	50,608		Soft	Springing	No	Yes - B	1.30x	1.28x	0	6
Loan		Northcross & Victoria	358	02/06/2012	01/06/2022	No	01/06/2022	536,290	44,691		Hard	Springing	No		1.94x	1.66x	0	6
Loan		Hampton Inn & Suites	298	02/06/2012	01/06/2022	No	01/06/2022	618,130	51,511		Hard	Springing	No		2.17x	1.98x	0	6
Loan		Westchester I Office	358	02/06/2012	01/06/2022	No	01/06/2022	538,692	44,891		Hard	Springing	No		1.45x	1.32x	0	6
Loan		Marina Towers	354	10/06/2011	09/06/2016	No	09/06/2016	549,031	45,753		Hard	In Place	No		1.47x	1.31x	0	6
Loan		Spalding Building	357	01/06/2012	12/06/2021	No	12/06/2021	536,706	44,725		Springing Hard	Springing	No		1.75x	1.46x	0	6
Loan		Addison Place North	360	04/06/2012	03/06/2022	No	03/06/2022	481,151	40,096		Springing Hard	Springing	No		1.56x	1.50x	0	6
Loan		Hotel Provincial	294	10/01/2011	09/01/2021	No	09/01/2021	529,465	44,122		None	None	No		2.24x	1.95x	5	1
Loan		Alrig Portfolio	360	04/06/2012	03/06/2022	No	03/06/2022	479,154	39,930		Hard	Springing	No		1.76x	1.42x	0	6
Property		Bloomfield Office Pavilion
Property		Willow Office Center
Property		Cady Office Centre
Loan		Wood Forest Apartments	298	02/06/2012	01/06/2022	No	01/06/2022	525,750	43,813		Hard	In Place	No		1.51x	1.43x	0	6
Loan		Fox Hunt Apartments	354	10/06/2011	09/06/2016	No	09/06/2016	279,185	23,265		Springing Soft	Springing	No		2.03x	1.74x	0	6

					Cut-Off
Property			Appraised	Appraisal	Date LTV	LTV Ratio at						Year	Year
Flag	ID	Property Name	Value ($)	As-of Date	Ratio	Maturity or ARD	Address	City	County	State	Zip Code	Built	Renovated
Loan		Square One Mall	201,000,000	11/11/2011	49.6%	41.5%	1201 Broadway	Saugus	Essex	MA	01906	1959	1994, 2001
Loan		Union Square Retail	310,000,000	01/04/2012	24.2%	24.2%	One Union Square South	New York	New York	NY	10003	1999	NAP
Loan		Puerto Rico Retail Portfolio	85,400,000	Various	67.6%	57.1%	Various	Various	NAP	PR	Various	Various	NAP
Property		Plaza Los Prados	32,600,000	11/22/2011			PR-156, Km. 56.3	Caguas	NAP	PR	00725	2008	NAP
Property		Juncos Plaza	23,000,000	11/21/2011			State Road PR-31, KM 24, Ceiba Norte Ward	Juncos	NAP	PR	00777	1999	NAP
Property		Manati Centro Plaza	20,300,000	11/21/2011			SE/c PR-149 & PR-2	Manati	NAP	PR	00674	2001	NAP
Property		University Plaza	9,500,000	11/21/2011			State Road PR-2, km 150.7	Mayaguez	NAP	PR	00682	1999	NAP
Loan		Hartman Portfolio	90,200,000	Various	62.8%	56.6%	Various	Various	Various	TX	Various	Various	Various
Property		Westheimer Central Plaza	14,750,000	07/06/2011			11200 Westheimer Road	Houston	Harris	TX	77042	1982	NAP
Property		The Preserve	10,000,000	05/04/2011			2000-2060 North Loop Freeway West	Houston	Harris	TX	77018	1970	NAP
Property		North Central Plaza	13,000,000	06/27/2011			12655 North Central Expressway	Dallas	Dallas	TX	75243	1982	NAP
Property		Walzem Plaza	11,560,000	05/03/2011			5332-5493 Walzem Road	San Antonio	Bexar	TX	78218	1981	NAP
Property		3100 Timmons Lane	10,750,000	07/14/2011			3100 Timmons Lane	Houston	Harris	TX	77027	1975	2000
Property		One Mason Plaza	6,900,000	07/05/2011			811 South Mason Road	Katy	Harris	TX	77450	1983	NAP
Property		Northbelt Atrium I	3,350,000	06/21/2011			15311 Vantage Parkway West	Houston	Harris	TX	77032	1980	NAP
Property		Park Central	6,000,000	06/27/2011			7616 LBJ Freeway	Dallas	Dallas	TX	75251	1974	NAP
Property		Northbelt Atrium II	2,800,000	06/21/2011			15355 Vantage Parkway West	Houston	Harris	TX	77032	1983	NAP
Property		11811 North Freeway	4,500,000	06/21/2011			11811 North Freeway	Houston	Harris	TX	77060	1982	2000
Property		Tower Pavilion	3,550,000	06/30/2011			2909 Hillcroft Avenue	Houston	Harris	TX	77057	1981	NAP
Property		Central Park Business Center	3,040,000	06/01/2011			1900 Firman Drive and 1901 North Glenville Drive	Richardson	Dallas	TX	75081	1984	NAP
Loan		180 Peachtree Street	95,000,000	11/18/2011	57.8%	49.0%	180 Peachtree Street Northwest and 150 Carnegie Way Northwest	Atlanta	Fulton	GA	30303	1927	2000
Loan		Hampshire Multifamily Portfolio	83,090,000	Various	65.9%	56.3%	Various	Indianapolis	Marion	IN	Various	Various	Various
Property		Westlake Apartments	45,100,000	10/07/2011			6000 Westlake Drive	Indianapolis	Marion	IN	46224	1967-1976	2009-2011
Property		Woods Edge Apartments	10,490,000	10/07/2011			6401 Woods Edge North Drive	Indianapolis	Marion	IN	46250	1981	NAP
Property		Wind Drift Apartments	7,870,000	10/11/2011			3833 Wind Drift Drive	Indianapolis	Marion	IN	46254	1979	NAP
Property		Riverwood Apartments	8,030,000	10/07/2011			5830 Riverwood Drive	Indianapolis	Marion	IN	46250	1977	NAP
Property		Spyglass Apartments	6,800,000	10/07/2011			8320 Spyglass Drive	Indianapolis	Marion	IN	46260	1979	2009-2010
Property		Villa Nova Apartments	4,800,000	10/07/2011			8760 LeMode Court	Indianapolis	Marion	IN	46268	1972	NAP
Loan		Alamance Crossing	72,670,000	04/20/2011	69.4%	59.1%	1080 Piper Lane	Burlington	Alamance	NC	27215	2006	2008
Loan		Brea Plaza Shopping Center	66,000,000	12/07/2011	65.8%	56.4%	835 East Imperial Highway and 1647 East Imperial Highway	Brea	Orange	CA	92821	1976	1993-1994, 2008-2011
Loan		Rio Apartments	27,700,000	11/10/2011	65.4%	61.6%	8801-8871 Fontainebleau Boulevard	Miami	Miami-Dade	FL	33172	1971	NAP
Loan		Treetop Apartments	25,000,000	11/10/2011	65.4%	61.6%	8532 SW 107th Avenue	Miami	Miami-Dade	FL	33173	1974	NAP
Loan		Piatt Place	45,100,000	04/01/2012	74.3%	65.1%	301 Fifth Avenue	Pittsburgh	Allegheny	PA	15222	1998	2006-2007
Loan		Susquehanna Valley Mall	43,000,000	10/08/2011	64.9%	55.4%	1 Susquehanna Valley Mall Drive	Selinsgrove	Snyder	PA	17870	1977	1998
Loan		Vernola Marketplace	43,800,000	06/25/2011	53.8%	44.7%	6205-6477 Pats Ranch Road	Mira Loma	Riverside	CA	91752	2007	NAP
Loan		GRM Portfolio	30,440,000	Various	65.6%	50.9%	Various	Various	Various	Various	Various	Various	Various
Property		10310 Harwin Drive	16,140,000	11/14/2011			10310 Harwin Drive	Houston	Harris	TX	77036	1971	2009
Property		Chicago Building	14,300,000	11/11/2011			7123 West 65th Street	Bedford Park	Cook	IL	60638	2005	NAP
Loan		Evergreen Portfolio	25,400,000	10/11/2011	66.8%	55.0%	Various	Various	Various	Various	Various	Various	NAP
Property		Yorktowne MHP	17,700,000	10/11/2011			7260 Fields Ertel Road	Sharonville	Butler & Warren	OH	45241	1970	NAP
Property		Pondarosa MHP	4,300,000	10/11/2011			3559 Cossell Road	Indianapolis	Marion	IN	46222	1965	NAP
Property		Vance MHP	3,400,000	10/11/2011			1639 Marion-Waldo Road	Marion	Marion	OH	43302	1970	NAP
Loan		Healdsburg Hotel	25,500,000	04/13/2011	66.2%	62.7%	25 Matheson Street	Healdsburg	Sonoma	CA	95448	2001	NAP
Loan		Montebello Town Square	51,190,000	01/04/2012	31.2%	25.7%	1445 North Montebello Boulevard	Montebello	Los Angeles	CA	90640	1992	NAP
Loan		Plaza del Sol	23,850,000	12/01/2011	66.0%	56.2%	2205 Veterans Boulevard	Del Rio	Val Verde	TX	78840	1977	NAP
Loan		Holiday Village	31,000,000	10/25/2011	49.9%	42.2%	701 South Dobson Road	Mesa	Maricopa	AZ	85202	1963	NAP
Loan		Bear Creek Plaza	22,700,000	11/02/2011	67.8%	57.1%	830-1140 Biddle Road	Medford	Jackson	OR	97504	1977	2010
Loan		BB&T Headquarters Building	34,800,000	11/09/2011	44.0%	37.2%	200 West Second Street	Winston-Salem	Forsyth	NC	27101	1987	2001-2003
Loan		Rancho Penasquitos Towne Center I	22,400,000	07/06/2011	64.1%	53.1%	13205-13297 Black Mountain Road and 9335 Paseo Montalban	San Diego	San Diego	CA	92129	1987-1990	NAP
Loan		Johnstown Galleria - Ground Lease	20,790,000	06/18/2011	65.2%	65.2%	500 Galleria Drive	Johnstown	Cambria	PA	15904	NAP	NAP
Loan		Rancho Penasquitos Towne Center II	19,400,000	07/06/2011	56.8%	47.1%	13161-13181 Black Mountain Road and 13173-13181 Twin Trails Drive	San Diego	San Diego	CA	92129	1987-1990	NAP
Loan		Southwood Manor MHC	15,500,000	06/03/2011	71.0%	60.9%	9499 Brayton Drive	Anchorage	Anchorage	AK	99507	1976,1978	NAP
Loan		BJ's Wholesale Pittsfield	14,700,000	01/02/2012	74.8%	74.8%	495 Hubbard Avenue	Pittsfield	Berkshire	MA	01201	2011	NAP
Loan		Penland Park MHC	15,400,000	06/03/2011	71.1%	61.0%	801 Airport Heights Drive	Anchorage	Anchorage	AK	99508	1975	NAP
Loan		Eagle Crest MHC	17,500,000	10/10/2011	61.3%	52.2%	3629 Big Tree Road	Hamburg	Erie	NY	14075	1988	NAP
Loan		Fingerlakes Crossing Shopping Center	16,700,000	05/19/2011	62.5%	58.8%	1634 Clark Street Road	Aurelius	Cayuga	NY	13021	2006-2008	NAP
Loan		Hickory Glen Apartments	12,900,000	12/02/2011	69.7%	58.5%	1700 West Washington Street	Springfield	Sangamon	IL	62702	1987	2006-2010
Loan		Comfort Inn JFK At Ozone Park	15,100,000	12/07/2011	59.5%	46.2%	137-30 Redding Street	Ozone Park	Queens	NY	11417	2009	NAP
Loan		Staybridge Suites SeaWorld	15,000,000	05/19/2011	59.6%	52.3%	10919 Town Center Drive	San Antonio	Bexar	TX	78251	2009	NAP
Loan		Boulevard Estates MHC	11,100,000	10/06/2011	72.8%	62.6%	2266 Gulf to Bay Boulevard	Clearwater	Pinellas	FL	33765	1965	NAP
Loan		Northcross & Victoria	12,500,000	12/05/2011	61.5%	51.8%	5201, 5209-5223, 5303-5319, 5301 and 5106 North Navarro Street	Victoria	Victoria	TX	77904	1977 (Victoria); 1978 and 1992 (Northcross)	NAP
Loan		Hampton Inn & Suites	11,500,000	11/14/2011	66.8%	52.5%	6124 West Calhoun Drive	Alexandria	Rapides	LA	71303	2008	NAP
Loan		Westchester I Office	10,600,000	12/01/2011	71.9%	60.8%	15871 City View Drive	Midlothian	Chesterfield	VA	23113	2008	NAP
Loan		Marina Towers	11,000,000	06/16/2011	68.3%	64.3%	709 South Harbor City Boulevard	Melbourne	Brevard	FL	32901	1994	NAP
Loan		Spalding Building	11,800,000	08/12/2011	63.4%	53.8%	319 SW Washington Street	Portland	Multnomah	OR	97204	1912	2009-2011
Loan		Addison Place North	10,000,000	05/27/2011	69.5%	58.3%	16850 Jog Road	Delray Beach	Palm Beach	FL	33446	2001	NAP
Loan		Hotel Provincial	13,000,000	06/23/2011	53.4%	41.4%	1024 Rue Chartres	New Orleans	Orleans	LA	70116	1877, 1961	1968-1972, 2002
Loan		Alrig Portfolio	9,895,000	12/14/2011	68.7%	57.9%	Various	Various	Various	MI	Various	Various	NAP
Property		Bloomfield Office Pavilion	4,630,000	12/14/2011			2550 South Telegraph Road	Bloomfield Township	Oakland	MI	48302	1978	NAP
Property		Willow Office Center	3,125,000	12/14/2011			525 East Big Beaver Road	Troy	Oakland	MI	48083	2000	NAP
Property		Cady Office Centre	2,140,000	12/14/2011			105 East Cady Street	Northville	Wayne	MI	48167	1998	NAP
Loan		Wood Forest Apartments	9,850,000	06/30/2011	68.8%	53.5%	2614 North University Drive	Nacogdoches	Nacogdoches	TX	75965	1974	2007-2011
Loan		Fox Hunt Apartments	6,975,000	07/11/2011	58.1%	54.3%	2095 Valley Greene Drive	Dayton	Montgomery	OH	45440	1978	NAP

			Net		Loan per Net
			Rentabl		Rentable
			Areae	Units	Area
Property			(SF/Units	of	(SF/Units/	Prepayment Provisions	Trailing 12 Operating	Trailing 12	Trailing 12	Trailing 12	2010 Operating	2010	2010	2010	2009 Operating
Flag	ID	Property Name	Rooms/Pads)	Measure	Rooms/Pads) ($)	(# of payments) (11)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Loan		Square One Mall	541,128	Sq. Ft.	184	L(26), D(90), O(4)	T-12 10/31/2011	22,545,313	8,335,874	14,209,439	12/31/2010	22,362,687	8,189,777	14,172,910	12/31/2009
Loan		Union Square Retail	236,215	Sq. Ft.	318	L(30), D(86), O(4)	YTD 11/30/2011 Ann.	25,706,810	6,821,294	18,885,516	12/31/2010	17,757,995	8,552,565	9,205,430	12/31/2009
Loan		Puerto Rico Retail Portfolio	554,490	Sq. Ft.	104	L(24), D(93), O(3)	T-12 10/31/2011	9,431,669	2,952,747	6,478,922	12/31/2010	8,893,270	2,745,030	6,148,240	12/31/2009
Property		Plaza Los Prados	163,532	Sq. Ft.	139		T-12 10/31/2011	2,894,465	903,567	1,990,898	12/31/2010	2,582,839	869,166	1,713,673	12/31/2009
Property		Juncos Plaza	208,080	Sq. Ft.	68		T-12 10/31/2011	2,565,948	855,466	1,710,482	12/31/2010	2,460,254	800,384	1,659,870	12/31/2009
Property		Manati Centro Plaza	117,872	Sq. Ft.	117		T-12 10/31/2011	2,732,153	786,394	1,945,759	12/31/2010	2,624,361	700,338	1,924,023	12/31/2009
Property		University Plaza	65,006	Sq. Ft.	108		T-12 10/31/2011	1,239,103	407,320	831,783	12/31/2010	1,225,816	375,142	850,674	12/31/2009
Loan		Hartman Portfolio	1,638,830	Sq. Ft.	35	YM1(117), O(3)	T-12 10/31/2011	18,549,086	10,793,447	7,755,639	12/31/2010	19,938,515	11,114,270	8,824,245	12/31/2009
Property		Westheimer Central Plaza	182,506	Sq. Ft.	52		T-12 10/31/2011	2,649,847	1,488,449	1,161,398	12/31/2010	3,336,882	1,353,256	1,983,627	12/31/2009
Property		The Preserve	218,689	Sq. Ft.	32		T-12 10/31/2011	2,377,148	1,379,918	997,230	12/31/2010	2,154,378	1,407,046	747,332	12/31/2009
Property		North Central Plaza	198,374	Sq. Ft.	31		T-12 10/31/2011	2,954,631	1,586,717	1,367,914	12/31/2010	2,312,388	1,547,095	765,294	12/31/2009
Property		Walzem Plaza	182,713	Sq. Ft.	32		T-12 10/31/2011	1,530,626	593,306	937,320	12/31/2010	1,390,587	662,366	728,221	12/31/2009
Property		3100 Timmons Lane	111,265	Sq. Ft.	41		T-12 10/31/2011	1,948,242	942,350	1,005,892	12/31/2010	1,811,668	941,530	870,138	12/31/2009
Property		One Mason Plaza	75,183	Sq. Ft.	58		T-12 10/31/2011	1,039,256	364,136	675,120	12/31/2010	995,475	406,080	589,396	12/31/2009
Property		Northbelt Atrium I	118,461	Sq. Ft.	36		T-12 10/31/2011	1,110,288	754,075	356,213	12/31/2010	1,492,099	869,259	622,840	12/31/2009
Property		Park Central	127,913	Sq. Ft.	31		T-12 10/31/2011	1,734,326	1,099,339	634,987	12/31/2010	1,575,021	1,056,940	518,081	12/31/2009
Property		Northbelt Atrium II	106,677	Sq. Ft.	34		T-12 10/31/2011	580,071	676,559	-96,488	12/31/2010	1,531,441	848,521	682,920	12/31/2009
Property		11811 North Freeway	156,361	Sq. Ft.	22		T-12 10/31/2011	1,138,651	915,417	223,234	12/31/2010	1,877,503	1,088,302	789,202	12/31/2009
Property		Tower Pavilion	87,589	Sq. Ft.	27		T-12 10/31/2011	1,062,737	776,979	285,758	12/31/2010	1,108,704	723,602	385,102	12/31/2009
Property		Central Park Business Center	73,099	Sq. Ft.	24		T-12 10/31/2011	423,263	216,202	207,061	12/31/2010	352,367	210,275	142,092	12/31/2009
Loan		180 Peachtree Street	350,267	Sq. Ft.	157	L(26), D(89), O(5)	T-12 8/31/2011	11,973,814	4,609,778	7,364,036	12/31/2010	11,232,296	4,130,087	7,102,209	12/31/2009
Loan		Hampshire Multifamily Portfolio	2,103	Units	26,055	L(28), D(88), O(4)	T-12 9/30/2011	13,892,248	7,512,594	6,379,655	12/31/2010	13,412,958	7,287,406	6,125,553	12/31/2009
Property		Westlake Apartments	1,381	Units	23,103		T-12 9/30/2011	8,210,290	4,412,511	3,797,780	12/31/2010	7,735,712	4,340,605	3,395,107	12/31/2009
Property		Woods Edge Apartments	190	Units	38,593		T-12 9/30/2011	1,479,026	689,756	789,271	12/31/2010	1,453,886	665,861	788,025	12/31/2009
Property		Wind Drift Apartments	166	Units	33,078		T-12 9/30/2011	1,259,185	636,008	623,178	12/31/2010	1,229,841	624,285	605,556	12/31/2009
Property		Riverwood Apartments	120	Units	34,131		T-12 9/30/2011	1,086,477	624,540	461,937	12/31/2010	1,108,575	569,759	538,816	12/31/2009
Property		Spyglass Apartments	120	Units	31,634		T-12 9/30/2011	991,949	556,025	435,925	12/31/2010	1,022,028	536,572	485,457	12/31/2009
Property		Villa Nova Apartments	126	Units	17,242		T-12 9/30/2011	865,320	593,755	271,565	12/31/2010	862,915	550,324	312,592	12/31/2009
Loan		Alamance Crossing	456,989	Sq. Ft.	110	L(31), D(83), O(5)	T-12 11/30/2011	7,824,397	1,851,582	5,972,814	12/31/2010	7,756,157	1,767,850	5,988,307	12/31/2009
Loan		Brea Plaza Shopping Center	165,337	Sq. Ft.	263	L(25), D(91), O(4)	T-12 10/31/2011	4,127,060	1,009,868	3,117,192
Loan		Rio Apartments	294	Units	62,857	YM1(59), O(1)	T-12 11/30/2011	3,414,261	1,004,434	2,409,827	12/31/2010	3,350,612	1,299,947	2,050,664	12/31/2009
Loan		Treetop Apartments	263	Units	60,771	YM1(59), O(1)	T-12 11/30/2011	2,901,257	850,056	2,051,201	12/31/2010	2,749,860	1,304,298	1,445,562	12/31/2009
Loan		Piatt Place	222,155	Sq. Ft.	151	L(24), YM1(89), O(7)	T-12 10/31/2011	4,393,584	2,225,659	2,167,925	T-12 10/31/2010	3,185,724	1,905,174	1,280,550	T-12 10/31/2009
Loan		Susquehanna Valley Mall	628,063	Sq. Ft.	44	L(26), D(90), O(4)	T-12 8/31/2011	7,630,478	3,498,397	4,132,081	12/31/2010	7,546,097	3,503,698	4,042,399	12/31/2009
Loan		Vernola Marketplace	210,963	Sq. Ft.	112	L(11), YM1(105), O(4)	YTD 10/31/2011 Ann.	4,725,494	1,708,201	3,017,293	12/31/2010	4,526,415	1,330,547	3,195,868	12/31/2009
Loan		GRM Portfolio	607,633	Sq. Ft.	33	L(25), D(91), O(4)
Property		10310 Harwin Drive	311,486	Sq. Ft.	34
Property		Chicago Building	296,147	Sq. Ft.	32
Loan		Evergreen Portfolio	595	Pads	28,513	L(27), D(90), O(3)	T-12 9/30/2011	2,843,633	1,067,261	1,776,372	12/31/2010	2,769,185	1,066,756	1,702,429	12/31/2009
Property		Yorktowne MHP	354	Pads	34,930		T-12 9/30/2011	1,813,328	597,526	1,215,802	12/31/2010	1,748,565	588,412	1,160,153	12/31/2009
Property		Pondarosa MHP	146	Pads	16,820		T-12 9/30/2011	604,048	293,162	310,886	12/31/2010	594,541	296,542	297,999	12/31/2009
Property		Vance MHP	95	Pads	22,568		T-12 9/30/2011	426,257	176,573	249,684	12/31/2010	426,079	181,802	244,277	12/31/2009
Loan		Healdsburg Hotel	55	Rooms	306,970	L(32), D(24), O(4)	T-12 10/31/2011	10,203,179	7,997,064	2,206,115	12/31/2010	9,994,992	7,815,799	2,179,193	12/31/2009
Loan		Montebello Town Square	251,489	Sq. Ft.	64	L(25), D(91), O(4)	12/31/2011	4,324,970	985,313	3,339,657	12/31/2010	4,246,088	1,044,987	3,201,101	12/31/2009
Loan		Plaza del Sol	260,538	Sq. Ft.	60	L(25), D(91), O(4)	T-12 10/31/2011	2,719,482	1,145,488	1,573,994	12/31/2010	2,574,249	1,204,805	1,369,444	12/31/2009
Loan		Holiday Village	495	Pads	31,221	L(27), D(90), O(3)	T-12 10/31/2011	3,055,785	1,121,716	1,934,069	12/31/2010	2,977,104	1,096,468	1,880,636	12/31/2009
Loan		Bear Creek Plaza	189,953	Sq. Ft.	81	L(25), D(91), O(4)	T-12 11/30/2011	2,100,276	499,738	1,600,538	12/31/2010	2,019,324	467,670	1,551,654	12/31/2009
Loan		BB&T Headquarters Building	239,854	Sq. Ft.	64	L(26), YM1(90), O(4)	YTD 9/30/2011 Ann.	3,933,431	1,691,761	2,241,670	12/31/2010	4,644,944	1,724,553	2,920,391	12/31/2009
Loan		Rancho Penasquitos Towne Center I	57,411	Sq. Ft.	250	L(30), D(86), O(4)	YTD 9/30/2011 Ann.	2,100,296	537,871	1,562,425	12/31/2010	2,179,178	633,455	1,545,723	12/31/2009
Loan		Johnstown Galleria - Ground Lease	46	Acres	NAP	L(31), D(86), O(3)					12/31/2010	1,373,328		1,373,328	12/31/2009
Loan		Rancho Penasquitos Towne Center II	59,414	Sq. Ft.	186	L(30), D(86), O(4)	YTD 9/30/2011 Ann.	1,738,307	583,704	1,154,603	12/31/2010	1,822,838	629,316	1,193,522	12/31/2009
Loan		Southwood Manor MHC	417	Pads	26,381	L(29), D(88), O(3)	T-12 6/30/2011	2,131,379	1,010,500	1,120,878	12/31/2010	2,096,819	990,999	1,105,820	12/31/2009
Loan		BJ's Wholesale Pittsfield	85,188	Sq. Ft.	129	L(24), D(92), O(4)
Loan		Penland Park MHC	389	Pads	28,152	L(29), D(88), O(3)	T-12 6/30/2011	1,848,140	660,824	1,187,315	12/31/2010	1,811,949	658,061	1,153,888	12/31/2009
Loan		Eagle Crest MHC	273	Pads	39,267	L(27), D(90), O(3)	T-12 10/31/2011	1,755,250	635,795	1,119,455	12/31/2010	1,712,823	629,442	1,083,381	12/31/2009
Loan		Fingerlakes Crossing Shopping Center	252,822	Sq. Ft.	41	L(30), D(27), O(3)	T-12 3/31/2011	1,629,081	511,851	1,117,230	12/31/2010	1,632,693	511,995	1,120,698	12/31/2009
Loan		Hickory Glen Apartments	129	Units	69,682	L(25), D(92), O(3)	T-12 10/31/2011	2,670,046	1,634,681	1,035,365	12/31/2010	2,779,675	1,602,455	1,177,220	12/31/2009
Loan		Comfort Inn JFK At Ozone Park	75	Rooms	119,808	L(25), D(91), O(4)	12/31/2011	2,596,478	1,156,785	1,439,692	12/31/2010	2,259,335	1,035,655	1,223,680
Loan		Staybridge Suites SeaWorld	98	Rooms	91,154	L(30), D(51), O(3)	12/31/2011	2,805,390	1,801,024	1,004,366	12/31/2010	2,555,497	1,550,935	1,004,562
Loan		Boulevard Estates MHC	287	Pads	28,149	L(27), D(90), O(3)	T-12 9/30/2011	1,419,164	727,248	691,916	12/31/2010	1,402,851	720,872	681,979	12/31/2009
Loan		Northcross & Victoria	204,091	Sq. Ft.	38	L(26), D(90), O(4)	T-12 11/30/2011	1,574,660	446,751	1,127,909	12/31/2010	1,403,473	581,136	822,336	12/31/2009
Loan		Hampton Inn & Suites	106	Rooms	72,444	L(26), D(91), O(3)	T-12 9/30/2011	3,050,707	1,618,757	1,431,950	12/31/2010	3,036,460	1,597,710	1,438,750	12/31/2009
Loan		Westchester I Office	57,135	Sq. Ft.	133	L(26), D(91), O(3)	T-12 7/31/2011	1,071,208	313,518	757,690	12/31/2010	1,056,135	309,478	746,657	12/31/2009
Loan		Marina Towers	68,090	Sq. Ft.	110	L(30), D(27), O(3)	YTD 11/30/2011 Ann.	1,403,269	430,073	973,196	12/31/2010	1,266,947	445,889	821,058	12/31/2009
Loan		Spalding Building	91,060	Sq. Ft.	82	L(27), D(89), O(4)	T-12 7/31/2011	1,400,742	674,820	725,921	12/31/2010	1,364,633	633,612	731,021	12/31/2009
Loan		Addison Place North	24,000	Sq. Ft.	290	L(35), D(80), O(5)	12/31/2011	956,634	278,484	678,150	12/31/2010	1,086,883	270,880	816,003	12/31/2009
Loan		Hotel Provincial	92	Rooms	75,421	L(30), D(86), O(4)	T-12 11/30/2011	3,856,249	2,535,062	1,321,187	12/31/2010	3,539,032	2,436,891	1,102,141	12/31/2009
Loan		Alrig Portfolio	119,817	Sq. Ft.	57	L(24), YM1(93), O(3)	12/31/2011	1,067,475	848,745	218,730
Property		Bloomfield Office Pavilion	60,836	Sq. Ft.	56		12/31/2011	500,662	361,446	139,216
Property		Willow Office Center	37,167	Sq. Ft.	59		12/31/2011	379,648	213,494	166,154
Property		Cady Office Centre	21,814	Sq. Ft.	55		12/31/2011	187,164	273,804	-86,640
Loan		Wood Forest Apartments	152	Units	44,607	L(26), D(90), O(4)	T-12 11/30/2011	1,693,372	856,717	836,655	12/31/2010	1,686,449	906,145	780,304	12/31/2009
Loan		Fox Hunt Apartments	250	Units	16,198	L(30), D(26), O(4)	T-12 6/30/2011	1,555,425	961,842	593,583	12/31/2010	1,461,162	808,567	652,595	12/31/2009

						Underwritten	Underwritten
Property			2009	2009	2009	NOI	NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Flag	ID	Property Name	EGI($)	Expenses($)	NOI($)	Debt Yield	Debt Yield	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest
Loan		Square One Mall	23,643,017	8,621,734	15,021,283	13.2%	12.5%	14,756,595	21,233,180	8,091,611	13,141,569	182,506	439,808	12,519,255	Fee Simple
Loan		Union Square Retail	11,712,897	8,378,377	3,334,520	21.5%	20.4%	21,599,322	25,058,213	8,967,917	16,090,296	47,243	749,526	15,293,527	Leasehold
Loan		Puerto Rico Retail Portfolio	9,167,003	2,677,040	6,489,963	12.0%	11.3%	8,384,294	10,038,706	3,116,456	6,922,251	166,347	241,081	6,514,823	Fee Simple
Property		Plaza Los Prados	2,620,088	809,788	1,810,300			3,041,260	3,573,092	975,393	2,597,700	49,060	71,100	2,477,540	Fee Simple
Property		Juncos Plaza	2,728,222	814,171	1,914,051			2,443,064	2,614,279	912,867	1,701,412	62,424	90,469	1,548,519	Fee Simple
Property		Manati Centro Plaza	2,612,176	686,560	1,925,616			1,974,274	2,560,971	800,464	1,760,507	35,362	51,248	1,673,897	Fee Simple
Property		University Plaza	1,206,517	366,521	839,996			925,696	1,290,364	427,732	862,632	19,502	28,263	814,867	Fee Simple
Loan		Hartman Portfolio	21,041,517	12,206,681	8,834,836	12.5%	10.3%	24,165,962	18,117,011	11,042,844	7,074,166	327,766	904,455	5,841,945	Fee Simple
Property		Westheimer Central Plaza	3,222,807	1,592,789	1,630,019			3,526,278	2,560,351	1,571,364	988,987	36,501	135,717	816,768	Fee Simple
Property		The Preserve	2,325,474	1,914,916	410,558			3,041,991	2,404,095	1,437,932	966,163	43,738	126,934	795,492	Fee Simple
Property		North Central Plaza	2,640,581	1,440,361	1,200,221			3,410,112	2,771,049	1,567,246	1,203,803	39,675	122,782	1,041,346	Fee Simple
Property		Walzem Plaza	1,427,397	633,308	794,089			1,735,136	1,728,638	652,742	1,075,896	36,543	89,634	949,720	Fee Simple
Property		3100 Timmons Lane	1,821,098	984,063	837,035			2,062,196	1,991,020	923,750	1,067,271	22,253	113,324	931,693	Fee Simple
Property		One Mason Plaza	921,588	493,706	427,882			1,100,966	1,118,934	365,201	753,732	15,037	46,239	692,457	Fee Simple
Property		Northbelt Atrium I	1,885,929	908,207	977,722			1,717,075	990,253	843,136	147,117	23,692	40,254	83,170	Fee Simple
Property		Park Central	1,390,017	995,335	394,682			1,976,822	1,766,035	1,033,514	732,521	25,583	86,328	620,610	Fee Simple
Property		Northbelt Atrium II	1,854,325	938,951	915,374			1,708,405	275,284	718,545	-443,261	21,335	11,869	-476,465	Fee Simple
Property		11811 North Freeway	1,889,006	1,342,218	546,788			2,010,347	1,034,304	1,048,532	-14,228	31,272	51,233	-96,734	Fee Simple
Property		Tower Pavilion	1,232,264	744,957	487,307			1,236,937	1,020,418	679,333	341,086	17,518	57,006	266,562	Fee Simple
Property		Central Park Business Center	431,030	217,870	213,160			639,695	456,630	201,549	255,080	14,620	23,135	217,326	Fee Simple
Loan		180 Peachtree Street	9,154,538	3,516,392	5,638,145	12.4%	11.6%	6,932,543	11,882,895	5,099,926	6,782,969	129,162	301,256	6,352,551	Fee Simple/Leasehold
Loan		Hampshire Multifamily Portfolio	13,084,777	7,121,623	5,963,154	10.9%	9.6%	13,982,318	13,890,410	7,893,009	5,997,401	710,990		5,286,411	Fee Simple
Property		Westlake Apartments	7,787,288	4,299,518	3,487,770			8,231,376	8,208,882	4,699,802	3,509,080	430,872		3,078,208	Fee Simple
Property		Woods Edge Apartments	1,359,932	668,991	690,942			1,483,836	1,478,843	709,830	769,013	61,560		707,453	Fee Simple
Property		Wind Drift Apartments	1,181,430	577,430	604,000			1,270,500	1,259,092	657,784	601,308	71,546		529,762	Fee Simple
Property		Riverwood Apartments	1,022,009	551,682	470,327			1,136,076	1,086,448	641,017	445,431	50,280		395,151	Fee Simple
Property		Spyglass Apartments	934,429	488,307	446,122			1,014,811	991,878	574,516	417,362	51,120		366,242	Fee Simple
Property		Villa Nova Apartments	799,689	535,695	263,994			845,720	865,268	610,060	255,209	45,612		209,597	Fee Simple
Loan		Alamance Crossing	7,561,761	1,878,099	5,683,662	10.2%	9.6%	7,224,709	7,315,718	2,146,443	5,169,275	91,398	220,527	4,857,350	Fee Simple
Loan		Brea Plaza Shopping Center				9.6%	9.1%	4,415,588	6,091,001	1,929,875	4,161,126	33,067	184,445	3,943,614	Fee Simple/Leasehold
Loan		Rio Apartments	3,319,080	1,281,123	2,037,957	11.5%	11.0%	3,726,876	3,614,032	1,477,948	2,136,084	102,900		2,033,184	Fee Simple
Loan		Treetop Apartments	2,718,528	1,014,627	1,703,901	11.5%	11.0%	3,148,572	3,076,618	1,233,794	1,842,825	92,050		1,750,775	Fee Simple
Loan		Piatt Place	1,018,729	794,537	224,192	10.2%	9.9%	3,251,322	5,578,027	2,173,320	3,404,707	44,431	50,378	3,309,898	Fee Simple
Loan		Susquehanna Valley Mall	8,070,990	3,519,216	4,551,774	15.8%	14.2%	6,360,779	8,046,610	3,648,135	4,398,476	226,103	207,555	3,964,818	Fee Simple
Loan		Vernola Marketplace	5,077,051	1,448,827	3,628,225	13.0%	12.0%	4,491,379	4,859,119	1,790,296	3,068,823	52,741	179,141	2,836,941	Fee Simple
Loan		GRM Portfolio				11.9%	10.7%	2,816,055	3,886,526	1,501,677	2,384,849	91,145	151,394	2,142,310	Fee Simple
Property		10310 Harwin Drive													Fee Simple
Property		Chicago Building													Fee Simple
Loan		Evergreen Portfolio	2,771,339	1,035,386	1,735,953	10.5%	10.3%	3,053,496	2,843,633	1,057,669	1,785,964	37,073		1,748,891	Fee Simple
Property		Yorktowne MHP	1,806,001	588,187	1,217,814			2,004,420	1,813,328	590,372	1,222,956	20,178		1,202,778	Fee Simple
Property		Pondarosa MHP	540,084	266,226	273,858			653,496	604,048	286,728	317,320	7,300		310,020	Fee Simple
Property		Vance MHP	425,254	180,973	244,281			395,580	426,257	180,569	245,688	9,595		236,093	Fee Simple
Loan		Healdsburg Hotel	9,385,952	7,754,235	1,631,717	13.4%	11.0%	4,816,544	10,203,179	7,941,264	2,261,915	408,127		1,853,788	Fee Simple
Loan		Montebello Town Square	4,212,269	1,016,907	3,195,362	20.1%	19.1%	3,617,220	4,294,855	1,075,856	3,219,000	40,238	131,819	3,046,942	Fee Simple
Loan		Plaza del Sol	2,555,639	1,176,693	1,378,946	11.9%	10.5%	2,442,474	3,000,784	1,126,746	1,874,038	81,764	135,797	1,656,476	Fee Simple
Loan		Holiday Village	2,995,541	1,079,084	1,916,457	12.7%	12.6%	2,897,904	3,079,385	1,109,885	1,969,500	24,750		1,944,750	Fee Simple
Loan		Bear Creek Plaza	1,922,507	451,748	1,470,759	10.8%	9.5%	1,807,354	2,181,952	525,002	1,656,950	27,870	175,255	1,453,825	Fee Simple
Loan		BB&T Headquarters Building	4,699,988	1,683,549	3,016,439	17.2%	16.2%	4,190,452	4,366,595	1,725,722	2,640,873	71,956	90,254	2,478,662	Fee Simple
Loan		Rancho Penasquitos Towne Center I	2,216,216	525,844	1,690,372	11.3%	10.7%	1,853,896	2,255,600	639,271	1,616,330	14,353	60,583	1,541,393	Fee Simple
Loan		Johnstown Galleria - Ground Lease	1,346,400		1,346,400	10.3%	10.3%	1,400,795	1,400,795		1,400,795			1,400,795	Fee Simple
Loan		Rancho Penasquitos Towne Center II	1,958,779	620,977	1,337,802	12.1%	11.4%	1,640,989	1,965,455	633,459	1,331,996	14,854	55,520	1,261,622	Fee Simple
Loan		Southwood Manor MHC	2,036,156	967,883	1,068,273	10.1%	9.9%	2,126,700	2,057,289	950,479	1,106,810	20,850		1,085,960	Fee Simple
Loan		BJ's Wholesale Pittsfield				9.3%	9.3%	1,064,850	1,043,553	16,817	1,026,736	8,519		1,018,218	Fee Simple
Loan		Penland Park MHC	1,784,663	695,987	1,088,676	10.6%	10.4%	1,997,904	1,848,140	687,376	1,160,764	19,450		1,141,314	Fee Simple
Loan		Eagle Crest MHC	1,662,559	624,659	1,037,900	9.8%	9.7%	1,746,540	1,720,713	670,180	1,050,533	13,650		1,036,883	Fee Simple
Loan		Fingerlakes Crossing Shopping Center	1,741,025	483,678	1,257,347	10.3%	9.2%	1,302,582	1,602,625	532,221	1,070,404	20,181	93,383	956,841	Fee Simple
Loan		Hickory Glen Apartments	2,926,730	1,611,471	1,315,259	10.8%	10.4%	2,898,000	2,680,984	1,706,597	974,387	38,700		935,687	Fee Simple
Loan		Comfort Inn JFK At Ozone Park				12.8%	11.7%	2,477,119	2,477,119	1,324,439	1,152,680	99,085		1,053,596	Fee Simple
Loan		Staybridge Suites SeaWorld				12.9%	11.6%	2,781,833	2,808,087	1,656,836	1,151,251	112,323		1,038,928	Fee Simple
Loan		Boulevard Estates MHC	1,353,895	605,829	748,066	9.8%	9.6%	1,646,691	1,508,770	718,528	790,242	14,350		775,892	Fee Simple
Loan		Northcross & Victoria	1,321,197	813,378	507,819	13.5%	11.6%	1,684,664	1,572,669	531,744	1,040,925	40,818	108,926	891,180	Fee Simple
Loan		Hampton Inn & Suites	2,995,462	1,611,369	1,384,093	17.5%	15.9%	3,007,998	3,050,707	1,707,514	1,343,193	122,028		1,221,164	Fee Simple
Loan		Westchester I Office	896,571	305,348	591,223	10.2%	9.3%	1,261,397	1,103,409	324,905	778,504	11,413	57,136	709,955	Fee Simple
Loan		Marina Towers	1,033,919	460,369	573,550	10.7%	9.6%	1,388,936	1,273,720	469,204	804,516	19,065	64,612	720,839	Fee Simple
Loan		Spalding Building	1,361,402	664,339	697,063	12.6%	10.5%	1,855,955	1,668,036	727,547	940,489	31,871	124,342	784,276	Fee Simple
Loan		Addison Place North	1,048,359	265,830	782,529	10.8%	10.4%	874,410	1,047,438	297,794	749,644	6,000	24,000	719,644	Fee Simple
Loan		Hotel Provincial	3,219,373	2,317,905	901,468	17.1%	14.9%	3,335,908	3,839,218	2,654,756	1,184,462	153,569		1,030,893	Fee Simple
Loan		Alrig Portfolio				12.4%	10.0%	1,826,001	1,702,290	859,183	843,107	37,171	124,520	681,415	Fee Simple
Property		Bloomfield Office Pavilion						910,030	840,567	394,670	445,897	21,901	63,224	360,772	Fee Simple
Property		Willow Office Center						578,958	524,099	258,240	265,859	10,035	38,626	217,198	Fee Simple
Property		Cady Office Centre						337,014	337,624	206,274	131,350	5,235	22,670	103,445	Fee Simple
Loan		Wood Forest Apartments	1,329,607	723,006	606,601	11.7%	11.1%	1,461,960	1,693,372	900,947	792,425	38,000		754,425	Fee Simple
Loan		Fox Hunt Apartments	1,305,238	830,711	474,527	14.0%	12.0%	1,642,390	1,539,101	971,916	567,185	81,000		486,185	Fee Simple

Property			Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Expiration	Extension Terms	Largest Tenant	SF	Expiration	2nd Largest Tenant	SF	Expiration	3rd Largest Tenant
Loan		Square One Mall			Dick's Clothing & Sporting Goods	68,500	01/31/2023	Best Buy	60,000	02/28/2013	T.J. Maxx & More
Loan		Union Square Retail	12/31/2095	None	Regal Cinemas	118,779	04/30/2023	Best Buy	46,088	01/31/2025	Nordstrom Rack
Loan		Puerto Rico Retail Portfolio
Property		Plaza Los Prados			Capri	35,114	07/31/2027	Selectos	32,081	03/31/2027	Walgreens
Property		Juncos Plaza			Supermercado Amigo	30,046	11/30/2018	Capri	25,789	01/31/2015	National Lumber & Hardware
Property		Manati Centro Plaza			Capri	30,000	10/31/2016	Marshall's	29,500	01/31/2017	Gatsby
Property		University Plaza			PITUSA (Todo a Peso)	35,000	12/31/2019	Gatsby	13,248	02/28/2015	AT&T Mobility
Loan		Hartman Portfolio
Property		Westheimer Central Plaza			F.E.S. Management	20,565	MTM	Lifestyles Unlimited, Inc.	13,750	11/30/2017	Triple Point Technology, Inc.
Property		The Preserve			General Welding Works	9,932	02/28/2013	Pacific Industrial Contractor Screening	6,517	09/30/2015	The Reyna Group
Property		North Central Plaza			Allied Interstate, Inc. d/b/a Iqor, Inc.	14,165	07/31/2014	Pyke & Pyke, P.C.	10,898	10/31/2012	Prosperity Bank
Property		Walzem Plaza			Fallas Paredes / J & M Sales	25,000	07/31/2018	Harbor Freight Tools	18,125	01/31/2017	99 Cent Only Store
Property		3100 Timmons Lane			The Methodist Hospital	9,835	07/31/2016	Techcess Solutions, Inc.	7,814	01/31/2015	RWS Architects, Inc.
Property		One Mason Plaza			El Mene, Inc. d/b/a Einstein's Pub	7,220	01/31/2017	Katy Quilt N' Sew, Inc.	6,280	12/31/2013	Alsafa Imports, Inc.
Property		Northbelt Atrium I			Harris County Sheriff's Department	27,303	06/30/2020	Tradenet Enterprise, Inc.	5,080	MTM	Alhlers & Stoll P.C.
Property		Park Central			Alon USA Energy, Inc.	41,969	12/31/2012	Always Home Health Services, Inc.	6,596	08/31/2017	Saturn Learning Solutions
Property		Northbelt Atrium II			Leschaco Inc.	7,882	08/31/2016	USA - General Services Administration	3,716	09/14/2016	Mothers Against Drunk Driving
Property		11811 North Freeway			Meridian Business Centers SW Partners LP	17,300	11/30/2013	Wisco Inc.	10,021	03/31/2013	Naca Logistics
Property		Tower Pavilion			Hartman Management	8,264	12/31/2020	Unity Church	8,166	05/31/2012	Busby & Associates
Property		Central Park Business Center			Sipera Systems, Inc.	16,726	01/31/2017	Adolfson & Peterson	15,930	03/31/2013	USA Signal Technology, LLC
Loan		180 Peachtree Street	12/31/2055	1, 40 year option	Level 3 Communications	158,073	05/31/2021	Equinix	83,473	11/30/2023	City of Atlanta
Loan		Hampshire Multifamily Portfolio
Property		Westlake Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		Woods Edge Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		Wind Drift Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		Riverwood Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		Spyglass Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		Villa Nova Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Alamance Crossing			Belk	96,485	10/16/2027	Hobby Lobby	52,500	05/31/2024	Carousel Cinemas
Loan		Brea Plaza Shopping Center	10/31/2040	2, 10 year option	Tristone Cinemas	18,450	07/31/2020	Total Wines	18,013	06/30/2020	DSW
Loan		Rio Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Treetop Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Piatt Place			Commonwealth of PA - Department of General Services	165,500	12/31/2029	University of Phoenix	15,182	12/31/2018	The Capital Grille
Loan		Susquehanna Valley Mall			Boscov's Department Store	156,471	04/30/2023	Bon-Ton	90,000	01/31/2014	JCPenney
Loan		Vernola Marketplace			Ross Stores	30,146	01/31/2018	Bed Bath & Beyond	29,984	01/31/2018	Michael's Stores
Loan		GRM Portfolio
Property		10310 Harwin Drive			GRM	173,095	01/31/2027	Iron Mountain	138,391	06/30/2016	NAP
Property		Chicago Building			GRM	296,147	01/31/2027	NAP	NAP	NAP	NAP
Loan		Evergreen Portfolio
Property		Yorktowne MHP			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		Pondarosa MHP			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		Vance MHP			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Healdsburg Hotel			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Montebello Town Square			Sears	105,000	02/17/2017	Toys "R" Us	46,270	01/31/2018	AMC Theatres
Loan		Plaza del Sol			JCPenney	57,463	08/31/2019	Bealls	36,258	03/31/2014	Ross Stores
Loan		Holiday Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Bear Creek Plaza			Bi-Mart	30,000	08/09/2017	T.J. Maxx	28,269	01/31/2022	Big Lots
Loan		BB&T Headquarters Building			BB&T	219,261	03/31/2023	Piedmont Club	13,762	03/31/2017	Chicago Title Insurance Company
Loan		Rancho Penasquitos Towne Center I			JPMorgan Chase Bank	7,130	08/31/2021	Bank of America	4,000	05/31/2012	Cafe 56
Loan		Johnstown Galleria - Ground Lease			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Rancho Penasquitos Towne Center II			Kahoots	5,500	04/30/2017	Bertrand's Music Mart	5,500	01/31/2016	Union Bank
Loan		Southwood Manor MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		BJ's Wholesale Pittsfield			BJ's Wholesale Club, Inc.	85,188	10/29/2031	NAP	NAP	NAP	NAP
Loan		Penland Park MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Eagle Crest MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Fingerlakes Crossing Shopping Center			Home Depot	140,000	01/31/2037	Dick's Sporting Goods	45,000	01/31/2018	Famous Labels
Loan		Hickory Glen Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Comfort Inn JFK At Ozone Park			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Staybridge Suites SeaWorld			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Boulevard Estates MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Northcross & Victoria			Stimson & Son's, Inc. (d/b/a Ashley Furniture)	35,000	05/31/2019	J&M Sales of Texas, LLC (d/b/a Fallas)	30,000	03/27/2016	Office Depot
Loan		Hampton Inn & Suites			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Westchester I Office			Balzer & Associates	12,530	12/31/2021	Main Street Homes	10,929	12/31/2021	The Rebkee Company
Loan		Marina Towers			Modus Operandi, Inc	14,533	03/31/2014	Gary M. Weiss, MD, P.A.	13,796	04/30/2017	Support Systems Associates, Inc.
Loan		Spalding Building			Premier Source, LLC	13,321	11/30/2013	The Aldrich Law Office, PC	7,701	09/30/2013	Integral Consulting, Inc.
Loan		Addison Place North			Henry's	4,900	12/22/2020	Twice Upon a Bagel	3,150	12/13/2020	Hair by Scott & Co.
Loan		Hotel Provincial			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Alrig Portfolio
Property		Bloomfield Office Pavilion			Princeton Management, LLC	15,522	04/30/2016	Oakland Psychological Clinic	6,100	12/31/2013	Vision Specialists of Michigan, LLC
Property		Willow Office Center			Syntel, Inc	6,430	08/31/2015	Loancraft, LLC	4,439	07/31/2016	Cornerstone Benefit Plans, Inc.
Property		Cady Office Centre			CB Weir Manuel	8,884	01/31/2017	The Accounting Office	3,000	12/31/2018	Gregory Barber
Loan		Wood Forest Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		Fox Hunt Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP

													Upfront
Property				Lease			Lease			Lease		Occupancy	Replacement
Flag	ID	Property Name	SF	Expiration	4th Largest Tenant	SF	Expiration	5th Largest Tenant	SF	Expiration	Occupancy	As-of Date	Reserves($)
Loan		Square One Mall	58,075	01/31/2014	Old Navy	18,800	05/31/2021	Gap	11,977	MTM	90.0%	12/01/2011
Loan		Union Square Retail	32,136	05/31/2020	Duane Reade	13,947	09/30/2030	Citibank, N.A.	9,755	03/31/2020	100.0%	11/30/2011
Loan		Puerto Rico Retail Portfolio									88.5%	01/05/2012
Property		Plaza Los Prados	15,660	05/31/2036	Almancenes Colon	6,560	10/31/2015	Kress	5,000	05/31/2017	94.5%	01/05/2012
Property		Juncos Plaza	21,680	06/30/2014	Pep Boys	19,674	12/31/2018	Atlantis Healthcare Group PR	7,080	09/30/2021	76.3%	01/05/2012
Property		Manati Centro Plaza	14,512	03/31/2017	La Nueva Era	4,340	09/30/2015	Rent-A-Center	4,340	05/31/2017	95.3%	01/05/2012
Property		University Plaza	3,473	10/31/2012	Rent-A-Center	2,909	02/28/2014	Claro	1,843	01/31/2017	100.0%	01/05/2012
Loan		Hartman Portfolio									70.5%	11/14/2011
Property		Westheimer Central Plaza	9,966	09/30/2014	Riverstone Resident Group	6,166	06/30/2012	CHK Directional Drilling	6,084	07/31/2012	71.2%	11/14/2011
Property		The Preserve	6,450	08/31/2016	Direct Marketing Network, Inc.	6,339	04/30/2012	Dr. Gerald Maness	5,963	11/30/2016	78.3%	11/14/2011
Property		North Central Plaza	10,504	10/31/2012	Vendere Partners Ltd.	9,441	10/31/2015	Muscular Dystrophy Association, Inc.	8,725	08/31/2015	75.7%	11/14/2011
Property		Walzem Plaza	17,961	01/31/2017	Citi Trends, Inc.	12,000	03/31/2014	Javco / Firehouse Tavern	5,968	08/31/2015	79.9%	11/14/2011
Property		3100 Timmons Lane	7,374	03/31/2013	Southwest Energy, LP	6,374	10/31/2015	K. Renee Salon	5,886	09/30/2016	94.6%	11/14/2011
Property		One Mason Plaza	5,000	05/31/2019	Hao Cheng d/b/a Shaolin Martial Arts	4,251	01/15/2013	Cici's Pizza	4,201	03/31/2013	82.1%	11/14/2011
Property		Northbelt Atrium I	3,660	11/30/2015	Select Medical Corp. / Healthsouth	3,644	06/30/2015	Pennsylvania Life Insurance Company	3,388	04/30/2014	57.5%	11/14/2011
Property		Park Central	6,263	05/31/2012	Risk Management	5,874	08/31/2013	Nucor Vulcraft Group	4,745	06/30/2020	85.4%	11/14/2011
Property		Northbelt Atrium II	3,044	02/28/2014	Air-Sea Forwarders, Inc.	2,485	08/31/2014	NAP	NAP	NAP	16.1%	11/14/2011
Property		11811 North Freeway	6,027	08/31/2016	American Realty Inv./Fidinam Inv.	4,855	06/30/2016	Radiology Facilities Co.	3,567	04/30/2015	50.9%	11/14/2011
Property		Tower Pavilion	6,424	11/30/2015	Insurepointe of Texas, Inc.	5,727	06/30/2014	Best Dental Care, Inc.	3,279	02/28/2016	80.8%	11/14/2011
Property		Central Park Business Center	7,120	06/30/2013	Lutheran Social Services of the South	4,289	12/31/2015	Print City, LLC	2,518	MTM	63.7%	11/14/2011
Loan		180 Peachtree Street	54,485	06/30/2037	Stanley Beaman Sears	24,728	01/31/2016	Time Warner Telecom	17,704	06/30/2016	100.0%	12/22/2011
Loan		Hampshire Multifamily Portfolio									93.8%	Various
Property		Westlake Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.6%	10/17/2011
Property		Woods Edge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.9%	10/06/2011
Property		Wind Drift Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.8%	10/17/2011
Property		Riverwood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.8%	09/26/2011
Property		Spyglass Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	10/06/2011
Property		Villa Nova Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.3%	10/06/2011
Loan		Alamance Crossing	52,000	06/30/2028	Barnes & Noble	26,848	07/31/2017	Victoria's Secret	8,090	01/31/2018	84.3%	11/23/2011
Loan		Brea Plaza Shopping Center	17,450	08/31/2022	Mother's Market	13,006	08/31/2031	Lucille's Smokehouse	11,829	03/30/2013	98.0%	01/04/2012
Loan		Rio Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.0%	11/28/2011
Loan		Treetop Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.7%	11/28/2011
Loan		Piatt Place	10,533	08/31/2017	McCormick & Schmick	8,918	04/30/2018	Izzazu, Inc.	3,874	02/28/2026	93.8%	02/01/2012	3,132
Loan		Susquehanna Valley Mall	68,100	11/30/2015	Weis Markets	52,532	11/30/2013	Cinema Center	40,000	02/28/2022	94.7%	12/31/2011
Loan		Vernola Marketplace	21,360	10/31/2017	Petco	15,000	01/31/2018	Fitness 19	9,760	03/31/2021	82.9%	10/31/2011
Loan		GRM Portfolio									100.0%	01/19/2012
Property		10310 Harwin Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/19/2012
Property		Chicago Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/19/2012
Loan		Evergreen Portfolio									84.9%	11/01/2011
Property		Yorktowne MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.4%	11/01/2011
Property		Pondarosa MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.2%	11/01/2011
Property		Vance MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.6%	11/01/2011
Loan		Healdsburg Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.2%	10/31/2011
Loan		Montebello Town Square	39,263	11/30/2012	Petco	20,000	11/30/2022	AAA Auto Club	7,550	09/30/2015	98.5%	02/02/2012
Loan		Plaza del Sol	30,307	01/31/2016	Marshall's	30,036	10/31/2021	Cinemark USA, Inc.	24,814	11/30/2016	99.6%	12/01/2011
Loan		Holiday Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.3%	11/01/2011
Loan		Bear Creek Plaza	25,570	01/31/2013	Dollar Tree	18,708	02/28/2021	Boot Barn	9,000	10/17/2021	92.9%	01/01/2012	80,000
Loan		BB&T Headquarters Building	4,212	09/30/2012	Parkway Realty Services, LLC	2,619	01/31/2013	NAP	NAP	NAP	100.0%	12/01/2011	750,000
Loan		Rancho Penasquitos Towne Center I	3,925	10/31/2020	Elam's Hallmark	3,200	08/31/2012	Jack in the Box	3,000	12/31/2012	96.9%	09/30/2011
Loan		Johnstown Galleria - Ground Lease	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	NAP
Loan		Rancho Penasquitos Towne Center II	5,040	04/30/2021	Kragen Auto Parts	4,965	02/29/2016	Goodyear Tire	4,830	02/29/2016	91.7%	09/30/2011
Loan		Southwood Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	12/01/2011
Loan		BJ's Wholesale Pittsfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2012
Loan		Penland Park MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.2%	06/30/2011
Loan		Eagle Crest MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.2%	11/01/2011
Loan		Fingerlakes Crossing Shopping Center	20,311	05/01/2017	Petco	13,867	03/31/2018	Buffalo Wild Wings	6,000	12/31/2017	96.4%	07/31/2011
Loan		Hickory Glen Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	86.0%	12/30/2011
Loan		Comfort Inn JFK At Ozone Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.8%	12/31/2011
Loan		Staybridge Suites SeaWorld	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.9%	12/31/2011
Loan		Boulevard Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.5%	08/12/2011
Loan		Northcross & Victoria	21,965	12/31/2015	Gold's Texas Holdings Group, Inc.	18,710	07/31/2021	Dollar General	12,530	11/30/2012	80.2%	01/01/2012
Loan		Hampton Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.0%	09/30/2011
Loan		Westchester I Office	8,178	12/31/2021	Keller Williams	5,971	09/30/2018	Gregg & Bailey	4,925	12/31/2021	95.4%	02/01/2012
Loan		Marina Towers	13,248	09/01/2012	UBS Financial Services Inc.	8,945	07/31/2017	Clear Choice Health Care, LLC	6,864	06/30/2012	96.6%	01/01/2012	1,759
Loan		Spalding Building	5,379	09/30/2013	Sleep Country USA, Inc.	5,000	05/31/2014	DHI, Inc.	4,639	05/31/2012	79.0%	09/30/2011
Loan		Addison Place North	3,150	12/13/2020	Jezebelle (d/b/a Wish Apparel)	3,025	09/30/2016	Infinity	2,800	12/13/2020	91.4%	02/01/2012
Loan		Hotel Provincial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.0%	11/30/2011
Loan		Alrig Portfolio									92.4%	02/07/2012
Property		Bloomfield Office Pavilion	4,110	12/31/2018	Witzke Berry	4,071	01/31/2017	Jawood	3,303	03/31/2015	90.7%	02/07/2012
Property		Willow Office Center	3,077	07/31/2017	Doug Angell, DDS	2,456	03/31/2022	Theodore A. Golden	2,320	03/31/2014	90.7%	02/07/2012
Property		Cady Office Centre	2,728	01/31/2019	Bailey Shammoun	2,672	09/30/2016	Michael Ladwig-UPS Store	1,589	11/30/2013	100.0%	02/07/2012
Loan		Wood Forest Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.3%	09/06/2011
Loan		Fox Hunt Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.8%	02/03/2012

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Reserves ($)	Reserves ($)	Reserves ($)	Reserves ($)	Reserves ($)	Reserves($)	Reserves ($)	Reserve($)	Reserves ($)
Loan		Square One Mall	Springing		Springing		Springing		Springing
Loan		Union Square Retail
Loan		Puerto Rico Retail Portfolio	13,862		19,407	128,080	42,693		Springing	121,141	69,375
Property		Plaza Los Prados
Property		Juncos Plaza
Property		Manati Centro Plaza
Property		University Plaza
Loan		Hartman Portfolio
Property		Westheimer Central Plaza
Property		The Preserve
Property		North Central Plaza
Property		Walzem Plaza
Property		3100 Timmons Lane
Property		One Mason Plaza
Property		Northbelt Atrium I
Property		Park Central
Property		Northbelt Atrium II
Property		11811 North Freeway
Property		Tower Pavilion
Property		Central Park Business Center
Loan		180 Peachtree Street	10,763	313,289	Springing	233,781	51,234	29,971	5,994	1,052,823	4,792
Loan		Hampshire Multifamily Portfolio	59,312			92,291	92,291	160,976	26,829	735,260
Property		Westlake Apartments
Property		Woods Edge Apartments
Property		Wind Drift Apartments
Property		Riverwood Apartments
Property		Spyglass Apartments
Property		Villa Nova Apartments
Loan		Alamance Crossing	4,199		27,990	334,788	41,849
Loan		Brea Plaza Shopping Center	2,756	81,158	13,778	382,220	76,444	63,199	5,745		2,758,955
Loan		Rio Apartments	8,575			85,369	28,456	174,957	21,870	412,638	381,730
Loan		Treetop Apartments	7,671			77,351	25,784	14,455	14,455	125,000	321,704
Loan		Piatt Place	3,132				Springing		Springing		1,250,000
Loan		Susquehanna Valley Mall	18,842		31,250	238,948	89,218	132,776	12,071	55,375	1,075,000
Loan		Vernola Marketplace	4,396	46,309	14,928	140,947	46,947		Springing
Loan		GRM Portfolio	7,595			153,852	59,000		Springing
Property		10310 Harwin Drive
Property		Chicago Building
Loan		Evergreen Portfolio	3,099			95,144	20,484	8,990	4,495	53,565	448,750
Property		Yorktowne MHP
Property		Pondarosa MHP
Property		Vance MHP
Loan		Healdsburg Hotel	1/12 of 2% of Gross Revenues based on the prior year			102,031	17,005	3,893	3,893	16,133	250,000
Loan		Montebello Town Square					Springing		Springing
Loan		Plaza del Sol	6,905		11,317	18,062	18,062		Springing	93,875
Loan		Holiday Village	2,063			38,224	7,645	8,926	2,975	5,013
Loan		Bear Creek Plaza	Springing	250,000	Springing	22,417	22,417	5,042	1,260
Loan		BB&T Headquarters Building	1/12 of the Scheduled Annual Capital Expenditure amount for such year	206,430		91,889	30,630		Springing
Loan		Rancho Penasquitos Towne Center I					Springing		Springing
Loan		Johnstown Galleria - Ground Lease
Loan		Rancho Penasquitos Towne Center II					Springing		Springing
Loan		Southwood Manor MHC	1,738			26,714	13,357	21,779	1,980	36,875	368,250
Loan		BJ's Wholesale Pittsfield					Springing		Springing
Loan		Penland Park MHC	1,621			24,079	12,040	19,181	1,744	21,250	230,875
Loan		Eagle Crest MHC	1,138			202,236	27,210	6,894	2,298	16,106
Loan		Fingerlakes Crossing Shopping Center	1,682		6,792	163,000	24,899	15,458	5,153	4,625	16,268
Loan		Hickory Glen Apartments	3,225			79,665	13,278	19,912	1,991	33,219	185,000
Loan		Comfort Inn JFK At Ozone Park	4% of Gross Revenues for the prior month			20,453	6,818	5,924	2,962		60,000
Loan		Staybridge Suites SeaWorld	1/12 of 4% of Gross Revenues based on the prior year			65,750	16,438	15,905	1,590
Loan		Boulevard Estates MHC	1,196			30,655	10,218	2,750	1,375	7,220
Loan		Northcross & Victoria	3,402	200,000		49,456	16,485	33,609	2,585	93,313	71,939
Loan		Hampton Inn & Suites	2% of Gross Revenues for the prior month (during the first year of the term of the loan; 4.0% thereafter)			13,372	6,686	6,667	6,667		750,000
Loan		Westchester I Office	955		4,975	18,372	6,124	4,214	702
Loan		Marina Towers	1,759		5,674	70,217	6,383	27,955	5,591	16,100
Loan		Spalding Building	2,000	250,000	8,500	6,276	6,276	54,055	4,158	96,000	Springing
Loan		Addison Place North	500		2,000	25,095	6,274	19,209	3,842		25,669
Loan		Hotel Provincial	1/12 of 4% of Gross Revenues based on the prior year			59,797	5,980	90,015	10,315	21,287
Loan		Alrig Portfolio	3,095	200,000	11,950	76,537	25,512	3,930	1,965		98,373
Property		Bloomfield Office Pavilion
Property		Willow Office Center
Property		Cady Office Centre
Loan		Wood Forest Apartments	4,345			7,605	7,605	10,950	3,650	82,375
Loan		Fox Hunt Apartments	6,250			35,829	11,943	40,106	3,342	67,995

			Other	Environmental
Property			Reserves	Report	Engineering	Loan
Flag	ID	Property Name	Description	Date	Report Date	Purpose	Sponsor
Loan		Square One Mall		11/17/2011	11/16/2011	Refinance	Mayflower Realty LLC
Loan		Union Square Retail		02/01/2012	02/01/2012	Refinance	The Related Companies, L.P.; Board of the State Teachers Retirement System of Ohio
Loan		Puerto Rico Retail Portfolio	Tank Permit Reserve			Acquisition	Community Reinvestment Partners II LP
Property		Plaza Los Prados		12/22/2011	12/22/2011
Property		Juncos Plaza		12/22/2011	12/22/2011
Property		Manati Centro Plaza		12/22/2011	12/22/2011
Property		University Plaza		12/22/2011	12/22/2011
Loan		Hartman Portfolio				Refinance	Allen R. Hartman; Hartman Income REIT, Inc.
Property		Westheimer Central Plaza		06/29/2011	06/29/2011
Property		The Preserve		06/29/2011	06/29/2011
Property		North Central Plaza		06/29/2011	06/29/2011
Property		Walzem Plaza		06/29/2011	06/29/2011
Property		3100 Timmons Lane		06/29/2011	06/29/2011
Property		One Mason Plaza		06/29/2011	06/29/2011
Property		Northbelt Atrium I		06/29/2011	06/29/2011
Property		Park Central		06/29/2011	06/29/2011
Property		Northbelt Atrium II		06/29/2011	06/29/2011
Property		11811 North Freeway		06/29/2011	06/29/2011
Property		Tower Pavilion		06/29/2011	06/29/2011
Property		Central Park Business Center		06/29/2011	06/29/2011
Loan		180 Peachtree Street	Ground Rent Reserve (1/12 of the aggregate Ground Rent, Currently $4,792); Common Charges Reserve (Springing)	11/01/2011	10/31/2011	Acquisition	Carter/Validus Operating Partnership, LP
Loan		Hampshire Multifamily Portfolio				Refinance	Tomas Rosenthal; Henri Schmidt; The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996; The TR Family Trust, U/T/A Dated December 26, 1995
Property		Westlake Apartments		10/03/2011	10/03/2011
Property		Woods Edge Apartments		10/03/2011	10/03/2011
Property		Wind Drift Apartments		10/03/2011	10/03/2011
Property		Riverwood Apartments		10/03/2011	10/03/2011
Property		Spyglass Apartments		10/03/2011	10/03/2011
Property		Villa Nova Apartments		10/03/2011	10/03/2011
Loan		Alamance Crossing		05/09/2011	05/09/2011	Refinance	CBL & Associates Properties, Inc.
Loan		Brea Plaza Shopping Center	Tenant Specific Reserves ($1,299,175); Free Rent Holdback Reserve (Upfront: $300,429); Build Out Reserve (Upfront: $1,099,351); Loftus Channel Completion Reserve (Upfront: $60,000)	12/12/2011	12/12/2011	Refinance	BOSC Realty Advisors LLC
Loan		Rio Apartments	Security Deposit Reserve (Upfront: $264,797); Debt Service Reserve (Upfront: $116,933)	11/17/2011	11/16/2011	Refinance	Belinda Meruelo
Loan		Treetop Apartments	Security Deposit Reserve (Upfront: $220,573); Debt Service Reserve (Upfront: $101,131)	11/17/2011	11/16/2011	Refinance	Belinda Meruelo
Loan		Piatt Place	Phoenix Reserve	12/15/2011	12/12/2011	Refinance	Millcraft Investments, Inc.; Kathleen S. Piatt Marital Trust; Jack B. Piatt Family Trust No. 2; Lucas B. Piatt; Piatt Place NMTC Lender, LLC
Loan		Susquehanna Valley Mall	Accretive Lease Reserve	10/13/2011	10/13/2011	Refinance	Alma O. Cohen; Edwin Lakin; Albert Boscov; Mid-Island Properties, Inc.
Loan		Vernola Marketplace		06/28/2011	06/28/2011	Refinance	Vestar Development Co.; Rockwood V REIT, Inc.; Equity One, Inc.
Loan		GRM Portfolio				Refinance	Moishe Mana
Property		10310 Harwin Drive		11/22/2011	11/22/2011
Property		Chicago Building		11/22/2011	11/21/2011
Loan		Evergreen Portfolio	Environmental Reserves			Refinance	Ross H. Partrich
Property		Yorktowne MHP		11/11/2011	11/11/2011
Property		Pondarosa MHP		11/11/2011	11/11/2011
Property		Vance MHP		11/11/2011	11/11/2011
Loan		Healdsburg Hotel	Seasonality Reserve (Upfront: $250,000; Monthly: Excess Cash Flow)	06/07/2011	04/21/2011	Refinance	Merritt Sher; Pamela Sher
Loan		Montebello Town Square		01/09/2012	01/09/2012	Refinance	Kimco Income Operating Partnership, L.P.
Loan		Plaza del Sol		12/14/2011	12/14/2011	Refinance	Herbert L. Levine; Elliott Aintabi
Loan		Holiday Village		10/26/2011	11/11/2011	Refinance	Ross H. Partrich
Loan		Bear Creek Plaza		11/11/2011	11/15/2011	Refinance	Flamey Damian; Egla Damian
Loan		BB&T Headquarters Building		11/06/2011	11/07/2011	Acquisition	Inland Private Capital Corporation
Loan		Rancho Penasquitos Towne Center I		07/12/2011	07/11/2011	Refinance	KUBS Income Fund I, L.P.
Loan		Johnstown Galleria - Ground Lease		NAP	NAP	Acquisition	Richard Ader; David Ledy; David Silvers; Jack Genende; Warren Schwartz
Loan		Rancho Penasquitos Towne Center II		07/12/2011	07/12/2011	Refinance	KUBS Income Fund I, L.P.
Loan		Southwood Manor MHC	Environmental Reserve (Upfront: $280,750); Lease Settlement Reserve (Upfront: $87,500)	06/02/2011	06/03/2011	Refinance	Richard M. Nodel; Ronald K. Weiss
Loan		BJ's Wholesale Pittsfield		01/10/2012	01/10/2012	Acquisition	Ladder Capital Finance Holdings LLC
Loan		Penland Park MHC	Environmental Reserve	06/02/2011	06/03/2011	Refinance	Richard M. Nodel; Ronald K. Weiss
Loan		Eagle Crest MHC		11/11/2011	11/11/2011	Refinance	Ross H. Partrich
Loan		Fingerlakes Crossing Shopping Center	MRI Rent Reserve	05/24/2011	05/23/2011	Refinance	Cameron Group & IGB Group of Germany
Loan		Hickory Glen Apartments	Clearing Account Reserve (Upfront: $98,049); Debt Service Reserve (Upfront: $51,951); Radon Remediation Reserve (Upfront: $35,000)	12/14/2011	12/15/2011	Refinance	Everest SIR 2 Properties, LP
Loan		Comfort Inn JFK At Ozone Park	Seasonal Working Capital Reserve (Upfront $60,000; $10,000 Monthly, each month from April through September if balance falls below $60,000; Cap: $60,000)	12/13/2011	12/14/2011	Refinance	Riverbrook Holdings LLC; Superior Redding Hotel LLC
Loan		Staybridge Suites SeaWorld		05/31/2011	05/27/2011	Refinance	Anand Bhakta; Sanmukh Patel; Babubhai Patel; Kishor Patel; Jagdish Bhakta; Rajesh Bhakta; Dinesh Bhakta
Loan		Boulevard Estates MHC		11/11/2011	11/11/2011	Refinance	Ross H. Partrich
Loan		Northcross & Victoria	Gold's Gym Rent Reserve (Upfront: $71,939); Prepaid Rent Reserve ($140,000 on or before 6/1/2018); Specific Tenant Rollover Reserves (Springing)	12/12/2011	12/09/2011	Refinance/Acquisition	VN Shopping Center, Inc.
Loan		Hampton Inn & Suites	PIP Reserve (Upfront: $600,000); Operating Reserve (Upfront: $150,000)	11/16/2011	11/16/2011	Acquisition	Mercury Investment Co. VII
Loan		Westchester I Office		12/07/2011	12/07/2011	Refinance	Robert Hargett; Kevin T. McFadden; W. Vernon McClure, Jr.
Loan		Marina Towers		06/17/2011	06/20/2011	Refinance	Christian C. Romandetti
Loan		Spalding Building	Specific Tenant Rollover Reserves (Springing)	08/24/2011	08/24/2011	Refinance	John F. Swift; Manchester Capital Management, LLC
Loan		Addison Place North	Wish Apparel Tenant Free Rent Reserve (Upfront: $13,130); Wish Apparel TI/LC Reserve (Upfront: $12,539)	06/10/2011	06/08/2011	Refinance	Richard F. Caster
Loan		Hotel Provincial		07/08/2011	07/11/2011	Refinance	Bryan V. Dupepe, Sr.; Verna Dupepe Devlin; Bryan V. Dupepe Jr.
Loan		Alrig Portfolio	Free Rent Reserve			Refinance	Gabriel Schuchman; Ehud Rieger
Property		Bloomfield Office Pavilion		12/12/2011	12/12/2011
Property		Willow Office Center		12/12/2011	12/12/2011
Property		Cady Office Centre		12/13/2011	12/12/2011
Loan		Wood Forest Apartments		07/07/2011	07/06/2011	Refinance	Ralph Yaney; Lucile Yaney; Larisa Storozhenko
Loan		Fox Hunt Apartments		07/19/2011	07/19/2011	Refinance	Matthew B. Lester

Property Flag	ID	Property Name	Guarantor
Loan		Square One Mall	Mayflower Realty LLC
Loan		Union Square Retail	The Related Companies, L.P.
Loan		Puerto Rico Retail Portfolio	Community Reinvestment Partners II LP
Property		Plaza Los Prados
Property		Juncos Plaza
Property		Manati Centro Plaza
Property		University Plaza
Loan		Hartman Portfolio	Allen R. Hartman; Hartman Income REIT, Inc.
Property		Westheimer Central Plaza
Property		The Preserve
Property		North Central Plaza
Property		Walzem Plaza
Property		3100 Timmons Lane
Property		One Mason Plaza
Property		Northbelt Atrium I
Property		Park Central
Property		Northbelt Atrium II
Property		11811 North Freeway
Property		Tower Pavilion
Property		Central Park Business Center
Loan		180 Peachtree Street	Carter/Validus Operating Partnership, LP
Loan		Hampshire Multifamily Portfolio	Tomas Rosenthal; Henri Schmidt; The JR Family Credit Shelter Trust, U/T/A Dated January 3, 1996; The TR Family Trust, U/T/A Dated December 26, 1995
Property		Westlake Apartments
Property		Woods Edge Apartments
Property		Wind Drift Apartments
Property		Riverwood Apartments
Property		Spyglass Apartments
Property		Villa Nova Apartments
Loan		Alamance Crossing	CBL & Associates Properties, Inc.
Loan		Brea Plaza Shopping Center	Najwa Nadhir; Nedal Denha; Ronald Shunia
Loan		Rio Apartments	Belinda Meruelo
Loan		Treetop Apartments	Belinda Meruelo
Loan		Piatt Place	Millcraft Investments, Inc.; Kathleen S. Piatt Marital Trust; Jack B. Piatt Family Trust No. 2; Lucas B. Piatt; Piatt Place NMTC Lender, LLC
Loan		Susquehanna Valley Mall	Alma O. Cohen; Edwin Lakin; Albert Boscov; Mid-Island Properties, Inc.
Loan		Vernola Marketplace	Vestar Development Co.; Rockwood V REIT, Inc.; Equity One, Inc.
Loan		GRM Portfolio	Moishe Mana
Property		10310 Harwin Drive
Property		Chicago Building
Loan		Evergreen Portfolio	Ross H. Partrich
Property		Yorktowne MHP
Property		Pondarosa MHP
Property		Vance MHP
Loan		Healdsburg Hotel	Merritt Sher; Pamela Sher
Loan		Montebello Town Square	Kimco Income Operating Partnership, L.P.
Loan		Plaza del Sol	Herbert L. Levine; Elliott Aintabi
Loan		Holiday Village	Ross H. Partrich
Loan		Bear Creek Plaza	Flamey Damian; Egla Damian
Loan		BB&T Headquarters Building	Winston-Salem Leaseco, L.L.C.; Inland Private Capital Corporation
Loan		Rancho Penasquitos Towne Center I	KUBS Income Fund I, L.P.
Loan		Johnstown Galleria - Ground Lease	Richard Ader; David Ledy; David Silvers; Jack Genende; Warren Schwartz
Loan		Rancho Penasquitos Towne Center II	KUBS Income Fund I, L.P.
Loan		Southwood Manor MHC	Richard M. Nodel; Ronald K. Weiss
Loan		BJ's Wholesale Pittsfield	NAP
Loan		Penland Park MHC	Richard M. Nodel; Ronald K. Weiss
Loan		Eagle Crest MHC	Ross H. Partrich
Loan		Fingerlakes Crossing Shopping Center	Joseph J. Goethe; Eric M. Alderman; Thomas J. Valenti; Lawrence Alder; Frederick R. Burrows, Jr.; Kevin Eldred; Joel C. Ramey
Loan		Hickory Glen Apartments	Everest SIR 2 Properties, LP
Loan		Comfort Inn JFK At Ozone Park	Steven G. Mendel; Kuldip Singh
Loan		Staybridge Suites SeaWorld	Anand Bhakta; Sanmukh Patel; Babubhai Patel; Kishor Patel; Jagdish Bhakta; Rajesh Bhakta; Dinesh Bhakta
Loan		Boulevard Estates MHC	Ross H. Partrich
Loan		Northcross & Victoria	Alan S. Mann; Nelson S. Billups
Loan		Hampton Inn & Suites	Abbot G. Apter; Maureen A. Spanier; Karen M. Stelmak
Loan		Westchester I Office	Robert Hargett; Kevin T. McFadden; W. Vernon McClure, Jr.
Loan		Marina Towers	Christian C. Romandetti
Loan		Spalding Building	John F. Swift
Loan		Addison Place North	Richard F. Caster
Loan		Hotel Provincial	Bryan V. Dupepe, Sr.; Verna Dupepe Devlin; Bryan V. Dupepe Jr.
Loan		Alrig Portfolio	Gabriel Schuchman; Ehud Rieger
Property		Bloomfield Office Pavilion
Property		Willow Office Center
Property		Cady Office Centre
Loan		Wood Forest Apartments	Ralph Yaney; Lucile Yaney; Larisa Storozhenko
Loan		Fox Hunt Apartments	Matthew B. Lester